================================================================================

                             AMENDED AND RESTATED

                               CREDIT AGREEMENT

                                     among

                             AUTOTOTE CORPORATION,


                            AUTOTOTE SYSTEMS, INC.,


                                VARIOUS BANKS,

                                      and

                            BANKERS TRUST COMPANY,
                                   as AGENT

                      __________________________________

                         Dated as of October 31, 1991

                                      and

                  Amended and Restated as of October 30, 1992

                                      and

                    Amended and Restated as of June 4, 1993

                                      and

                   Amended and Restated as of April 28, 1994

                                  and further

                  Amended and Restated as of January 26, 1996

                      __________________________________

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
SECTION 1.  Amount and Terms of Credit.....................................   1
     1.01  The Commitments.................................................   1
     1.02  Minimum Amount of Each Borrowing................................   4
     1.03  Notice of Borrowing.............................................   5
     1.04  Disbursement of Funds...........................................   6
     1.05  Notes...........................................................   6
     1.06  Conversions.....................................................   8
     1.07  Pro Rata Borrowings.............................................   8
     1.08  Interest........................................................   9
     1.09  Interest Periods................................................  10
     1.10  Increased Costs, Illegality, etc................................  11
     1.11  Compensation....................................................  13
     1.12  Change of Lending Office........................................  13
     1.13  Replacement of Banks............................................  14

SECTION 2.  Letters of Credit..............................................  15
     2.01  Letters of Credit...............................................  15
     2.02  Minimum Stated Amount...........................................  17
     2.03  Letter of Credit Requests.......................................  17
     2.04  Letter of Credit Participations.................................  18
     2.05  Agreement to Repay Letter of Credit Drawings....................  20
     2.06  Increased Costs.................................................  21

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment..........  22
     3.01  Fees............................................................  22
     3.02  Voluntary Termination of Unutilized Commitments.................  23
     3.03  Mandatory Reduction of Commitments..............................  24

SECTION 4.  Prepayments; Payments; Taxes...................................  24
     4.01  Voluntary Prepayments...........................................  24
     4.02  Mandatory Repayments............................................  26
     4.03  Method and Place of Payment.....................................  30
     4.04  Net Payments....................................................  31

SECTION 5.  Conditions Precedent to the Restatement Effective Date and
               Credit Events on the Restatement Effective Date.............  33
     5.01  Execution of Agreement; Notes...................................  33
     5.02  Fees, etc.......................................................  33

                                      (i)

     5.03  Opinions of Counsel.............................................  33
     5.04  Corporate Documents; Proceedings; etc...........................  33
     5.05  Subsidiaries Guaranty...........................................  34
     5.06  Pledge Agreement................................................  34
     5.07  Security Agreement..............................................  34
     5.08  Mortgage Amendments.............................................  35
     5.09  Adverse Change, etc.............................................  35
     5.10  Litigation......................................................  35
     5.11  Insurance.......................................................  35
     5.12  Tax Sharing Agreement...........................................  36
     5.13  Solvency Certificate............................................  36

SECTION 6.  Conditions Precedent to the Restatement Effective
               Date and to All Credit Events...............................  36
     6.01  No Default; Representations and Warranties......................  36
     6.02  Notice of Borrowing; Letter of Credit Request...................  36

SECTION 7.  Representations, Warranties and Agreements.....................  37
     7.01  Corporate Status................................................  37
     7.02  Corporate Power and Authority...................................  38
     7.03  No Violation....................................................  38
     7.04  Governmental Approvals..........................................  38
     7.05  Financial Statements; Financial Condition; Undisclosed
               Liabilities; Projections; etc...............................  38
     7.06  Litigation......................................................  40
     7.07  True and Complete Disclosure....................................  40
     7.08  Use of Proceeds; Margin Regulations.............................  40
     7.09  Tax Returns and Payments........................................  40
     7.10  Compliance with ERISA...........................................  41
     7.11  The Security Documents..........................................  42
     7.12  Properties......................................................  43
     7.13  Capitalization..................................................  43
     7.14  Subsidiaries....................................................  44
     7.15  Compliance with Statutes, etc...................................  44
     7.16  Investment Company Act..........................................  44
     7.17  Public Utility Holding Company Act..............................  44
     7.18  Environmental Matters...........................................  44
     7.19  Labor Relations.................................................  45
     7.20  Patents, Licenses, Franchises and Formulas......................  45
     7.21  Indebtedness....................................................  46
     7.22  Subordinated Securities.........................................  46

                                     (ii)

                                                                            Page
                                                                            ----
SECTION 8.  Affirmative Covenants..........................................  46
     8.01  Information Covenants...........................................  46
     8.02  Books, Records and Inspections..................................  51
     8.03  Maintenance of Property; Insurance..............................  51
     8.04  Corporate Franchises............................................  52
     8.05  Compliance with Statutes, etc...................................  53
     8.06  Compliance with Environmental Laws..............................  53
     8.07  ERISA...........................................................  54
     8.08  End of Fiscal Years; Fiscal Quarters............................  55
     8.09  Performance of Obligations......................................  55
     8.10  Payment of Taxes................................................  55
     8.11  Additional Security; Additional Guarantors; Further Assurances;
               etc.........................................................  55
     8.12  Ownership of Subsidiaries.......................................  58
     8.13  Agent for Service of Process....................................  58

SECTION 9.  Negative Covenants.............................................  58
     9.01  Liens...........................................................  59
     9.02  Consolidation, Merger, Purchase or Sale of Assets, etc..........  61
     9.03  Dividends.......................................................  63
     9.04  Leases..........................................................  65
     9.05  Indebtedness....................................................  65
     9.06  Advances, Investments and Loans.................................  66
     9.07  Transactions with Affiliates....................................  70
     9.08  Capital Expenditures............................................  70
     9.09  Consolidated Interest Coverage Ratio............................  71
     9.10  Consolidated Fixed Charge Coverage Ratio........................  71
     9.11  Maximum Leverage Ratio..........................................  72
     9.12  Minimum Consolidated EBITDA.....................................  72
     9.13  Limitation on Modifications of Indebtedness; Modifications of
               Certificate of Incorporation, By-Laws and Certain Other
               Agreements; etc.............................................  73
     9.14  Limitation on Certain Restrictions on Subsidiaries..............  73
     9.15  Limitation on Issuance of Capital Stock.........................  74
     9.16  Business........................................................  74
     9.17  Limitation on Creation of Subsidiaries..........................  75

SECTION 10.  Events of Default.............................................  75
     10.01  Payments.......................................................  75
     10.02  Representations, etc...........................................  75
     10.03  Covenants......................................................  75

                                     (iii)

                                                                           Page
                                                                           ----
     10.04  Default Under Other Agreements.................................  75
     10.05  Bankruptcy, etc................................................  76
     10.06  ERISA..........................................................  76
     10.07  Security Documents.............................................  77
     10.08  Guaranty.......................................................  77
     10.09  Judgments......................................................  77
     10.10  Change of Control..............................................  77

SECTION 11.  Definitions and Accounting Terms..............................  78
     11.01  Defined Terms..................................................  78

SECTION 12.  The Agent..................................................... 107
     12.01  Appointment.................................................... 107
     12.02  Nature of Duties............................................... 107
     12.03  Lack of Reliance on the Agent.................................. 108
     12.04  Certain Rights of the Agent.................................... 108
     12.05  Reliance....................................................... 108
     12.06  Indemnification................................................ 109
     12.07  The Agent in its Individual Capacity........................... 109
     12.08  Holders........................................................ 109
     12.09  Resignation by the Agent....................................... 109

SECTION 13.  Miscellaneous................................................. 110
     13.01  Payment of Expenses, etc....................................... 110
     13.02  Right of Setoff................................................ 111
     13.03  Notices........................................................ 112
     13.04  Benefit of Agreement........................................... 112
     13.05  No Waiver; Remedies Cumulative................................. 115
     13.06  Payments Pro Rata.............................................. 115
     13.07  Calculations; Computations..................................... 116
     13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
               JURY TRIAL.................................................. 117
     13.09  Counterparts................................................... 118
     13.10  Effectiveness.................................................. 118
     13.11  Headings Descriptive........................................... 118
     13.12  Amendment or Waiver; etc....................................... 118
     13.13  Survival....................................................... 120
     13.14  Domicile of Loans.............................................. 120
     13.15  Confidentiality................................................ 120
     13.16  Register....................................................... 121
     13.17  Original Notes................................................. 121

                                     (iv)

                                                                           Page
                                                                           ----
     13.18  Agreement Among Signing Banks.................................. 121
     13.19  Miscellaneous.................................................. 122

SECTION 14.  Holdings Guaranty............................................. 124
     14.01  The Guaranty................................................... 124
     14.02  Bankruptcy..................................................... 124
     14.03  Nature of Liability............................................ 124
     14.04  Independent Obligation......................................... 124
     14.05  Authorization.................................................. 125
     14.06  Reliance....................................................... 126
     14.07  Subordination.................................................. 126
     14.08  Waiver......................................................... 126
     14.09  Nature of Liability............................................ 127

SCHEDULE I     Commitments
SCHEDULE II    Bank Addresses
SCHEDULE III   Existing Letters of Credit
SCHEDULE IV    Undisclosed Liabilities
SCHEDULE V     Tax Matters
SCHEDULE VI    Real Property
SCHEDULE VII   Capitalization
SCHEDULE VIII  Subsidiaries
SCHEDULE IX    Existing Indebtedness
SCHEDULE X     Insurance
SCHEDULE XI    Existing Liens


EXHIBIT A      Notice of Borrowing
EXHIBIT B-1    A Term Note
EXHIBIT B-2    B Term Note
EXHIBIT B-3    Revolving Note
EXHIBIT B-4    Swingline Note
EXHIBIT C      Letter of Credit Request
EXHIBIT D      Section 4.04(b)(ii) Certificate
EXHIBIT E      Warrant Agreement
EXHIBIT F-1    Opinion of Kronish, Lieb, Wiener & Hellman LLP, special
                counsel to Holdings and its Subsidiaries
EXHIBIT F-2    Opinion of Martin E. Schloss, Esq., General Counsel of Holdings
EXHIBIT G      Officers' Certificate
EXHIBIT H      First Amendment to the Subsidiaries Guaranty

                                      (v)

EXHIBIT I      First Amendment to the Pledge Agreement
EXHIBIT J      First Amendment to the Security Agreement
EXHIBIT K      Consent Letter
EXHIBIT L      Intercompany Note
EXHIBIT M      Subordination Provisions
EXHIBIT N      Assignment and Assumption Agreement
EXHIBIT O      Solvency Certificate

                                      (vi)

          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and amended and restated as of April 28, 1994, and further amended and restated as of January 26, 1996, among AUTOTOTE CORPORATION, a Delaware corporation ("Holdings"), AUTOTOTE SYSTEMS, INC., a Delaware corporation (the "Borrower"), the Banks party hereto from time to time, and BANKERS TRUST COMPANY, as Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, Holdings, the Borrower, the Agent and the Banks are parties to a Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and further amended and restated as of April 28, 1994, and as the same has been further amended, modified and supplemented through the Restatement Effective Date (the "Original Credit Agreement"); and

          WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to amend and restate the Original Credit Agreement in the form of this Agreement and make available to the Borrower the respective credit facilities provided for herein;


          NOW, THEREFORE, IT IS AGREED:


          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  The Commitments.
                ---------------

          (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees:

          (A)  that, on the Restatement Effective Date, each Bank's pro rata
                                                                    --- ----
     share of $50,000,000 of Original Revolving A Loans made by such Bank and, in the case of BTCo, $5,000,000 of Original Revolving B Loans made by BTCo, in each case to the Borrower pursuant to the Original Credit Agreement and outstanding on the

     Restatement Effective Date shall constitute a Borrowing of term loans hereunder to the Borrower (as so constituted, the "A Term Loans", and each an "A Term Loan") in an aggregate principal amount for each such Bank as is equal to that amount set forth opposite such Bank's name on Schedule I directly below the column entitled "A Term Loans", provided, that all A
                                                        --------
     Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of A Term Loans of the same Type. Once repaid, A Term Loans may not be reborrowed.

          (B) that, on the Restatement Effective Date, the balance of the Original Revolving B Loans made by BTCo to the Borrower pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date (i.e., those Original Revolving B Loans that have not been constituted as A Term Loans pursuant to clause (A) above) shall constitute a Borrowing of term loans hereunder (as so constituted, the "B Term Loans", and each a "B Term Loan") in an aggregate principal amount for BTCo as is equal to that amount set forth opposite BTCo's name on Schedule I directly below the column entitled "B Term Loans", provided, that all B Term Loans made by all
                                     --------
     Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of B Term Loans of the same Type. Once repaid, B Term Loans may not be reborrowed.

          (C) (x) that, on the Restatement Effective Date, the balance of the Original Revolving A Loans made by such Bank to the Borrower pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date (i.e., those Original Revolving A Loans that have not been constituted
           ----
     as A Term Loans pursuant to clause (A) above) shall constitute a Borrowing of revolving loans hereunder to the Borrower (as so constituted, together with any revolving loans made on or after the Restatement Effective Date pursuant to clause (y) below, the "Revolving Loans", and each a "Revolving Loan"), and (y) to make on and after the Restatement Effective Date and prior to the Final Maturity Date (but after giving effect to the Revolving Loans described in the preceding clause (x)) additional Revolving Loans to the Borrower, all of which Revolving Loans pursuant to this clause (C):

               (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically
                               --------
          provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type;

               (ii) may be repaid and reborrowed in accordance with the provisions hereof;

               (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of
          (x) such Bank's Adjusted Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time; and

               (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

          (b) Subject to and upon the terms and conditions set forth herein, BTCo in its individual capacity agrees to make at any time and from time to time after the Restatement Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans:

           (i)  shall be made and maintained as Base Rate Loans;

          (ii) may be repaid and reborrowed in accordance with the provisions hereof;

         (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Adjusted Total Revolving Loan Commitment on such date); and

          (iv) shall not exceed at any time outstanding the Maximum Swingline Amount.

          (c) On any Business Day, BTCo may, in its sole discretion, give notice to the Banks with Revolving Loan Commitments that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided
                                                                     --------
that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all such Banks pro rata based on each such Bank's
                                          --- ----
Adjusted Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to BTCo to repay BTCo for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists,
(iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or the Adjusted Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from BTCo such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Adjusted Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10); provided, that (x)
                                                           --------
all interest payable on the Swingline Loans shall be for the account of BTCo until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay BTCo interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          1.02  Minimum Amount of Each Borrowing.  The aggregate principal
                --------------------------------
amount of each Borrowing of Loans shall be not less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than five Borrowings of Eurodollar Loans.

          1.03  Notice of Borrowing.  (a)  Whenever the Borrower desires to
                -------------------
incur Revolving Loans hereunder (excluding Revolving Loans incurred pursuant to clause (x) of Section 1.01(a)(C) and Revolving Loans incurred pursuant to a Mandatory Borrowing), an Authorized Representative of the Borrower shall give the Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder; provided, that any such notice shall be deemed to have been given on a certain
--------
day only if given before (i) in the case of Eurodollar Loans, 11:00 A.M. (New York time) on such day or (ii) in the case of Base Rate Loans, 12:00 Noon (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by such Authorized Representative in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), and whether the Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Agent shall promptly give each Bank with a Revolving Loan Commitment notice of each such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b)(i) Whenever the Borrower desires to incur Swingline Loans hereunder, an Authorized Representative of the Borrower shall give BTCo not later than 12:00 Noon (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

          (ii)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(c).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Agent or BTCo, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Agent or BTCo, as the case may be, in good faith to be from an Authorized Representative of the Borrower prior to receipt of written confirmation.

          1.04  Disbursement of Funds.  Not later than 12:00 Noon (New York
                ---------------------
time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(c)), each Bank with a Revolving Loan Commitment will make available its pro rata
                                                                   --- ----
portion of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Agent, and the Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks (prior to 1:00 P.M. on such day, to the extent of funds actually received by the Agent prior to 12:00 Noon on such day). Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

          1.05  Notes.  (a)  The Borrower's obligation to pay the principal of,
                -----
and interest on, the Loans made by each Bank shall be evidenced (i) if A Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each an "A Term Note" and, collectively, the "A Term Notes"), (ii) if B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "B Term Note" and, collectively, the "B Term Notes"), (iii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (iv) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The A Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the outstanding A Term Loans of such Bank on the Restatement Effective Date (and after giving effect thereto) and be payable in the principal amount of the outstanding A Term Loans evidenced thereby from time to time, (iv) mature on the A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The B Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the outstanding B Term Loans of such Bank on the Restatement Effective Date (and after giving effect thereto) and be payable in the principal amount of the outstanding B Term Loans evidenced thereby from time to time, (iv) mature on the B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby from time to time, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to the order of BTCo and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

          1.06  Conversions.  The Borrower shall have the option to convert, on
                -----------
any Business Day occurring after the Restatement Effective Date, all or a portion equal to at least the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan; provided, that (i)
                                                         --------
except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02 and (iv) Swingline Loans may not be converted pursuant to this Section 1.06. Each such conversion shall be effected by an Authorized Representative of the Borrower giving the Agent at its Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans of the respective Tranche being converted.

          1.07  Pro Rata Borrowings.  All Borrowings of Loans (other than
                -------------------
Swingline Loans) under this Agreement shall be incurred from the Banks pro rata
                                                                       --- ----
on the basis of their outstanding A Term Loans, B Term Loans or Revolving Loan Commitments, as the case may be; provided, that all Borrowings of Revolving
                                 --------
Loans made pursuant to a Mandatory Borrowing shall be incurred from the Banks with Revolving Loan Commitments pro rata on the basis of their Adjusted
                                --- ----
Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

          1.08  Interest.  (a)  The Borrower agrees to pay interest in respect
                --------
of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date and (y) on the date of any repayment thereof (on the amount repaid) required pursuant to Section 4.02(a), (ii) in respect of each Eurodollar Loan,
(x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (y) on the date of any repayment or prepayment thereof (on the amount repaid or prepaid), and
(iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. Interest which accrued under the Original Credit Agreement prior to the Restatement Effective Date but which remains unpaid on such date (and which was not required to be paid on or prior to such date in accordance with the terms of the Original Credit Agreement) shall be payable at the times otherwise provided above (but calculated at the respective rates provided in the Original Credit Agreement for periods occurring prior to the Restatement Effective Date) for the interest involved.

          (e) Upon each Interest Determination Date, the Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09  Interest Periods.  At the time it gives any Notice of Borrowing
                ----------------
or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by having an Authorized Representative of the Borrower give the Agent notice thereof, the interest period (each an "Interest Period") to be applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided, that:
                     --------

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

           (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

           (iv) if any Interest Period for any Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, however, that if any
                                                 --------  -------
     Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

           (vi) no Interest Period in respect of any Borrowing of any Tranche of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under the applicable clause of Section 4.02(b) if the aggregate principal amount of such Tranche of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche of Term Loans then outstanding less the aggregate amount of such required repayment; and

          (vii) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs, Illegality, etc.  (a)  In the event that any
                ---------------------------------
Bank shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the Restatement Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

           (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Restatement Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to such Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the Restatement Effective Date affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Restatement Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan; provided, that if more than one Bank is affected at any time, then
           --------
all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time after the Restatement Effective Date any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law)
concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's commitments or obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided, that such Bank's reasonable good faith
                      --------
determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be pay able pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts.

          1.11  Compensation.  The Borrower shall compensate each Bank, upon its
                ------------
written request (which request shall (x) set forth the basis for requesting such compensation and (y) absent manifest error, be final and conclusive and binding upon all the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

          1.12  Change of Lending Office.  Each Bank agrees that on the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such
                                                           --------
designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

          1.13  Replacement of Banks.  (a) If any Bank (x) becomes a Defaulting
                --------------------
Bank or (y) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower shall have the right in accordance with the requirements of Section 13.04(b), if no Default or Event of Default will exist immediately after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be required to be acceptable to the Agent and each Issuing Bank; provided, that:
--------

            (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the entire Revolving Loan Commitment and all outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, (y) each Issuing Bank an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (ii) of Section 1.13(b) had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) BTCo an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (ii) of
     Section 1.13(b) had been made with such Replaced Bank) of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank; and

           (ii) all obligations of the Borrower owing to the Replaced Bank (including all obligations, if any, owing pursuant to Section 1.11, but excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

          (b) Upon the execution of the respective Assignment and Assumption Agreements referred to in the immediately preceding clause (a), the payment of the amounts referred to in the immediately preceding clauses (a)(i) and (a)(ii) and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (i) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank, and (ii) in the case of a replacement of a Defaulting Bank, the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

          SECTION 2.  Letters of Credit.
                      -----------------

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions set forth herein, the Borrower may request that any Issuing Bank issue, at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Borrower or any other Subsidiaries of Holdings, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and
(y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any other Subsidiaries of Holdings, an irrevocable sight commercial letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such commercial letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower or any such other Subsidiary of Holdings. It is hereby acknowledged and agreed that each of the letters of credit which were issued by the respective Issuing Banks under the Original Credit Agreement and which remain outstanding on the Restatement Effective Date (the "Existing Letters of Credit") shall constitute a Letter of Credit for all purposes of this Agreement and shall be deemed issued on the Restatement Effective Date. Each Existing Letter of Credit and the Stated Amount and the expiry date thereof and the beneficiary thereunder is set forth on Schedule III.

          (b) Letters of Credit may be issued at the request of the Borrower in Dollars, Deutsche Marks, French Francs, Canadian Dollars, Dutch Guilders, British

Pounds Sterling, Japanese Yen, Hong Kong Dollars, Korean Won or Mexican Pesos and in any other currencies which are acceptable to the Agent and such Issuing Bank.

          (c) Each Issuing Bank may agree, in its sole discretion, and BTCo hereby agrees, that in the event a requested Letter of Credit is not issued by one of the other Issuing Banks, it will (subject to the terms and conditions contained herein), at any time and from time to time on or after the Restatement Effective Date and prior to the Final Maturity Date (or the 30th day prior to the Final Maturity Date in the case of Trade Letters of Credit), following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness of the Borrower or any other Subsidiaries of Holdings as is permitted to remain outstanding without giving rise to a Default or an Event of Default and (y) in the case of Trade Letters of Credit, in support of sellers of goods as referenced in Section 2.01(a); provided, that the respective Issuing Bank (including BTCo) shall be
         --------
under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the Restatement Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the Restatement Effective Date and which such Issuing Bank in good faith deems material to it; or

           (ii) such Issuing Bank shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.03(b).

          (d) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $25,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and then outstanding and Swingline Loans then outstanding, an amount equal to the Adjusted Total Revolving Loan Commitment at such time, (ii) each Standby Letter of

Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but, except as provided in Section 2.01(e), not beyond the Final Maturity Date) on terms acceptable to the Issuing Bank thereof) and (y) except as provided in Section 2.01(e), the Final Maturity Date and (iii) each Trade Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 180 days after the date of issuance thereof and (y) the date which occurs 30 days prior to the Final Maturity Date.

          (e) Any Standby Letter of Credit may have a termination date which occurs after the Final Maturity Date but not beyond the date which is six months after the Final Maturity Date. In connection with any such Standby Letter of Credit, at least three Business Days' prior to the Final Maturity Date, the Borrower shall have either (x) paid to the Agent at the Payment Office an amount of cash equal to the sum of (1) the Stated Amount of such Standby Letter of Credit plus (2) the amount of all Letter of Credit Fees and Facing Fees that will accrue thereon through and including the termination date of such Standby Letter of Credit, such cash to be held as security for all obligations of the Borrower in respect of such Standby Letter of Credit in a cash collateral account to be established by the Agent or (y) caused a back-up letter of credit to be issued by a commercial bank that is reasonably satisfactory to the Agent and the respective Issuing Bank having a long-term unsecured debt rating of at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody's, with such back-up letter of credit to be in form and substance satisfactory to the Agent and the respective Issuing Bank and in an amount equal to the amounts referred to in the immediately preceding clause (x).

          2.02  Minimum Stated Amount.  The initial Stated Amount of each Letter
                ---------------------
of Credit shall not be less than $100,000, or such lesser amount as is acceptable to the respective Issuing Bank.

          2.03  Letter of Credit Requests.  (a)  Whenever the Borrower desires
                -------------------------
that a Letter of Credit be issued for its account, an Authorized Representative of the Borrower shall give the Agent and the respective Issuing Bank at least five Business Days' (or such shorter period as is acceptable to the respective Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(d). Unless the respective Issuing Bank has received notice from the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(d), then such Issuing Bank shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of, or any amendment to, any Standby Letter of Credit, such Issuing Bank shall promptly notify the Agent and each Bank of such issuance or amendment, which notice shall be accompanied by a copy of the Letter of Credit actually issued or the amendment actually effected.

          2.04  Letter of Credit Participations.  (a)  Immediately upon the
                -------------------------------
issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each other Bank with a Revolving Loan Commitment (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to Section 1.13 or 13.04 or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Adjusted Percentages of the assignor and assignee Bank or of all Banks, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, such Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower, any other Credit Party or any Bank.

          (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars (or, in the case of any unreimbursed payment made pursuant to Section 2.05(a) in a currency other than Dollars, of the Dollar Equivalent of such unreimbursed payment, as determined by BTCo on the date on which such unreimbursed payment was made by such Issuing Bank) and in same day funds. If the Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars (or, in the case of any unreimbursed payment made in a currency other than Dollars of the Dollar Equivalent thereof) such Participant's Adjusted Percentage of the amount of such payment on such Business Day and in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter. The failure of any Participant to make available to such Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Adjusted Percentage of any such payment.

          (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its Adjusted Percentage thereof, in Dollars (or, in the case of any payment received in a currency other than Dollars, of the Dollar Equivalent thereof) and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

          (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

           (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which Holdings or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

          2.05  Agreement to Repay Letter of Credit Drawings.  (a)  The Borrower
                --------------------------------------------
hereby agrees to reimburse the respective Issuing Bank, by making payment to the Agent for the account of such Issuing Bank in Dollars (or, in the case of any payment or disbursement made by such Issuing Bank in a currency other than Dollars, of the Dollar Equivalent of such payment or disbursement as determined by BTCo on the date of such payment or disbursement) and in immediately available funds at the Payment Office, for any payment or disbursement made by it under any Letter of Credit (each such amount, or the Dollar Equivalent thereof as determined by BTCo on the date of payment or disbursement, so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans; provided, however,
                                                            --------  -------
to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Bank shall give the Borrower prompt notice of each Drawing under any Letter of Credit; provided, that the failure to give any such notice shall in no way affect,
--------
impair or diminish the Borrower's obligations hereunder.

          (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Bank with respect to payments or disbursements on Letters of Credit

(each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower or any other Credit Party.

          2.06  Increased Costs.  If at any time after the Restatement Effective
                ---------------
Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally accepted accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon demand to the Borrower by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Agent), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

          SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.
                      -----------------------------------------------------

          3.01  Fees.  (a)  The Borrower agrees to pay to the Agent for
                ----
distribution to each Non-Defaulting Bank with a Revolving Loan Commitment a commitment commission (the "Commitment Commission") for the period from the Restatement Effective Date to and including the Final Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Commission Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based on their respective Adjusted Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable L/C Percentage of the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrower agrees to pay to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued for its account hereunder (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily Stated Amount of such Letter of Credit, provided, that in any event the minimum amount of the Facing Fee payable in any 12 month period for each Letter of Credit shall be $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12 month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment has been terminated and such Letter of Credit has been terminated in accordance with its terms.

          (d) The Borrower agrees to pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the respective Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

          (e) Holdings and the Borrower hereby agree to pay to the Agent for distribution to the Banks (and their respective successors and assigns) a fee in the amount of $1,350,000, which fee shall be due and payable on the earliest of
(i) the date, if any, that the maturity of the Loans is accelerated in accordance with the provisions of Section 10, (ii) June 30, 1996 and (iii) the date upon which Holdings or any of its Subsidiaries receives cash proceeds from the sale of assets and/or the issuance of equity since the effective date of the July 1995 Agreement in an aggregate amount equal to or in excess of $10,000,000 for Holdings and its Subsidiaries on a consolidated basis, and with each Bank to receive its pro rata share of such fee based on such Bank's revolving loan
            --- ----
commitment under the Original Credit Agreement on July 19, 1995. The payment of such fee shall satisfy Holdings' obligations pursuant to the provisions of
Section III(1)(a) of the Waiver, Consent, Agreement and Fifth Amendment, dated as of July 19, 1995, to the Original Credit Agreement (the "July 1995 Agreement").

          (f) The Borrower agrees to pay to the Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Agent.

          (g) Except as otherwise provided in clause (e) of this Section 3.01, Fees which accrued under the Original Credit Agreement prior to the Restatement Effective Date but which remain unpaid on such date (and which were not required to be paid on or prior to such date in accordance with the terms of the Original Credit Agreement) shall be payable at the times otherwise provided above (but calculated at the respective rates provided in the Original Credit Agreement for periods occurring prior to the Restatement Effective Date) for the respective Fees involved.

          3.02  Voluntary Termination of Unutilized Commitments.  (a) Upon at
                -----------------------------------------------
least two Business Days' prior notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $2,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment; provided, that (i)
                                                              --------
each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank and (ii) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of (x) the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction minus (y) such Bank's Adjusted Percentage of the aggregate principal amount of Swingline Loans then outstanding.

          (b) In the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, upon five Business Days' written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) terminate the Revolving Loan Commitment of such Bank so long as (A) all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(v) (at which time Schedule I shall be deemed modified to reflect such changed amounts), (B) such Bank's Adjusted Percentage of any outstanding Letters of Credit are cash collateralized in a manner satisfactory to the Agent and each Issuing Bank concurrently with the effectiveness of such termination and (C) the consents required by Sections 4.01(v) and 13.12(b) in connection with the termination pursuant to this Section 3.02(b) have been obtained, and at such time such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank.

          3.03  Mandatory Reduction of Commitments.  The Total Revolving Loan
                ----------------------------------
Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Final Maturity Date.

          SECTION 4.  Prepayments; Payments; Taxes.
                      ----------------------------

          4.01  Voluntary Prepayments.  The Borrower shall have the right to
                ---------------------
prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

            (i) the Borrower shall give the Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 11:00 A.M. (New York time) on such day) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether A Term Loans, B Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Agent shall promptly transmit to each of the Banks;

           (ii) each prepayment shall be in an aggregate principal amount of at least $500,000 (or $250,000 in the case of Swingline Loans), provided that
                                                                  --------
     if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect;

          (iii) prepayments of Eurodollar Loans made pursuant to this Section 4.01(other than pursuant to clause (v) below) may only be made on the last day of an Interest Period applicable thereto;

        (iv)(A) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the
                                --- ----
     Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(other than pursuant to clause (v) below), such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank,

            (B) each prepayment of Term Loans pursuant to this Section 4.01(other than pursuant to clause (v) below) shall be applied to the A Term Loans and the B Term Loans on a pro rata basis (based on the then
                                          --- ----
     outstanding principal amount of the A Term Loans and the B Term Loans), and

            (C) each prepayment of any Tranche of Term Loans pursuant to this
     Section 4.01 (other than pursuant to clause (v) below) shall reduce the then remaining Scheduled Repayments of such Tranche of Term Loans on a pro
                                                                            ---
     rata basis (based upon the then remaining unpaid principal amount of such
     ----
     Scheduled Repayments of the respective Tranche of Term Loans after giving effect to all prior reductions thereto); and

            (v) in the event of certain refusals by a Bank as provided in
     Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, upon five Business Days' written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank in accordance with said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (v) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment in accordance with Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments), (B) such Bank's Adjusted Percentage of any outstanding Letters of

     Credit are cash collateralized in a manner satisfactory to the Agent and each Issuing Bank concurrently with the effectiveness of such repayment and
     (C) unless the Revolving Loan Commitments terminated, and Loans repaid, pursuant to this clause (v) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments and/or outstanding Loans of existing Banks (which in each case must specifically consent with respect to such increase in respect of itself), then in the case of any action pursuant to this clause (v) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto.

          4.02  Mandatory Repayments.  (a)  (i) On any day on which the sum of
                --------------------
the aggregate outstanding principal amount of the Revolving Loans made by Non-Defaulting Banks, Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Agent.

           (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Borrower shall prepay on such day principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

           (b) (i) In addition to any other mandatory repayments pursuant to this Section 4.02, the Borrower shall be required to repay the principal amount of A Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(h), a "Scheduled A Repayment"):

     Date
     ----
         Amount
         ------
     the last Business Day in January, 1996                             $500,000
     the last Business Day in April, 1996                               $750,000
     the last Business Day in July, 1996                              $1,000,000
     the last Business Day in October, 1996                           $1,750,000

     the last Business Day in January, 1997                           $1,000,000
     the last Business Day in April, 1997                            $15,000,000
     the last Business Day in July, 1997                              $3,000,000
     A Term Loan Maturity Date                                       $32,000,000

           (ii) In addition to any other mandatory repayments pursuant to this
Section 4.02, the Borrower shall be required to repay the principal amount of B Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(h), a "Scheduled B Repayment"):



     Date                                                               Amount
     ----                                                               ------
     the last Business Day in January, 1996                             $500,000
     the last Business Day in April, 1996                               $750,000
     the last Business Day in July, 1996                              $1,000,000
     the last Business Day in October, 1996                           $1,750,000
     B Term Loan Maturity Date                                        $1,000,000

          (c)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Restatement Effective Date upon which Holdings or any of its Subsidiaries receives any proceeds from any incurrence by Holdings or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred under Section 9.05 as said Section is in effect on the Restatement Effective Date), an amount equal to 100% of the cash proceeds of the respective incurrence of Indebtedness (net of underwriting or placement discounts and commissions and other reasonable costs associated therewith) shall be applied as a mandatory repayment of principal of outstanding Term Loans pursuant to Sections 4.02(h) and (i).

          (d)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Restatement Effective Date upon which Holdings or any of its Subsidiaries receives proceeds from any sale of assets (excluding (i) sales of inventory in the ordinary course of business, (ii) sales of equipment and related software to customers of the Borrower or any other Subsidiary of Holdings in the ordinary course of business pursuant to the terms of the respective wagering systems equipment contracts or similar contracts to which such Person is a party, (iii) sales of obsolete or worn out assets in the ordinary course of business pursuant to Section 9.02(i) in an aggregate amount not to exceed $1,000,000 in any fiscal year of Holdings and (iv) sales of assets in the ordinary course of business pursuant to Section 9.02(ii) in an aggregate amount not to exceed $1,000,000 in any fiscal year of Holdings), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Term Loans pursuant to Sections 4.02(h) and (i).

          (e)  In addition to any other mandatory repayments pursuant to this
Section 4.02, within 10 days following each date on or after the Restatement Effective Date upon which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event and any amounts required to be applied (and are applied) to the repayment of any other Indebtedness secured by a prior perfected security interest (to the extent permitted by this Agreement) in the property subject to such Recovery Event) shall be applied as a mandatory repayment of principal of outstanding Term Loans pursuant to Sections 4.02(h) and (i); provided, that so long as no Default or Event of Default then exists, no such
--------
mandatory repayment shall be required to the extent that Holdings or the Borrower has delivered a certificate to the Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within nine months following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (i) if the amount of such proceeds exceeds $5,000,000 (other than as a result of a Recovery Event that has occurred with respect to property located at a racetrack or any other wagering facility, in which case such proceeds shall be applied as provided elsewhere in this Section 4.02(e) without regard to the terms of this sub-clause
(i)), then the principal of outstanding Term Loans shall be repaid as provided above in this Section 4.02(e) by an amount equal to the portion in excess of $5,000,000 and (ii) if all or any portion of such proceeds not required to be applied to repay principal of outstanding Term Loans as provided in the immediately preceding proviso are not so used within nine months after the date of the respective Recovery Event, then the principal of outstanding Term Loans shall be repaid as provided above in this Section 4.02(e) on the date which is the nine month anniversary of the respective Recovery Event in an amount equal to the remaining portion of such proceeds not so used.

          (f) (i) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Restatement Effective Date upon which Holdings or any of its Subsidiaries receives any Section 4.02(f) Equity Proceeds, an amount equal to (A)(x) 50% of the next $10,000,000 of Section 4.02(f) Equity Proceeds received on or after the Restatement Effective Date shall be applied as a mandatory repayment of principal of outstanding Term Loans pursuant to Sections 4.02(h) and (i) and
(y) the remaining 50% of such Section 4.02(f) Equity Proceeds shall be applied as a mandatory prepayment of outstanding Revolving Loans pursuant to Section 4.02(i) (with no corresponding reduction to the Total Revolving Loan Commitment), (B) (x) 30% of the second $10,000,000 of Section 4.02(f) Equity Proceeds received on or after the Restatement Effective Date shall be applied as a mandatory repayment of principal of outstanding Term Loans pursuant to Sections 4.02(h) and (i) and (y) the remaining 70% of such Section 4.02(f) Equity Proceeds shall be applied as a mandatory prepayment of outstanding Revolving Loans pursuant to Section 4.02(i) (with no corresponding reduction to Total Revolving Loan Commitment), and (C) (x) 25% of the Section 4.02(f) Equity Proceeds in excess of the amounts provided for in preceding clauses (A) and (B) shall be applied as a mandatory repayment of principal of outstanding Term Loans pursuant to Sections 4.02(h) and (i) and (y) the remaining 75% of such Section 4.02(f) Equity Proceeds shall be applied as a mandatory prepayment of outstanding Revolving Loans pursuant to Section 4.02(i) (with no corresponding reduction to Total Revolving Loan Commitment).

          (ii)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Restatement Effective Date upon which Holdings receives any cash proceeds from the exercise of any warrants issued to any Bank (or any affiliate thereof) pursuant to the January 1996 Warrant Agreement or the September 1995 Warrant Agreement, an amount equal to 100% of the cash proceeds therefrom (net of any underwriting or placement discounts and commissions and other reasonable costs associated therewith) shall be applied as a mandatory repayment of outstanding Revolving Loans pursuant to Section 4.02(i) (with no corresponding reduction to the Total Revolving Loan Commitment).

          (g)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Payment Date, an amount equal to 75% of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans pursuant to Sections 4.02(h) and (i).

          (h) All mandatory repayments of Term Loans pursuant to Sections 4.02(c), (d), (e), (f)(i) and (g) which are required to be applied in accordance with the provisions of this Sections 4.02(h) shall be applied (1) first, with respect to the first $5,000,000 of such repayments made on or after the Restatement Effective Date, to repay in direct order of maturity the Scheduled Repayments of the respective Tranches of Term Loans (with each such Scheduled Repayment of such Tranche of Term Loans due on a given date to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage) the numerator if which is equal to the amount of the Scheduled Repayment of such Tranche of Term Loans that is due on such date and the denominator of which is equal to the amount of the Scheduled Repayments of both Tranches of Term Loans that are due on such date, (2) second, with respect to the second $5,000,000 of such repayments made on or after the Restatement Effective Date, to repay the Scheduled A Repayment that is due on the last Business Day of April, 1997, and
(3) third, with respect to all such additional repayments made on or after the Restatement Effective Date pursuant to such Sections, to repay principal of the outstanding A Term Loans and B Term Loans pro rata based upon the then remaining
                                          --- ----
principal amounts of the respective Tranches of Term Loans (with each such Tranche of Term Loans to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage) the numerator of which is equal to the then outstanding principal amount of such Tranche of Term Loans and the denominator of which is equal to the then outstanding principal amount of all Term Loans), with such repayments pursuant to this clause (3) to be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans pro rata based upon the then remaining unpaid amounts of
                      --- ----
such Scheduled Repayments of the respective Tranche (after giving effect to all prior reductions thereto).

          (i) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made; provided, that (i) repayments of
                                                --------
Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full, (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into Base Rate Loans, and (iii) except for the differing treatments of Defaulting Banks and Non-Defaulting Banks as expressly provided in
Section 4.02(a), each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among such Tranche of Loans. In the absence
                           --- ----
of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion.

          (j) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans of a respective Tranche shall be repaid in full on the Maturity Date for such Tranche of Loans.

          4.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement or any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04  Net Payments.  (a)  All payments made by the Borrower hereunder
                ------------
or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabil ities with respect thereto (all such non-excluded taxes, levies, imports, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for under this Agreement or under any Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Restatement Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political sub division or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to
Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          SECTION 5.  Conditions Precedent to the Restatement Effective Date and
                      ----------------------------------------------------------
Credit Events on the Restatement Effective Date.  The occurrence of the
-----------------------------------------------
Restatement Effective Date pursuant to Section 13.10 and the obligation of each Bank to convert and/or make Loans, and the obligation of each Issuing Bank to issue Letters of Credit, on the Restatement Effective Date is subject at the time of such Credit Event (except as hereinafter indicated) to the satisfaction of the following conditions:

          5.01  Execution of Agreement; Notes.  On or prior to the Restatement
                -----------------------------
Effective Date (i) this Agreement shall have been executed and delivered in accordance with Section 13.10 and (ii) there shall have been delivered to the Agent for the account of each of the Banks the appropriate A Term Note, B Term Note and Revolving Note executed by the Borrower, and to BTCo the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

          5.02  Fees, etc.  (i) On the Restatement Effective Date, Holdings and
                ----------
the Borrower shall have paid to the Agent and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses, UCC filing fees and title insurance fees) payable to the Agent and the Banks to the extent then due.

          (ii) On or prior to the Restatement Effective Date, Holdings and each Bank that has signed a counterpart of this Agreement (or an affiliate of each such Bank) shall have duly executed and delivered the Warrant Agreement in the form of Exhibit E (the "January 1996 Warrant Agreement"), and Holdings shall have delivered to each such Bank (or the respective affiliate thereof) a Warrant in the form attached to the January 1996 Warrant Agreement appropriately completed for such Bank (or affiliate thereof).

          5.03  Opinions of Counsel.  On the Restatement Effective Date, the
                -------------------
Agent shall have received (i) from Kronish, Lieb, Wiener & Hellman LLP, special counsel to Holdings and its Subsidiaries, an opinion addressed to the Agent and each of the Banks and dated the Restatement Effective Date covering the matters set forth in Exhibit F-1 and such other matters incident to the transactions contemplated herein as the Agent may reasonably request and (ii) from Martin E. Schloss, Esq., General Counsel of Holdings and its Subsidiaries, an opinion addressed to the Agent and each of the Banks and dated the Restatement Effective Date covering the matters set forth in Exhibit F-2 and such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

          5.04  Corporate Documents; Proceedings; etc.  (a)  On the Restatement
                --------------------------------------
Effective Date, the Agent shall have received a certificate, dated the Restatement Effective Date, signed by the Chairman of the Board, the President, any Vice President or the Treasurer of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit G with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agent.

          (b) On the Restatement Effective Date, the Agent shall have received a certificate, dated the Restatement Effective Date, signed by the Chairman of the Board, the President, any Vice President or the Treasurer of Holdings stating that all the conditions in Sections 5.09, 5.10 and 6.01 have been satisfied on such date.

          (c) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agent and the Required Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          5.05  Subsidiaries Guaranty.  On the Restatement Effective Date, each
                ---------------------
Subsidiary Guarantor shall have duly authorized, executed and delivered an amendment to the Subsidiaries Guaranty in the form of Exhibit H, and the Subsidiaries Guaranty, as so amended, shall be in full force and effect.

          5.06  Pledge Agreement.  On the Restatement Effective Date, each
                ----------------
Credit Party shall have duly authorized, executed and delivered an amendment to the Pledge Agreement in the form of Exhibit I and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities, if any, referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers in the case of capital stock constituting Pledged Securities, and the Pledge Agreement, as so amended, shall be in full force and effect.

          5.07  Security Agreement.  On the Restatement Effective Date, each
                ------------------
Credit Party shall have duly authorized, executed and delivered an amendment to the Security Agreement in the form of Exhibit J, together with evidence of the completion of all recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement, and the Security Agreement, as so amended, shall be in full force and effect.

          5.08  Mortgage Amendments.  On the Restatement Effective Date, the
                -------------------
Collateral Agent shall have received fully executed counterparts of amendments, in form and substance satisfactory to the Collateral Agent, to each of the existing Mortgages, together with evidence that counterparts of each such Mortgage amendment have been delivered for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable first priority mortgage lien on the respective Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Creditors.

          5.09  Adverse Change, etc.  (a)  On the Restatement Effective Date,
                --------------------
nothing shall have occurred (and the Banks shall have become aware of no facts, conditions or other information not previously known) which the Agent or the Required Banks shall determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Agent or the Banks, or on the ability of any Credit Party to perform their respective obligations to the Agent and the Banks or which has, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole.

          (b) On or prior to the Restatement Effective Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by this Agreement. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by this Agreement.

          5.10  Litigation.  On the Restatement Effective Date, no litigation by
                ----------
any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection herewith or therewith, or the transactions contemplated hereby, or with respect to any material Indebtedness of Holdings or any of its Subsidiaries, or which the Agent or the Required Banks shall determine could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower, or of Holdings and its Subsidiaries taken as a whole.

          5.11  Insurance.  On or prior to the Restatement Effective Date, there
                ---------
shall have been delivered to the Agent evidence of insurance complying with the requirements of Section 8.03 for the business and properties of Holdings and its Subsidiaries, in scope, form and substance satisfactory to the Agent and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without at least 30 days (or 10 days in the case of nonpayment of premium) prior written notice by the insurer to the Agent.

          5.12  Tax Sharing Agreement.  On or prior to the Restatement Effective
                ---------------------
Date, Holdings shall have delivered to the Agent a true and correct copy of the Tax Sharing Agreement, and the Tax Sharing Agreement shall be in full force and effect.

          5.13  Solvency Certificate.  On the Restatement Effective Date, the
                --------------------
Agent shall have received a certificate from the Chief Financial Officer of Holdings in the form of Exhibit O.


          SECTION 6.  Conditions Precedent to the Restatement Effective Date and
                      ----------------------------------------------------------
to All Credit Events.  The occurrence of the Restatement Effective Date pursuant
--------------------
to Section 13.10 and the obligation of each Bank to maintain and/or make Loans (including Loans made on the Restatement Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(c)), and the obligation of an Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01  No Default; Representations and Warranties.  At the time of each
                ------------------------------------------
such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02  Notice of Borrowing; Letter of Credit Request.  (a)  Prior to
                ---------------------------------------------
the making of each Revolving Loan, the Agent shall have received a Notice of Borrowing required by Section 1.03(a). Prior to the making of each Swingline Loan, BTCo shall have received the notice required by Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

          The occurrence of the Restatement Effective Date and the acceptance of the proceeds or benefits of each Credit Event shall constitute a representation and warranty by

Holdings and the Borrower to the Agent and each of the Banks that all the conditions specified in Section 5 and in this Section 6 and applicable to the Restatement Effective Date and such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Agent at the Notice Office for the account of (and for delivery to) each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be in form and substance reasonably satisfactory to the Banks.

          Notwithstanding anything to the contrary contained above or in Section 13.10, if the Restatement Effective Date does not occur on or prior to January 31, 1996, then it shall not thereafter occur (unless the Agent and the Required Banks agree in writing to an extension of such date), and this Agreement shall cease to be of any further force or effect (except with respect to the indemnification provisions set forth herein which by their terms survive any such termination of this Agreement) and the Original Credit Agreement shall continue to be effective, as the same may have been, or may thereafter be, amended, modified or supplemented from time to time.


          SECTION 7.  Representations, Warranties and Agreements.  In order to
                      ------------------------------------------
induce the Banks to enter into this Agreement and to maintain and/or make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Restatement Effective Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the conversion and/or making of the Loans and issuance of the Letters of Credit, with the occurrence of the Restatement Effective Date and each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Restatement Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.01  Corporate Status.  Each of Holdings and each of its Subsidiaries
                ----------------
(i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole.

          7.02  Corporate Power and Authority.  Each Credit Party has the
                -----------------------------
corporate power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03  No Violation.  Neither the execution, delivery or performance by
                ------------
any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of Holdings, the Borrower or any of their respective Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings, the Borrower or any of their respective Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the charter or other organizational documents of Holdings, the Borrower or any of their respective Subsidiaries.

          7.04  Governmental Approvals.  No order, consent, approval, license,
                ----------------------
authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Restatement Effective
Date), or exemption by, any governmental or public body or authority (including, without limitation, any applicable gaming authority), or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

          7.05  Financial Statements; Financial Condition; Undisclosed
                ------------------------------------------------------
Liabilities; Projections; etc.  (a)  At the time of delivery thereof pursuant to
------------------------------
Section 8.01(l), the consolidated statements of financial condition of Holdings and its Subsidiaries at October 31, 1995 and the related consolidated statements of income and cash flow and changes in shareholders' equity of Holdings and its Subsidiaries for the fiscal year ended on such date, will present fairly the consolidated financial condition of Holdings at the date of such statement of financial condition and the results of the consolidated operations of Holdings for such fiscal year. All such financial statements will have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since October 31, 1995, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole.

          (b) (i) On and as of the Restatement Effective Date, after giving effect to all Indebtedness (including the Loans) being incurred or assumed and Liens created by each of Holdings, the Borrower and their respective Subsidiaries in connection therewith (assuming the full utilization of the Total Revolving Loan Commitment on the Restatement Effective Date), (a) the sum of the assets, at a fair valuation, of each of Holdings and the Borrower (on a stand-alone basis), and of Holdings and its Subsidiaries (on a consolidated basis), will exceed their respective debts; (b) each of Holdings and the Borrower (on a stand-alone basis), and Holdings and its Subsidiaries (on a consolidated basis), have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and
(c) each of Holdings and the Borrower (on a stand-alone basis), and Holdings and its Subsidiaries (on a consolidated basis), will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, un matured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or as set forth on Schedule IV, there were as of the Restatement Effective Date no liabilities or obligations with respect to Holdings, the Borrower or any of their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to Holdings, the Borrower or to Holdings and its Subsidiaries taken as a whole. As of the Restatement Effective Date, neither Holdings nor the Borrower knows of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or set forth on Schedule IV which, either individually or in the aggregate, could be material to Holdings, the Borrower or Holdings and its Subsidiaries taken as a whole.

          (d) On and as of the Restatement Effective Date, the financial projections (the "Projections") previously delivered to the Agent and the Banks have been prepared and based on the underlying accounting principles consistent with the financial statements referred to in Section 7.05(a) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to Holdings to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Restatement Effective Date, Holdings believed that the Projections were reasonable and attainable.

          7.06  Litigation.  There are no actions, suits or proceedings pending
                ----------
or, to the best knowledge of Holdings and the Borrower, threatened (i) with respect to any Credit Document, (ii) with respect to any material Indebtedness of Holdings or any of its Subsidiaries or (iii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole.

          7.07  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) furnished by or on behalf of Holdings, the Borrower or their respective Subsidiaries in writing to the Agent or any Bank (including, without limitation, all in formation contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Holdings, the Borrower or their respective Subsidiaries in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

          7.08  Use of Proceeds; Margin Regulations.  (a)  All proceeds of all
                -----------------------------------
Revolving Loans and Swingline Loans incurred on or after the Restatement Effective Date shall be used for the general corporate and working capital purposes of Holdings and its Subsidiaries.

          (b) No part of the proceeds of any Loan will be used (or has been used) to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          7.09  Tax Returns and Payments.  Each of Holdings, the Borrower and
                ------------------------
each of their respective Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or pursuant to extensions thereof, with the appropriate taxing authority, all Federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Holdings, the Borrower and/or any of their respective Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of Holdings, the Borrower and their respective Subsidiaries for the periods covered thereby. Each of Holdings, the Borrower and each of their respective Subsidiaries have paid all material taxes payable by them as shown on such Returns other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as disclosed in the financial statements referred to in Section 7.05(a) or as set forth on Schedule V, there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of Holdings or the Borrower, threatened by any authority regarding any taxes relating to Holdings, the Borrower or any of their respective Subsidiaries. Except as set forth on Schedule V, as of the Restatement Effective Date, none of Holdings, the Borrower or any of their respective Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings, the Borrower or any of their respective Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings, the Borrower or any of their respective Subsidiaries not to be subject to the normally applicable statute of limitations. None of Holdings, the Borrower or any of their respective Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code.

          7.10  Compliance with ERISA.  Each Plan is in substantial compliance
                ---------------------
with ERISA and the Code; no Reportable Event has occurred with respect to a Plan which could reasonably be expected to result in a material liability of any of Holdings, the Borrower, Holdings and its Subsidiaries taken as a whole or any ERISA Affiliate; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made; none of Holdings, the Borrower, or any of their respective Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted either by the PBGC or, other than pursuant to Section 4041(c) of ERISA, by Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings, the Borrower and their respective Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in
Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of Holdings, the Borrower or any Subsidiary to perform their respective obligations under the Credit Documents to which they are a party.

          7.11  The Security Documents.  (a)  The provisions of the Security
                ----------------------
Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Security Agreement creates a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. Each of the Credit Parties has good and valid title to all Security Agreement Collateral described in the Security Agreement, free and clear of all Liens except those described above in this clause (a).

          (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement.

          (c) At the time of grant thereof and at all times thereafter, the Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and first mortgage Lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third Persons (except that the security interest created in the Mortgaged

Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens).

          7.12  Properties.  The Real Property owned or leased by Holdings or
                ----------
any of its Subsidiaries, in each case as of the Restatement Effective Date, and the nature of the interest therein, is correctly set forth in Schedule VI. Holdings, the Borrower and each of their respective Subsidiaries have good and valid title to all properties owned by them, including all property reflected in the balance sheet of Holdings referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as otherwise permitted by the Original Credit Agreement), free and clear of all Liens, other than (i) as referred to in the balance sheet or in the notes thereto or in the pro forma balance sheet or (ii) Permitted Liens.

          7.13  Capitalization.  (a)  On the Restatement Effective Date and
                --------------
after giving effect to the transactions contemplated hereby, the authorized capital stock of Holdings shall consist of (i) 99,300,000 shares of Holdings Class A Common Stock, $.01 par value per share, of which 30,942,295 shares shall be issued and outstanding, (ii) 700,000 shares of Holdings Class B Common Stock, $.01 par value per share, no shares of which are issued and outstanding and
(iii) 2,000,000 shares of Holdings Preferred Stock, $1.00 par value per share, no shares of which are issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. Except as set forth on Schedule VII, as of the Restatement Effective Date, Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          (b) On the Restatement Effective Date, the authorized capital stock of the Borrower shall consist of (i) 1,900,000 shares of ordinary common stock, $1.00 par value per share, of which 1,081,081 shares shall be issued and outstanding and delivered for pledge pursuant to the Pledge Agreement and (ii) 100,000 shares of deferred common stock, $1.00 par value per share, all of which shall be issued and outstanding and delivered for pledge pursuant to the Pledge Agreement. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the Restatement Effective Date, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or other wise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.14  Subsidiaries.  Holdings has no Subsidiaries other than (i) those
                ------------
Subsidiaries listed on Schedule VIII and (ii) new Subsidiaries created in compliance with Section 9.17.

          7.15  Compliance with Statutes, etc.  Each of Holdings, the Borrower
                ------------------------------
and each of their respective Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole.

          7.16  Investment Company Act.  None of Holdings, the Borrower or any
                ----------------------
of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.17  Public Utility Holding Company Act.  None of Holdings, the
                ----------------------------------
Borrower or any of their respective Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.18  Environmental Matters.  (a)  Holdings, the Borrower and each of
                ---------------------
their respective Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of Holdings and the Borrower after due inquiry, threatened Environmental Claims against Holdings, the Borrower or any of their respective Subsidiaries or any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of Holdings or the Borrower after due inquiry, on any property adjoining or in the vicinity of any such Real Property that, to the best knowledge of Holdings or the Borrower after due inquiry, could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings, the Borrower or any of their respective Subsidiaries or any such Real Property, or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings, the Borrower or any of their respective Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law. There are not now any underground storage tanks located on any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries.

          (c) Notwithstanding anything to the contrary in this Section 7.18, the representations made in this Section 7.18 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole.

          7.19  Labor Relations.  None of Holdings, the Borrower nor any of
                ---------------
their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against any of them,
(ii) no strike, labor dispute, slowdown or stoppage pending against Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against Holdings, the Borrower or any of their respective Subsidiaries and (iii) to the best knowledge of Holdings and the Borrower, no union representation proceeding is pending with respect to the employees of Holdings or the Borrower or any of their respective Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole.

          7.20  Patents, Licenses, Franchises and Formulas.  Each of Holdings,
                ------------------------------------------
the Borrower and their respective Subsidiaries owns all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole.

          7.21  Indebtedness.  Schedule IX sets forth a true and complete list
                ------------
of all Indebtedness for borrowed money, Capitalized Lease Obligations and letters of credit of Holdings, the Borrower and their respective Subsidiaries as of the Restatement Effective Date (excluding the Loans, the Letters of Credit and the Wellington Subordinated Debt, all such non-excluded Indebtedness, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          7.22  Subordinated Securities.  The subordination provisions of the
                -----------------------
Wellington Subordinated Debt are enforceable against Holdings and the holders thereof, and the Loans and all other monetary obligations hereunder (including, without limitation, pursuant to the Holdings Guaranty) are within the definition of "Senior Indebtedness" included in such provisions.


          SECTION 8.  Affirmative Covenants.  Holdings and the Borrower hereby
                      ---------------------
covenant and agree that on and after the Restatement Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit (other than Letters of Credit subject to Section 2.01(e)) have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          8.01  Information Covenants.  Holdings and/or the Borrower will
                ---------------------
furnish to each Bank:

          (a)  Monthly Reports.  Within 30 days after the end of each fiscal
               ---------------
     month of Holdings (other than the last fiscal month of each fiscal year of Holdings), the consolidated and consolidating balance sheets of Holdings and its Consolidated Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows, in each case for such month and for the elapsed portion of the fiscal year ended with the last day of such month, all of which shall be certified by the chief financial officer of Holdings, subject to normal year-end audit adjustments.

          (b)  Quarterly Financial Statements.  Within 45 days after the close
               ------------------------------
     of the first three quarterly accounting periods in each fiscal year of Holdings, (i) the consolidated and consolidating balance sheets of Holdings and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year and the budgeted figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 8.01(e), all of which shall be certified by the chief financial officer of Holdings, subject to normal year-end audit adjustments and (ii) management's discussions and analysis of the important operational and financial developments during such quarterly accounting period.

          (c)  Annual Financial Statements.  (i) Within 60 days after the close
               ---------------------------
     of each fiscal year of Holdings, a draft of the consolidated and consolidating balance sheets of Holdings and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows, in each case for such fiscal year.

          (ii) Within 90 days after the close of each fiscal year of Holdings,
     (I) the consolidated and consolidating balance sheets of Holdings and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified, (x) in the case of the consolidating financial statements, by the chief financial officer of Holdings and (y) in the case of the consolidated financial statements, by KPMG Peat Marwick or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing with respect to the covenants set forth in Sections 9.04, 9.05, 9.06 and 9.08 through 9.12, inclusive, or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and (II) management's discussions and analysis of the important operational and financial developments during such fiscal year.

          (d)  Management Letters.  Promptly after the receipt thereof by
               ------------------
     Holdings, the Borrower or any of their respective Subsidiaries, a copy of any "management letter" received by Holdings, the Borrower or such Subsidiary from its certified public accountants and the management's responses thereto.

          (e)  Budgets.  Prior to the commencement of the first day of each
               -------
     fiscal year of Holdings, a budget in form satisfactory to the Agent (including budgeted statements of income and sources and uses of cash, balance sheets and covenant compliance worksheets on a consolidated basis) prepared by Holdings for (x) each of the four quarters of such fiscal year (prepared in detail) of Holdings and its Subsidiaries (both on a consolidated and consolidating basis), (y) the first year immediately following such fiscal year (prepared in summary form) of Holdings and its Subsidiaries (both on a consolidated and consolidating basis) and (z) each of the second and third years following such fiscal year (prepared in summary form) of Holdings and its Subsidiaries (on a consolidated basis only), in each case accompanied by the statement of the chief financial officer of Holdings to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate for the period covered thereby.

          (f)  Officer's Certificates.  (i) At the time of the delivery of the
               ----------------------
     financial statements provided for in Sections 8.01(b) and (c)(ii), a certificate of the chief financial officer of Holdings to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth (in reasonable detail) the calculations required to establish (x) whether Holdings and the Borrower were in compliance with the provisions of Sections 4.02(d), 4.02(f), 9.03, 9.04, 9.05, 9.06 and 9.08 through 9.12, inclusive, at the end of such fiscal quarter or year, as the case may be, (y) the Interest Reduction Discount, if any, at the end of such fiscal quarter or year, as the case may be, and
     (z) in connection with the financial statements required to be delivered pursuant to Section 8.01(c)(ii), the amount of Excess Cash Flow for the respective Excess Cash Payment Period.

          (ii) At least 5 days prior to the making of any cash interest payment on the Wellington Subordinated Debt, a certificate of the chief financial officer of Holdings to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall also set forth (in reasonable detail) the calculations required to establish whether Holdings and the Borrower were in compliance with the provisions of Section
     9.10 at the end of the fiscal quarter ended immediately prior to the making of such interest payment.

          (g)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
     within three Business Days after an officer of Holdings or the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against Holdings, the Borrower or any of their respective Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of Holdings or any of its Subsidiaries or (z) with respect to any Credit Document.

          (h)  Other Reports and Filings.  Promptly, (i) copies of all financial
               -------------------------
     information, reports and proxy materials which Holdings has mailed to its shareholders generally, (ii) copies of all registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalent) which Holdings, the Borrower or any of their respective Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") and
     (iii) to the extent not otherwise provided to the Banks, copies of all notices, reports and financial statements which Holdings, the Borrower or any of their respective Subsidiaries shall deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

          (i)  Environmental Matters.  Promptly upon, and in any event within
               ---------------------
     ten Business Days after, an officer of Holdings, the Borrower or any of their respective Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole, provided, that in any event
                                                     --------
     Holdings and the Borrower shall deliver to each Bank all notices received by it or any of their respective Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA:

               (i) any pending or threatened Environmental Claim against Holdings, the Borrower or any of their respective Subsidiaries or any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries;

              (ii) any condition or occurrence on or arising from any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries that (a) results in noncompliance by Holdings, the Borrower or any of their respective Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Holdings, the Borrower or any of their respective Subsidiaries or any such Real Property;

             (iii) any condition or occurrence on any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings, the Borrower or any of their respective Subsidiaries of such Real Property under any Environmental Law; and

              (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings', the Borrower's or such Subsidiary's response thereto. In addition, Holdings will provide the Banks with copies of all material communications with any government or governmental agency relating to Environmental Laws, all communications with any Person relating to any Environmental Claim (it being understood that neither Holdings nor the Borrower shall be required to deliver any such communication with its legal advisors or environmental consultants to the extent that Holdings or the Borrower reasonably determine that such disclosure would effectively waive any claim of attorney-client privilege), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Banks.

          (j)  Annual Meetings with Banks.  Within 120 days after the close of
               --------------------------
     each fiscal year of Holdings, Holdings shall hold a meeting with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Holdings and the budgets presented for the current fiscal year of Holdings and its Subsidiaries.

          (k)  Revised Cash Flow Statement.  Until the Required Banks otherwise
               ---------------------------
     agree, a Revised Cash Flow Statement (as defined in the July 1995 Agreement) on each Thursday of each week, with each Revised Cash Flow Statement to indicate the actual sources and uses of cash for the immediately preceding Monday through Friday, the actual Borrowings of Revolving Loans and Swingline Loans during such weekly period, and (for those Revised Cash Flow Statements delivered after the Initial Cash Flow Statement (as defined in the July 1995 Agreement) has been delivered) any revisions to the Initial Cash Flow Statement (including an updated twelve week projected borrowing amount and an updated 12-weekly cash flow schedule), which Revised Cash Flow Statement shall be certified by the chief financial officer, the treasurer or any assistant treasurer of Holdings. As used with respect to each Revised Cash Flow Statement, "updated twelve week" shall refer to each of the 12 weeks following the date of such Revised Cash Flow Statement.

          (l)  Audited Financial Statements.  On or prior to January 31, 1996,
               ----------------------------
     the audited financial statements of Holdings and its Subsidiaries for Holdings' fiscal year ended October 31, 1995, which audited financial statements shall be in the form required to be delivered pursuant to
     Section 8.01(c) of the Original Credit Agreement.

          (m)  Other Information.  From time to time, such other information or
               -----------------
     documents (financial or otherwise) with respect to Holdings, the Borrower or their respective Subsidiaries as any Bank may reasonably request in writing.

          8.02  Books, Records and Inspections.  Holdings and the Borrower will,
                ------------------------------
and will cause each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, during regular business hours and under guidance of officers of Holdings, the Borrower or such Subsidiary, any of the properties of Holdings, the Borrower or such Subsidiary, and to examine the books of account of Holdings, the Borrower or such Subsidiary and discuss the affairs, finances and accounts of Holdings, the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may request.

          8.03  Maintenance of Property; Insurance.  (a)  Schedule X sets forth
                ----------------------------------
a true and complete listing of all insurance maintained by Holdings, the Borrower and their respective Subsidiaries as of the Restatement Effective Date. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, (i) keep all property necessary in its business in good working order and condition, (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried. At any time that insurance at levels described on Schedule X is not being maintained by Holdings, the Borrower or any of their respective

Subsidiaries, Holdings will notify the Banks in writing within three Business Days thereof and, if thereafter notified by the Required Banks to do so, Holdings, the Borrower or any such Subsidiary, as the case may be, shall obtain insurance at such levels at least equal to those set forth on Schedule X to the extent then generally available.

          (b) Holdings and the Borrower will, and will cause their respective Subsidiaries to, at all times keep their respective property insured in favor of the Collateral Agent, and all policies (including mortgage policies, if any) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings, the Borrower or any of their respective Subsidiaries): (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or as an additional insured); (ii) shall state that such insurance policies shall not be cancelled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent; (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors; (iv) shall contain the standard non-contributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage; (v) shall, except in the case of public liability insurance and workers' compensation insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of Holdings, the Borrower or any of their respective Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary,
(C) any foreclosure or other proceeding relating to the insured properties if such coverage is available at commercially reasonable rates or (D) any change in the title to or ownership or possession of the insured properties; and (vi) shall be deposited with the Collateral Agent.

          (c) If Holdings, the Borrower or any of their respective Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if Holdings, the Borrower or any of their respective Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Agent or the Collateral Agent as the case may be, for all costs and expenses of procuring such insurance.

          8.04  Corporate Franchises.  Holdings and the Borrower will, and will
                --------------------
cause each of their respective Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that
                                                       --------  -------
nothing in this Section 8.04 shall prevent (i) sales of assets by Holdings, the Borrower or any of their respective Subsidiaries in accordance with Section 9.02, (ii) the liquidation of any Inactive Subsidiary or
(iii) the withdrawal by Holdings, the Borrower or any of their respective Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole.

          8.05  Compliance with Statutes, etc.  Holdings and the Borrower will,
                ------------------------------
and will cause each of their respective Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole.

          8.06  Compliance with Environmental Laws.  (a)  Holdings and the
                ----------------------------------
Borrower will comply, and will cause each of their respective Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by Holdings, the Borrower or any of their respective Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. None of Holdings, the Borrower nor any of their respective Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, Hazardous Materials on any Real Property now or hereafter owned or operated by Holdings, the Borrower or any of their respective Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials generated, used, treated, stored or Released at any such Real Properties in material compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property.

          (b) At the written request of the Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after the Agent or the Required Banks shall have reasonably determined that either (i) Holdings or any of its Subsidiaries are not in material compliance with any Environmental Law or (ii) Holdings, any of its Subsidiaries, the Agent or the Banks may be subject to any liability or Environmental Claim under any Environmental Law, Holdings will provide, at the Credit Parties' sole cost and expense, an environmental site assessment report concerning any Real Property, prepared by an environmental consulting firm approved by the Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided, that in no event shall such request be made more
                    --------
often than once every two years for any particular Real Property unless either
(i) the Obligations have been declared due and payable pursuant to Section 10 or
(ii) the Banks receive notice under Section 8.01(i) for any event for which notice is required to be delivered for any such Real Property. If Holdings fails to provide the same within 90 days after such request was made, the Agent may order the same, and the Credit Parties shall grant and hereby grant to the Agent and the Banks and their agents access to such Real Property and specifically grants the Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Credit Parties' expense.

          8.07  ERISA.  As soon as possible and, in any event, within 10
                -----
Business Days after Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings or the Borrower will deliver to the Agent a certificate of the chief financial officer of Holdings setting forth details as to such occurrence and the action, if any, that Holdings, the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Borrower, such Subsidiary, the ERISA Affiliate, the PBGC, or a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings have been instituted to terminate or appoint a trustee to administer a Plan; that a contribution required to be made to a Plan has not been timely made; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate could reasonably be expected to incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA or that Holdings, the Borrower or any of their respective Subsidiaries could reasonably be expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). Upon the request of the Agent, Holdings will deliver to the Agent a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Agent pursuant to the first sentence hereof, upon the request of the Agent copies of annual reports and any material notices received by Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate with respect to any Plan shall be delivered to the Agent no later than 10 Business Days after the date such report has been filed with the Internal Revenue Service or such notice has been received by Holdings, the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

          8.08  End of Fiscal Years; Fiscal Quarters.  Holdings will cause (i)
                ------------------------------------
each of its fiscal years to end on October 31, and (ii) each of its fiscal quarters to end on January 31, April 30, July 31 and October 31.

          8.09  Performance of Obligations.  Holdings and the Borrower will, and
                --------------------------
will cause each of their respective Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole.

          8.10  Payment of Taxes.  Holdings and the Borrower will pay and
                ----------------
discharge or cause to be paid and discharged, and will cause each of their respective Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of Holdings, the Borrower or any of their respective Subsidiaries; provided, that none of Holdings, the Borrower or any of their respective
--------
Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

          8.11  Additional Security; Additional Guarantors; Further Assurances;
                ---------------------------------------------------------------
etc.  (a)  Holdings and the Borrower will, and will cause each of their
---
respective North American Subsidiaries to, grant to the Collateral Agent for the benefit of the Secured Creditors, at the request of the Agent or the Required Banks, at any time, a security interest in any Real Property owned or leased by Holdings, the Borrower or any of their respective North American Subsidiaries (each a "Mortgaged Property" and, collectively, the "Mortgaged Properties"); provided, that in connection with any Leasehold of any Credit Party, such Credit
--------
Party shall only be required to grant a security interest therein to the extent that such a grant of a security interest is not prohibited by the applicable lease (and the lessor thereunder has consented thereto if required by such lease), provided that such Credit Party shall use its reasonable efforts to obtain all necessary consents to effectuate a valid and enforceable grant of a security interest to the Collateral Agent, and Holdings and the Borrower shall, and shall cause each of their respective North American Subsidiaries to, take all reasonable actions requested by the Agent or the Required Banks (including, without limitation, the obtaining of opinions of counsel, mortgage policies, title surveys and real estate appraisals satisfying the requirements of all applicable laws) in connection with the granting of such security interest; provided, further, that no Credit Party shall be required to grant a Mortgage on any Real Property to the extent that the terms of any Permitted Lien encumbering such Real Property prohibits the granting of such Mortgage.

          (b)  The security interests required to be granted pursuant to clause
(a) above shall be granted pursuant to mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust, in each case satisfactory in form and substance to the Agent and the Required Banks (each a "Mortgage" and, collectively, the "Mortgages"), which Mortgages shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by
Section 9.01. The Mortgages and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the Secured Creditors, required to be granted pursuant to the Mortgages and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of the Mortgages, Holdings shall cause to be delivered to the Collateral Agent such opinions of counsel, mortgage policies, title surveys, real estate appraisals and other related documents as may be reasonably requested by the Agent or the Required Banks to assure themselves that this Section 8.11(b) has been complied with.

          (c) Holdings and the Borrower agree to cause each North American Subsidiary established or created in accordance with Section 9.17 to execute and deliver a counterpart to the Subsidiaries Guaranty and thereby becoming a Subsidiary Guarantor party thereto.

          (d) Holdings and the Borrower agree to pledge, and cause each of their respective North American Subsidiaries to pledge, all of the capital stock of each new Subsidiary (or 65% of the total combined voting power of all classes of capital stock of any new Non-North American Subsidiary) established or created by such Credit Party in accordance with Section 9.17 to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement.

          (e) Holdings and the Borrower will cause each North American Subsidiary established or created in accordance with Section 9.17 to grant to the Collateral Agent for the benefit of the Secured Creditors a first priority Lien on all other property (tangible and intangible) of such North American Subsidiary upon terms similar to those set forth in the

Security Agreement as appropriate, and satisfactory in form and substance to the Agent and Required Banks.

          (f) If following a change in the relevant sections of the Code, the regulations and rules promulgated thereunder and any rulings issued thereunder and at the request of the Agent or the Required Banks, counsel for Holdings reasonably acceptable to the Agent does not within 30 days after such request deliver a written opinion, in form and substance reasonably satisfactory to the Agent or the Required Banks, as the case may be, with respect to any Foreign Subsidiary that (i) a pledge (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (y) of any promissory note issued by such Foreign Subsidiary to any Credit Party or (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in either case would cause the earnings of such Foreign Subsidiary to be treated as a deemed dividend to such Foreign Subsidiary's United States parent, then in the case of a failure to deliver the opinion described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed) and in the case of a failure to deliver the opinion described in clause (ii) above, such Foreign Subsidiary shall execute and deliver a guaranty and security agreement and mortgage in respect of the Obligations substantially in the form of the Subsidiaries Guaranty, the Security Agreement and a Mortgage meeting the requirements of
Section 8.11(b) (in each case as modified to reflect the requirements of local law).

          (g)  The security interests required to be granted pursuant to this
Section 8.11 shall be granted pursuant to security documentation (which shall be substantially similar to the Security Documents already executed and delivered by Holdings or its Subsidiaries, as applicable) or otherwise satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by Section 9.01. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Credit Parties.

          (h) Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, at their expense, make, execute, endorse, acknowledge, file and/ or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8.11. Furthermore, Holdings and the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance, appraisals and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

          (i) Holdings and the Borrower agree that each action required above by this Section 8.11 shall be at their sole expense and shall be completed as soon as possible, but in no event later than 90 days after such action is requested to be taken by the Agent or the Required Banks, provided that Holdings and the Borrower further agree that each action required by clauses (c), (d) or
(e) of this Section 8.11 with respect to any newly created or acquired Subsidiary shall be completed within 10 days after the creation or acquisition of such new Subsidiary.

          8.12  Ownership of Subsidiaries.  Holdings will at all times own 100%
                -------------------------
of the outstanding capital stock of Newark. Newark will at all times own 100% of the outstanding capital stock of the Borrower. Except (i) to the extent otherwise expressly consented in writing by the Required Banks, (ii) as permitted by Section 9.06(xv) or (iii) as set forth on Schedule VIII, Holdings shall own directly or indirectly 100% of the capital stock of each of its Subsidiaries.

          8.13  Agent for Service of Process.  Holdings hereby irrevocably
                ----------------------------
accepts its appointment as agent for the Borrower and each other Credit Party as set forth in Section 13.08 of this Agreement and Section 14 of the Subsidiaries Guaranty and agrees that it (i) shall inform the Agent promptly in writing of any change of its address in the State of New York, (ii) shall notify the Agent of any termination of any of the agency relationships created by Section 13.08 of this Agreement and Section 14 of the Subsidiaries Guaranty and (iii) shall perform its obligations as such agent in accordance with the provisions of
Section 13.08 of this Agreement and Section 14 of the Subsidiaries Guaranty. Holdings, as process agent, and its successor or successors agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations under Section 13.08 of this Agreement or Section 14 of the Subsidiaries Guaranty. Holdings agrees that it will maintain an office in New York City, New York until such time as the Borrower and each other Credit Party shall have entered into a letter agreement in the form of Exhibit K appointing another agent for service of process in the State of New York, which agent shall be acceptable to the Agent.


          SECTION 9.  Negative Covenants.  Holdings and the Borrower hereby
                      ------------------
covenant and agree that on and after the Restatement Effective Date and until the Total

Revolving Loan Commitment and all Letters of Credit (other than Letters of Credit subject to Section 2.01(e)) have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          9.01  Liens.  Holdings will not, and will not permit any of its
                -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible)
of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided, that the provisions of this Section 9.01
                             --------
shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

            (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable);

           (ii) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of Holdings' or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of Holdings or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto described, in Schedule XI, but only to the respective date, if any, set forth in such Schedule XI for the removal and termination of any such Liens, without giving effect to any renewals and extensions thereof except in connection with any refinancing or renewal of any Existing Indebtedness secured by such Liens as permitted by Section 9.05(ii) so long as any such renewals or extensions do not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

           (iv) Permitted Encumbrances;

            (v) Liens created pursuant to the Security Documents;

           (vi) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

          (vii) Liens upon assets subject to Capitalized Lease Obligations to the extent permitted by Section 9.05(vi), provided, that (x) such Liens
                                               --------
     only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of Holdings or any Subsidiary of Holdings;

         (viii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any other Subsidiary of Holdings at the time of acquisition thereof by the Borrower or any such other Subsidiary or within 60 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided, that (x) the
                                                         --------
     aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed $5,000,000 and
     (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower, such other Subsidiary or Holdings;

           (ix) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

            (x) Liens arising from precautionary UCC financing statement filings regarding operating leases permitted under Section 9.04;

           (xi) Liens arising out of judgments or awards in respect of which Holdings or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $250,000 at any time outstanding;

          (xii) statutory and contractual landlords' liens under leases to which Holdings or any of its Subsidiaries is a party;

         (xiii) deposits made in the ordinary course of business (including, without limitation, surety bonds, performance bonds and appeal bonds) to secure the performance of tenders, statutory obligations (other than excise taxes), bids, leases, contracts (other than repayment of Indebtedness) and other similar obligations, provided that the aggregate amount of cash and the value of non-cash collateral so deposited shall at no time exceed $2,000,000, which amount may be increased to $5,000,000 if at the time such additional deposits are required, the total Letter of Credit Outstanding equals $25,000,000;

          (xiv) Liens created by the Borrower or another Subsidiary of Holdings to secure the Borrower's or such other Subsidiary's respective obligations under performance or surety bonds issued to support such Person's obligations under a specific wagering systems equipment contract or similar contract so long as the only asset subject to such Liens is the Borrower's or such other Subsidiary's rights and obligations under the specific contract to which such performance or surety bond relates;

           (xv) Liens securing the Borrower's obligations in respect of the Permitted CTOTB Debt, provided that (x) such Indebtedness is permitted to
                           --------
     be incurred pursuant to Section 9.05(x), (y) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (xv) shall not at any time exceed the amount permitted by such
     Section 9.05(x) and (z) in all events, the Liens securing such Indebtedness shall encumber only the Real Property on which the Borrower's New Haven Teletrack and/or Bradley Teletheatre is situated; and

          (xvi) Liens not otherwise permitted pursuant to this Section 9.01 so long as (x) such Liens do not secure Indebtedness for borrowed money and
     (y) the value of the property subject to such Liens does not exceed $1,500,000 in the aggregate at any time outstanding.

          9.02  Consolidation, Merger, Purchase or Sale of Assets, etc. Holdings
                -------------------------------------------------------
will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any Person, except that:

            (i) each of the Borrower and the other Subsidiaries of Holdings may in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business, provided that (x) the aggregate Net Sale Proceeds of all assets subject to such sales or other dispositions pursuant to this clause (i) shall not exceed $2,500,000 in any fiscal year of Holdings and (y) no single asset having Net Sale Proceeds greater than $500,000 shall be sold or disposed of pursuant to this clause (i) without the prior written consent of the Required Banks;

           (ii) each of the Borrower and the other Subsidiaries of Holdings may sell, lease or otherwise dispose of materials, equipment and other assets in the ordinary course of business, provided that the aggregate Net Sale Proceeds of all assets subject to sales or other dispositions pursuant to this clause (ii) shall not exceed $1,000,000 in any fiscal year of Holdings;

          (iii) investments may be made to the extent permitted by Section 9.06;

           (iv) each of Holdings and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business to the extent permitted by Section 9.04 (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.05(vi));

            (v) each of the Borrower and the other Subsidiaries of Holdings may
     (x) make sales of inventory in the ordinary course of business and (y) in addition to the sales permitted under Section 9.02(ii), make sales of equipment and related software to its customers in the ordinary course of business pursuant to the specific wagering systems equipment contracts or similar contracts to which such Person is a party;

           (vi) Capital Expenditures by the Borrower and the other Subsidiaries of Holdings shall be permitted to the extent not in violation of Section 9.08;

          (vii) with the prior written consent of the Required Banks, each of Holdings and its Subsidiaries may acquire the assets constituting all or any part of the business of any Person or the capital stock of any Person (including any such acquisition by way of merger or consolidation); and

         (viii) Holdings and its Subsidiaries may liquidate any Inactive Subsidiary or merge any Inactive Subsidiary with and into another Subsidiary of Holdings so long as such other Subsidiary is the surviving corporation of such merger.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          9.03  Dividends.  Holdings will not, and will not permit any of its
                ---------
Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

            (i) any Wholly-Owned Subsidiary of the Borrower may pay Dividends to the Borrower or any other Wholly-Owned Subsidiary of the Borrower;

           (ii) any Wholly-Owned Subsidiary of Holdings (other than the Borrower and its Subsidiaries) may pay Dividends to any other Wholly-Owned Subsidiary of Holdings;

          (iii) the Borrower may pay cash Dividends to Newark (which will in turn immediately utilize the full amount of such Dividends to pay cash Dividends to Holdings), and any other direct Wholly-Owned Subsidiary of Holdings may pay cash Dividends to Holdings, in each case for the purpose of paying, so long as all of the proceeds thereof are promptly used by Holdings to pay, its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, legal and accounting expenses and similar expenses), provided that the aggregate amount of cash Dividends paid pursuant to this clause (iii), together with the amount of intercompany loans made pursuant to Section 9.06(x), does not exceed $1,500,000 in any fiscal year of Holdings;

           (iv) the Borrower may pay cash Dividends to Newark (which will in turn immediately utilize the full amount of such Dividends to pay cash Dividends to Holdings), and any other direct Wholly-Owned Subsidiary of Holdings may pay cash Dividends to Holdings, in each case for the purpose of enabling Holdings to make interest payments due on the Wellington Subordinated Debt, so long as (w) no Default or Event of Default then exists or would result therefrom, (x) such payments are otherwise permitted to be made pursuant to the subordination provisions thereof, (y) the amount of such Dividends, together with the amount of intercompany loans made pursuant to Section 9.06(xi), does not exceed the amount of interest then due and (z) all of the proceeds thereof are promptly used by Holdings to make such interest payment, it being understood and agreed, however, that no cash Dividends may be paid pursuant to this clause (iv) with respect to the interest payment which is due on February 15, 1996 as such interest payment will be paid solely through the issuance of shares of Holdings Class A Common Stock;

            (v) the Borrower may pay cash Dividends to Newark (which will in turn immediately utilize the full amount of such Dividend to pay cash Dividends to Holdings), and any other direct Wholly-Owned Subsidiary of Holdings may pay cash Dividends to Holdings, in each case for the purpose of paying, so long as all of the proceeds thereof are promptly used by Holdings to pay, the purchase price for any acquisition or investment by Holdings permitted to be made pursuant to Section 9.02(vii) or 9.06(xv), as the case may be, provided that the aggregate amount of cash Dividends paid pursuant to this clause (v), together with the amount of intercompany loans made pursuant to Section 9.06(xii), does not exceed the purchase price for the assets so acquired or the amount of the investment so made, as the case may be, plus the reasonable costs and expenses (including legal fees and expenses) associated therewith;

           (vi) the Borrower may pay cash Dividends to Newark (which will in turn immediately utilize the full amount of such Dividends to pay cash Dividends to Holdings), and any other direct Wholly-Owned Subsidiary of Holdings may pay cash Dividends to Holdings, in each case for the purpose of enabling Holdings to pay the Dividends referred to clause (vii) of this
     Section 9.03, so long as (x) no Default or Event of Default then exists or would result therefrom, (y) the amount of such Dividends, together with the amount of intercompany loans made pursuant to Section 9.06(xiii), does not exceed $500,000 in any fiscal year of Holdings and (z) all of the proceeds thereof are promptly used by Holdings to pay such Dividends;

          (vii) Holdings may repurchase shares of its common stock and/or options to purchase such common stock held by directors, executive officers, members of management or employees of Holdings or any of its Subsidiaries upon the death, disability, retirement or termination of employment of such directors, executive officers, members of management or employees, so long as (x) no Default or Event of Default then exists or would result therefrom and (y) the aggregate amount of cash expended by Holdings pursuant to this clause (vii) does not exceed $500,000 in any fiscal year of Holdings;

         (viii) any non-Wholly-Owned Subsidiary of Holdings may pay cash Dividends on a pro rata basis to its shareholders generally; and
                    --- ----

           (ix) any direct Domestic Subsidiary of Holdings may pay cash Dividends to Holdings in any tax year of Holdings for the purpose of paying, so long as all of the proceeds thereof are promptly used by Holdings to pay, the amount of the tax liability of Holdings' consolidated group in respect of such tax year, provided that the aggregate amount of cash Dividends paid pursuant to this clause (ix), together with the amount of intercompany loans made pursuant to Section 9.06(xvii), does not exceed the Non-Autotote Systems Subgroup Tax Liability for the tax year in respect of which such Dividends are paid.

          9.04  Leases.  Holdings will not permit the aggregate payments
                ------
(including, without limitation, any property taxes paid as additional rent or lease payments) made by it and its Subsidiaries on a consolidated basis under any agreement to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capitalized Lease Obligations) to exceed $13,000,000 for any fiscal year of Holdings.

          9.05  Indebtedness.  Holdings will not, and will not permit any of its
                ------------
Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

           (ii) Existing Indebtedness shall be permitted to the extent the same is listed on Schedule IX, provided that no refinancings or renewals thereof shall be permitted except as expressly set forth on Schedule IX and, in any event, any such refinancings and renewals shall not exceed the principal amount of such Existing Indebtedness outstanding at the time of such refinancing or renewal thereof;

          (iii) accrued expenses and current trade accounts payable incurred in the ordinary course;

           (iv) Indebtedness under Interest Rate Protection Agreements relating to Indebtedness otherwise permitted under this Section 9.05, provided that
                                                                  --------
     (x) the aggregate net exposure of Holdings and its Subsidiaries under all such Interest Rate Protection Agreements, when added to the aggregate net exposure under all Other Hedging Agreements entered into pursuant to
     Section 9.06(v), shall not exceed $5,000,000 at any time outstanding and
     (y) there are no upfront costs (other than administrative costs) or fees associated with the entering into of any such Interest Rate Protection Agreements;

            (v) Indebtedness under Other Hedging Agreements to the extent permitted by Section 9.06(v);

           (vi) Indebtedness evidenced by Capitalized Lease Obligations so long as the aggregate principal amount thereof does not exceed $5,000,000 at any time outstanding;

          (vii) Indebtedness subject to Liens permitted under Section
     9.01(viii);

         (viii) intercompany Indebtedness among Holdings and its Subsidiaries to the extent permitted by Sections 9.06(vi) through (xiii), Section 9.06(xv) and Sections 9.06(xvii) and (xviii);

           (ix) Indebtedness of Holdings evidenced by the Wellington Subordinated Debt in an aggregate principal amount not to exceed $40,000,000 less any repayments of principal thereof;

            (x) with the prior written consent of the Required Banks, Indebtedness of the Borrower under the Permitted CTOTB Debt in an aggregate principal amount not to exceed $12,000,000 less any repayments of principal thereof;

           (xi) Indebtedness under back-up letters of credit issued in accordance with the terms of Section 2.01(e)(y); and

          (xii) additional unsecured Indebtedness of Holdings and its Subsidiaries in an aggregate principal amount not to exceed $1,000,000 at any time outstanding, so long as at the time of incurrence thereof, no Default or Event of Default shall exist or would result therefrom.

               9.06 Advances, Investments and Loans. Holdings will not, and
                    -------------------------------
    will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except that the following shall be permitted:

            (i) Holdings and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

           (ii) Holdings and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided (x) that during any time that Revolving Loans of
                  --------
     Non-Defaulting Banks or Swingline Loans are outstanding, the aggregate amount of cash and Cash Equivalents (including as cash or Cash Equivalents for this purpose any deposits made pursuant to Section 9.01(xiii)) permitted to be held by Holdings and its Subsidiaries shall not exceed $10,000,000 for any period of ten consecutive Business Days and (y) if at any time Holdings holds cash or Cash Equivalents which exceed $1,000,000 in the aggregate for any period of five consecutive Business Days, such excess shall be contributed on the first Business Day following the fifth such consecutive Business Day to its North American Subsidiaries in a manner determined by Holdings;

          (iii) (x) Holdings and its Subsidiaries may make loans and advances after the Restatement Effective Date in the ordinary course of business to their respective employees so long as the aggregate principal amount of all such loans and advances made after the Restatement Effective Date at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000 and (y) Holdings and its Subsidiaries may keep outstanding the loans and advances made to their respective officers prior to the Restatement Effective Date pursuant to the Original Credit Agreement in an aggregate amount not to exceed $750,000;

           (iv) Holdings and its Subsidiaries may enter into Interest Rate Protection Agreements to the extent permitted in Section 9.05(iv);

            (v) the Borrower and the other Subsidiaries of Holdings may enter into and perform their respective obligations under Other Hedging Agreements in the ordinary course of business and consistent with past practices so long as (x) any such Other Hedging Agreement is related to income derived from foreign operations of the Borrower or any such other Subsidiary of Holdings or otherwise related to purchases permitted hereunder from foreign suppliers and (y) the aggregate net exposure amount of the Borrower and all such other Subsidiaries under all such Other Hedging Agreements, when added to the aggregate net exposure under all Interest Rate Protection Agreements entered into pursuant to Section 9.05(iv), does not exceed $5,000,000 at any time outstanding;

           (vi) Wholly-Owned North American Subsidiaries may make intercompany loans to one another, provided that (x) each such intercompany loan is evidenced by an intercompany note in the form of Exhibit L (each, an "Intercompany Note") and (y) each Intercompany Note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (vii) Wholly-Owned North American Subsidiaries may make intercompany loans to any Wholly-Owned Non-North American Subsidiary, so long as the aggregate principal amount thereof does not exceed $10,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof);

         (viii) Wholly-Owned Non-North American Subsidiaries may make intercompany loans to one another;

           (ix) Non-North American Subsidiaries may make intercompany loans to Holdings and its North American Subsidiaries so long as each such intercompany loan is subject to the terms of the subordination provisions in the form of Exhibit M;

            (x) North American Subsidiaries may make intercompany loans to Holdings for the purposes set forth in Section 9.03(iii), so long as (x) the amount of all such intercompany loans, together with the amount of all cash Dividends paid pursuant to Section 9.03(iii), does not exceed $1,500,000 in any fiscal year of Holdings, (y) all of the proceeds thereof are promptly used by Holdings for such purposes and (z) all such intercompany loans are evidenced by an Intercompany Note which shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

           (xi) North American Subsidiaries may make intercompany loans to Holdings for the purposes set forth in Section 9.03(iv), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) such payments by Holdings are otherwise permitted to the made pursuant to the subordination provisions of the Wellington Subordinated Debt, (x) the amount of such intercompany loans, together with the amount of cash Dividends paid pursuant to Section 9.03(iv), does not exceed the amount of interest then due on the Wellington Subordinated Debt, (y) all of the proceeds thereof are promptly used by Holdings for such purposes and (z) all such intercompany loans are evidenced by an Intercompany Note which shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (xii) North American Subsidiaries may make intercompany loans to Holdings for the purposes set forth in Section 9.03(v), so long as (x) the amount of such intercompany loans, together with the amount of cash Dividends paid pursuant to Section 9.03(v), does not exceed the purchase price for the assets so acquired or the amount of the investment so made, as the case may be, plus the reasonable costs and expense (including legal fees and expenses) associated therewith, (y) all of the proceeds thereof are promptly used by Holdings to pay such purchase price and other costs and expenses and (z) all such intercompany loans are evidenced by an Intercompany Note which shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

         (xiii) North American Subsidiaries may make intercompany loans to Holdings for the purposes set forth in Section 9.03(vii), so long as (w) no Default or Event of Default then exists or would result therefrom, (x) the amount of such intercompany loans, together with the amount of cash Dividends paid pursuant to

     Section 9.03(vi), does not exceed $500,000 in any fiscal year of Holdings,
     (y) all of the proceeds thereof are promptly used by Holdings for such purposes and (z) all such intercompany loans are evidenced by an Intercompany Note which shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (xiv) Holdings and its Subsidiaries may acquire and hold the capital stock of Subsidiaries in connection with stock acquisitions permitted under
     Section 9.02(vii);

           (xv) Holdings and its Subsidiaries may make additional loans, advances and investments (other than loans and advances to their respective employees) so long as (x) the aggregate amount of all such loans, advances and investments at any time outstanding pursuant to this clause (xv) (determined without regard to any write-downs or write-offs thereof) does not exceed $1,000,000, and (y) in the case of the acquisition of any capital stock of any Person pursuant to this clause (xv), the Person so invested in is engaged in the type of business permitted pursuant to
     Section 9.16(d) and to the extent such Person becomes a Subsidiary of Holdings as a result of such investment, all of the provisions of Section
     9.17 have been complied with at the time of such investment;

          (xvi) Holdings and its Subsidiaries may hold non-cash consideration consisting of promissory notes received in connection with asset sales permitted under Sections 9.02(i) and (ii) so long as the aggregate principal amount of all such promissory notes does not exceed $1,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof);

         (xvii) Domestic Subsidiaries of Holdings (other than the Borrower and its Subsidiaries) may make intercompany loans to Holdings for the purposes set forth in Section 9.03(ix), so long as (x) the amount of such intercompany loans, together with the amount of cash Dividends paid pursuant to Section 9.03(ix), does not exceed the Non-Autotote Systems Subgroup Tax Liability for the tax year in which such intercompany loans relate, (y) all of the proceeds thereof are promptly used by Holdings to pay such taxes and (z) all such intercompany loans are evidenced by an Intercompany Note which shall be pledged to the Collateral Agent pursuant to the Pledge Agreement; and

        (xviii) Holdings may continue to maintain outstanding the intercompany loans made by it to Etag Electronic prior to the Restatement Effective Date and Subsidiaries of Holdings may make additional intercompany loans to Etag Electronic for the purpose of paying, and so long as all of the proceeds thereof are promptly used by Etag Electronic to pay, the amounts required to be made by it pursuant to the earn-out provisions set forth in the purchase agreement (as in effect on the date hereof) pursuant to which Etag Electronic was originally acquired by Holdings.

          9.07  Transactions with Affiliates.  Holdings will not, and will not
                ----------------------------
permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

            (i) Dividends may be paid to the extent provided in Section 9.03;

           (ii) loans may be made and other transactions may be entered into among Holdings and its Subsidiaries to the extent permitted by Sections
     9.05 and 9.06;

          (iii) payments may be made by the Borrower to Holdings pursuant to the Tax Sharing Agreement; and

           (iv) customary fees may be paid to non-officer directors of Holdings.

          9.08  Capital Expenditures.  (a) Holdings will not, and will not
                --------------------
permit any of its Subsidiaries to, make any Capital Expenditures, except that the Borrower and the other Subsidiaries of Holdings may make Capital Expenditures not to exceed (x) $10,600,000 in Holdings' fiscal year ending October 31, 1996 or (y) $10,000,000 in any fiscal year of Holdings thereafter.

          (b) In addition to the Capital Expenditures permitted to be made pursuant to preceding clause (a) and succeeding clause (c), the Borrower and the other Subsidiaries of Holdings may make Capital Expenditures in an aggregate amount not to exceed $10,000,000 in any fiscal year of Holdings in connection with new contracts awarded to Subsidiaries of Holdings provided that, prior to the acceptance of any such contract, Holdings shall first deliver to the Banks a certificate of its chief financial officer or treasurer demonstrating (in reasonable detail and showing the calculations therefor) (x) that based on good faith projections prepared by Holdings, that Holdings will continue to be in compliance with Sections 9.09 through 9.12, inclusive, for the one year period immediately following the entering into of such contract and (y) the expected profitability to such Subsidiary under such contract; and provided further, in no event shall the Subsidiaries of Holdings bid or submit proposals for contracts which if entered into by such Subsidiaries (and if all Capital Expenditures required to perform such contract were made) would cause a violation of this Section 9.08(b).

          (c) In addition to the Capital Expenditures permitted to be made pursuant to preceding clauses (a) and (b) of this Section 9.08 and following any Recovery Event, Subsidiaries of Holdings may make Capital Expenditures to replace or restore any properties or assets subject to such Recovery Event so long as (i) the aggregate amount of Capital Expenditures so made does not exceed the amount of insurance proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event and any amounts required to be applied (and are applied) to the repayment of any Indebtedness secured by a prior perfected security interest (to the extent permitted by this Agreement) in the property subject to such Recovery Event) received (or to be received) in respect of such Recovery Event, (ii) such Capital Expenditures are made within nine months following such Recovery Event,
(iii) such insurance proceeds are not required to be applied to repay outstanding Term Loans pursuant to Section 4.02(e) and (iv) in event that any such Subsidiary makes such Capital Expenditures prior to the receipt of such insurance proceeds, Holdings or such Subsidiary actually receives such insurance proceeds within nine months following the respective Recovery Event.

          9.09  Consolidated Interest Coverage Ratio.  Holdings will not permit
                ------------------------------------
the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

                    Fiscal Quarter
                        Ended                         Ratio
                    --------------                    -----
                    January 31, 1996                  1.40:1.00
                    April 30, 1996                    1.50:1.00
                    July 31, 1996                     1.80:1.00
                    October 31, 1996                  1.95:1.00
                    January 31, 1997                  2.00:1.00
                    April 30, 1997                    2.10:1:00
                    July 31, 1997                     2.25:1.00
                    October 31, 1997                  2.50:1.00
                    January 31, 1998                  2.75:1.00

          9.10  Consolidated Fixed Charge Coverage Ratio.  Holdings will not
                ----------------------------------------
permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ended on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:


          Fiscal Quarter
              Ended                                    Ratio
          --------------                               -----
         July 31, 1996                                 1.00:1.00
         October 31, 1996                              1.00:1.00
         January 31, 1997                              1.00:1.00
         April 30, 1997                                1.00:1.00
         July 31, 1997                                 1.00:1.00
         October 31, 1997                              1.00:1.00
         January 31, 1998                              1.00:1.00


          9.11  Maximum Leverage Ratio.  Holdings will not permit the Leverage
                ----------------------
Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

                  Period                               Ratio
                  ------                               -----
      Restatement Effective Date through
       and including January 31, 1996                  5:50:1.00
      Fiscal quarter ending April 30, 1996             4.85:1.00
      Fiscal quarter ending July 31, 1996              4.50:1.00
      Fiscal quarter ending October 31, 1996           4.10:1.00
      Fiscal quarter ending January 31, 1997           3.85:1.00
      Fiscal quarter ending April 30, 1997             3.15:1.00
      Fiscal quarter ending July 31, 1997              3.00:1.00
      Fiscal quarter ending October 31, 1997           3.00:1.00
      Fiscal quarter ending January 31, 1998           3.00:1.00

          9.12  Minimum Consolidated EBITDA.  Holdings will not permit
                ---------------------------
Consolidated EBITDA for any Test Period ended on the last day of a fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:

          Fiscal Year Ending                              Amount
          ------------------                              ------
          January 31, 1996                            $5,250,000
          April 30, 1996                             $12,750,000
          July 31, 1996                              $22,000,000
          October 31, 1996                           $32,000,000
          January 31, 1997                           $33,375,000
          April 30, 1997                             $36,500,000

          July 31, 1997                         $37,500,000
          October 31, 1997                      $40,000,000
          January 31, 1998                      $42,000,000

          9.13  Limitation on Modifications of Indebtedness; Modifications of
                -------------------------------------------------------------
Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.
------------------------------------------------------------------------
Holdings will not, and will not permit any of its Subsidiaries to:

            (i) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness, or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to the foregoing which do not in any way adversely affect the interests of the Banks;

           (ii) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of the Wellington Subordinated Debt or amend or modify, or permit the amendment or modification of, any provision of the Wellington Subordinated Debt;

          (iii) amend, modify or change its charter or other organizational documents (including, without limitation, by the filing or modification of any certificate of designation) or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (iii) or any such new agreements pursuant to this clause (iii) which do not in any way adversely affect the interests of the Banks, provided that in no event shall any amendments, modifications or changes to the terms of Holdings' or its Subsidiaries' capital stock be permitted, it being understood that in any event Holdings may increase the authorized number of shares of its common stock; or

           (iv) amend, modify or change the Tax Sharing Agreement, or enter into any new tax sharing agreement or arrangement.

          9.14  Limitation on Certain Restrictions on Subsidiaries.  Holdings
                --------------------------------------------------
will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any of its Subsidiaries, or pay any Indebtedness owed to Holdings or any of its Subsidiaries, (b) make loans or advances to Holdings or any of its Subsidiaries or (c) transfer any of its properties or assets to Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings or any of its Subsidiaries,
(iv) customary provisions restricting assignment of any licensing agreement or wagering systems equipment contract or similar contract entered into by Holdings or any of its Subsidiaries in the ordinary course of business and (v) restrictions prohibiting the transfer of any asset subject to a Lien permitted under Section 9.01(iii), (vii), (viii), (xv) or (xvi).

          9.15  Limitation on Issuance of Capital Stock.  (a)  Holdings will not
                ---------------------------------------
issue (i) any preferred stock (except Permitted Preferred Stock) or (ii) any redeemable common stock.

          (b) Holdings will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except:

          (i) for transfers and replacements of then outstanding shares of capital stock;

         (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of such Subsidiary; and

        (iii)  to qualify directors to the extent required by applicable law.

All capital stock issued in accordance with this Section 9.15(b) shall, to the extent required by the Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to the Pledge Agreement.

          9.16  Business.  (a)  Holdings will engage in no significant business
                --------
activities and will have no significant assets or liabilities, other than its ownership of the capital stock of its direct Subsidiaries (including Subsidiaries acquired pursuant to Sections 9.02(vii) and 9.06(xv)) and liabilities permitted to be incurred under this Agreement.

          (b) Newark will engage in no significant business activities and will have no significant assets or liabilities, other than its ownership of the capital stock of its direct Subsidiaries (including Subsidiaries acquired pursuant to Sections 9.02(vii) and 9.06(xv)) and liabilities permitted to be incurred under this Agreement.

          (c) Holdings will not permit any of its Subsidiaries to engage (directly or indirectly) in any business other than the business in which Holdings and its Subsidiaries are engaged on the Restatement Effective Date and reasonable extensions thereof.

          9.17  Limitation on Creation of Subsidiaries.   Holdings will not, and
                --------------------------------------
will not permit any of its Subsidiaries to, establish, create or acquire any additional Subsidiaries other than (i) Wholly-Owned Subsidiaries or (ii) non-Wholly-Owned Subsidiaries acquired pursuant to Section 9.06(xv). In connection with any creation or acquisition of a Subsidiary, (x) the capital stock of such Subsidiary shall be duly pledged and delivered to the Collateral Agent pursuant to (and to the extent required by) the Pledge Agreement and (y) such Subsidiary shall take all actions required to be taken by it pursuant to Section 8.11.


          SECTION 10.  Events of Default.  Upon the occurrence of any of the
                       -----------------
following specified events (each an "Event of Default"):

          10.01  Payments.  The Borrower shall (i) default in the payment when
                 --------
due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

          10.02  Representations, etc.  Any representation, warranty or
                 ---------------------
statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03  Covenants.  Holdings or the Borrower shall (i) default in the
                 ---------
due performance or observance by it of any term, covenant or agreement contained in Section 8.01(f)(ii), 8.11 or 8.12 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agent or any Bank; or

          10.04  Default Under Other Agreements.  (i) Holdings or any of its
                 ------------------------------
Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of
                         --------
Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $1,000,000; or

          10.05  Bankruptcy, etc.  Holdings or any of its Subsidiaries shall
                 ----------------
commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries, or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries, or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          10.06  ERISA.  (a)  Any Plan shall fail to satisfy the minimum funding
                 -----
standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made, Holdings, the Borrower, or any of their respective Subsidiaries or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code, or Holdings or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); and (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, in the reasonable opinion of the Required Banks, could reasonably be expected to have a material adverse effect upon the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole; or

          10.07  Security Documents.  At any time after the execution and
                 ------------------
delivery thereof, any of the Security Documents shall cease to be in full force and effect (except pursuant to the terms thereof), or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

          10.08  Guaranty.  Any Guaranty or any provision thereof shall cease to
                 --------
be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

          10.09  Judgments.  One or more judgments or decrees shall be entered
                 ---------
against Holdings or any of its Subsidiaries involving in the aggregate for Holdings and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $1,000,000; or

          10.10  Change of Control.  A Change of Control or Other Indebtedness
                 -----------------
Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an
                                                         --------
Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind;
(ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, any or all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral as provided in Section 4.02.


          SECTION 11.  Definitions and Accounting Terms.
                       --------------------------------

          11.01  Defined Terms.  As used in this Agreement, the following terms
                 -------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to
Section 8.11.

          "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 8.11 with respect to Additional Collateral.

          "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

          "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period minus the sum of the amount of all net non-cash gains (exclusive of items reflected in Adjusted Consolidated Working Capital) included in arriving at Consolidated Net Income for such period, and adjusted to exclude the amount of all gains from sales of assets other than sales of inventory in the ordinary course of business.

          "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

          "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination; provided, that: (A) no Bank's Adjusted Percentage shall change upon the
--------
occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus
(ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of
(i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equalling such Bank's Revolving Loan Commitment at such time.

          "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Banks.

          "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.07 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however,
                                                             --------  -------
(x) that for purposes of Section 9.07, an Affiliate of Holdings shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of Holdings and any officer or director of Holdings or any such Person and (y) in no event shall any Bank or any affiliate thereof be considered an Affiliate of Holdings or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean Bankers Trust Company, in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Section 12.09.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed or replaced from time to time.

          "Applicable Commitment Commission Percentage" shall mean, at any time, a percentage per annum equal to 1/2 of 1%.

          "Applicable L/C Percentage" shall mean, at any time, a percentage per annum equal to the Applicable Margin then in effect for Revolving Loans that are maintained as Eurodollar Loans.

          "Applicable Margin" shall mean a percentage per annum equal to (i) in the case of A Term Loans, B Term Loans and Revolving Loans that are maintained as Base Rate Loans and in the case of Swingline Loans, 2-1/4% and (ii) in the case of A Term Loans, B Term Loans and Revolving Loans that are maintained as Eurodollar Loans, 3-1/4%, in each case less the Interest Reduction Discount, if any.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit N (appropriately completed).

          "A Term Loan" shall have the meaning provided in Section 1.01(a)(A).

          "A Term Loan Maturity Date" shall mean November 1, 1997.

          "Authorized Representative" of the Borrower shall mean any of the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of Holdings (or any other officer of Holdings or any officer of the Borrower in each case which are designated in writing to the Agent, BTCo and each Issuing Bank by any of the foregoing officers of Holdings as being authorized to give such notices under this Agreement) with the Borrower, by its execution and delivery of this Agreement, irrevocably appointing any of the foregoing officers of Holdings as its Authorized Representative hereunder with respect to delivering Notices of Borrowing, Notices of Conversion, Letter of Credit Requests and similar notices.

          "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to 13.04(b).

          "Bank Debt" shall mean, for any Test Period, the sum of (i) the outstanding principal amount of Term Loans on the last day of such Test Period,
(ii) the daily average
outstanding principal amount of Revolving Loans and Swingline Loans during such Test Period and (iii) the daily average Letter of Credit Outstandings during such Test Period.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Agent that it does not intend to comply with its obligations under
Section 1.01(a)(C), Section 1.01(c) or Section 2, in each case whether as a result of any takeover of such Bank by any regulatory authority or agency or otherwise.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" at any time shall mean the higher of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (ii) the Prime Lending Rate.

          "Base Rate Loan" shall mean each Swingline Loan and each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having commitments or obligations (other than Defaulting Banks) of the respective Tranche (or from BTCo in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that (i) Base Rate Loans incurred pursuant to Section 1.10(b) shall be
--------
considered part of the related Borrowing of Eurodollar Loans and (ii) each Borrowing applicable to each of the Original Revolving A Loans and Original Revolving B Loans outstanding on the Restatement Effective Date shall continue to be applicable thereto as if the Original Credit Agreement had not been amended and restated as herein provided (although such Original Revolving A Loans and Original Revolving B Loans shall constitute A Term Loans, B Term Loans and/or Revolving Loans, as the case may be, as provided for in this Agreement).

          "BTCo" shall mean Bankers Trust Company in its individual capacity.

          "B Term Loan" shall have the meaning provided in Section 1.01(a)(B).

          "B Term Loan Maturity Date" shall mean January 31, 1997.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the
                            --------
United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia having (x) a long-term unsecured debt rating of at least A or the equivalent thereof from S&P or A2 or the equivalent thereof from Moody's and (y) capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. (S) 9601 et seq.
                         -- ----

          "Change of Control" shall mean (i) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, (x) is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the voting and economic interests of Holdings or shall have the right to elect a majority of the directors of Holdings or (y) shall have obtained the power (whether or not exercised) to elect a majority of the Board of Directors of Holdings or (ii) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties, all cash and Cash Equivalents delivered as collateral pursuant to
Section 4.02 or 10 hereof and all Additional Collateral, if any.

          "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Commitment Commission" shall have the meaning provided in Section 3.01(a).

          "Consolidated Current Assets" shall mean, at any time, the aggregate amount of all current assets (other than cash and Cash Equivalents) of Holdings and its Consolidated Subsidiaries at such time.

          "Consolidated Current Liabilities" shall mean, at any time, the aggregate amount of all current liabilities of Holdings and its Consolidated Subsidiaries at such time, but excluding the current portion of and accrued but unpaid interest on any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income, before Consolidated Interest Expense and provision for taxes and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period.

          "Consolidated Fixed Charge Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges" for any period shall mean the sum of, without duplication, (i) Consolidated Interest Expense for such period, (ii) the amount of all Capital Expenditures made by Holdings and its Consolidated Subsidiaries for such period (other than Capital Expenditures made pursuant to Section 9.08(c) for such period), (iii) the amount of all taxes paid by Holdings and its Consolidated Subsidiaries for such period and (iv) the scheduled principal amount of all amortization payments on all Indebtedness (including the amount of all capitalized lease payments) of Holdings and its Subsidiaries for such period (as determined on the first day of the respective period), provided, that (x) for the Test Period ending on July 31, 1996, Consolidated Interest Expense shall include the cash interest expense on the Wellington Subordinated Debt for the period beginning on February 16, 1996 and ending on August 15, 1996, and (y) for the Test Period ending on January 31, 1997, Consolidated Interest Expense shall include the cash interest expense on the Wellington Subordinated Debt for the period beginning on August 16, 1996 and ending on February 15, 1997; provided further, that there shall be excluded from Consolidated Fixed Charges the amortization of deferred financing costs and fees incurred in connection with this Agreement, the Original Credit Agreement and the Wellington Subordinated Debt.

          "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, with out duplication, that portion of Capitalized Lease Obligations of Holdings and its Consolidated Subsidiaries representing the interest factor for such period, but excluding any interest expense on the Wellington Subordinated Debt that is paid in shares of Class A Common Stock of Holdings.

          "Consolidated Net Income" shall mean, for any period, the consolidated net income of Holdings and its Consolidated Subsidiaries for such period; provided, however, the net income of any Subsidiary of Holdings which is not a Wholly-Owned Subsidiary and for which Holdings' investment therein is accounted for by the equity method of accounting, shall have its net income included in the Consolidated Net Income of Holdings and its Consolidated Subsidiaries only to the extent of the amount of cash Dividends paid by such Subsidiary to Holdings or a Wholly-Owned Subsidiary of Holdings.

          "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however,
                                                            --------  -------
that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of Holdings on the Restatement Effective Date and each other director, if such director's nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement, each Note, each Security Document and the Subsidiaries Guaranty and, after the execution and delivery thereof, each additional guaranty or security document executed pursuant to
Section 8.11.

          "Credit Event" shall mean (x) the occurrence of the Restatement Effective Date and (y) the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean Holdings, the Borrower and each Subsidiary Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

          "Dollar Equivalent" shall mean, with respect to any currency other than Dollars, the amount of Dollars into which such currency could be converted at the Exchange Rate.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Subsidiary" shall mean each Subsidiary of Holdings incorporated or organized in the United States or any State or territory thereof.

          "Drawing" shall have the meaning provided in Section 2.05(b).

          "Eligible Transferee" shall mean and include (i) a commercial bank having total assets in excess of $1,000,000,000 or (ii) any other financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act) approved by the Borrower (which approval shall not be unreasonably withheld or delayed), provided that the Borrower's approval shall not be so required in connection with any assignment of Terms Loans or upon the occurrence and during the continuance of an Event of Default.

          "End Date" shall have the meaning provided in the definition of "Interest Reduction Discount."

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Toxic
                                                            -- ----
Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the Clean Air Act, 42 U.S.C.
                                           -- ----
(S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 3803 et seq.; the
         -- ----                                                  -- ----
Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; the Emergency Planning
                                              -- ----
and the Community Right-to-Know Act of 1986, 42 U.S.C. (S) 11001 et seq., the
                                                                 -- ----
Hazardous Material Transportation Act, 49 U.S.C. (S) 1801 et seq. and the
                                                          -- ----
Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq. (to the extent it
                                                      -- ----
regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings, the Borrower or any of their respective Subsidiaries would be deemed to be a "single employer" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

          "Etag Electronic" shall mean Etag Electronic Totalisator AG, a Swiss corporation.

          "Eurodollar Loan" shall mean each Loan (other than a Swingline Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 10.

          "Excess Cash Flow" shall mean (x) with respect to Holdings' fiscal year ending October 31, 1996, the greater of (A) the amount of Consolidated EBITDA (adjusted to exclude therefrom the amount of all gains from sales of assets other than sales of inventory in the ordinary course of business) in excess of $36,000,000 for such fiscal year and (B) the amount of Excess Cash Flow (determined in accordance with the provisions of clause (y) of this definition) for such fiscal year in excess of $2,000,000, and (y) with respect to each fiscal year of Holdings thereafter, the remainder of (i) the sum of (I) Adjusted Consolidated Net Income for such fiscal year and (II) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such fiscal year, minus (ii) the sum of (I) the amount of Capital Expenditures (to the extent not financed with Indebtedness or equity proceeds or made with insurance proceeds to the extent permitted pursuant to Section 9.08(c)) made by Holdings and its Consolidated Subsidiaries during such fiscal year, (II) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of Holdings and its Consolidated Subsidiaries (other than repayments of Loans, provided that repayments of Loans shall be
                                 --------
deducted in determining Excess Cash Flow if such repayments were (a) required as a result of a Scheduled Repayment under Section 4.02(b) or (b) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such fiscal year and (III) the increase, if any, in

Adjusted Consolidated Working Capital from the first day to the last day of such fiscal year.

          "Excess Cash Payment Date" shall mean the earlier of (i) the date occurring 90 days after the last day of each fiscal year of Holdings (beginning with its fiscal year ending October 31, 1996) and (ii) the date of delivery of the financial statements pursuant to Section 8.01(c) for such fiscal year (beginning with Holdings' fiscal year ending October 31, 1996).

          "Excess Cash Payment Period" shall mean with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of Holdings.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Exchange Rate" shall mean, when converting any amount denominated in a currency other than Dollars into Dollars, the rate determined in good faith by BTCo at the opening of business (or close of business in the case of determinations of reimbursement obligations with respect to Drawings) in New York, on the date as to which any determination thereof is to be made, as the spot rate at which such currency is offered for sale to BTCo against delivery of Dollars by BTCo. If for any reason the Exchange Rate for any currency cannot be calculated as provided above, BTCo shall calculate the Exchange Rate on such basis as it deems fair and equitable. In determining the Stated Amount of any Letter of Credit (A) for purposes of Sections 1.01(a)(C), 1.01(b), 2.01(d) and 4.02(a), the Exchange Rate shall be calculated (x) on the date of the issuance of such Letter of Credit, (y) on the first Business Day of each calendar month thereafter and (z) on such other day as BTCo may, in its sole discretion, consider appropriate and (B) for purposes of Sections 3.01(b) and (c), the Exchange Rate shall be calculated on the first Business Day of each month in the quarterly period in which the respective payment is due pursuant to said Sections. The Exchange Rate for all reimbursement obligations with respect to Letters of Credit (including without limitation pursuant to Sections 2.04 and 2.05) shall be determined by using the Exchange Rate as in effect on the date the respective Unpaid Drawing was paid by such Issuing Bank.

          "Existing Indebtedness" shall have the meaning provided in Section
7.21.

          "Existing Letters of Credit" shall have the meaning provided in
Section 2.01(a).


          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "Final Maturity Date" shall mean April 30, 1998.

          "Foreign Subsidiary" shall mean any Subsidiary of Holdings that is not a Domestic Subsidiary.

          "Former Bank" shall have the meaning provided in Section 13.04(c).

          "Guaranteed Obligations" shall mean all obligations of the Borrower
(i) to the Agent and each Bank for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to such Bank, and Loans made, under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to the Agent or such Bank now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and
(ii) to each Bank and each Affiliate of a Bank which enters (or has entered) into an Interest Rate Protection Agreement or an Other Hedging Agreement with Holdings or any of its Subsidiaries (even if such Bank ceases to be a Bank hereunder for any reason, so long as such Bank or Affiliate thereof participates in the extension of such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any), the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of Holdings or such Subsidiary owing under any such Interest Rate Protection Agreement or such Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "Guarantor" shall mean Holdings and each Subsidiary Guarantor.

          "Guaranty" shall mean the Holdings Guaranty, the Subsidiaries Guaranty and any guaranty executed and delivered pursuant to Section 8.11.

          "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Holdings Guaranty" shall mean the guaranty issued by Holdings pursuant to Section 14.

          "Inactive Subsidiary" shall mean any Subsidiary of Holdings (other than the Borrower) that does not have any significant assets or liabilities (contingent or otherwise) or has not had revenues in excess of $250,000 in the 12 month period ending on the date of such liquidation.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent
          ----
Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or any Other Hedging Agreement or under any similar type of agreement.

          "Intercompany Note" shall have the meaning provided in Section
9.06(vi).

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

          "Interest Reduction Discount" shall mean initially zero (except as provided in clause (i) of the final sentence of this definition) and from and after the first day of any Margin Reduction Period (the "Start Date") to and including the last day of such Margin Reduction Period (the "End Date"), the Interest Reduction Discount, if any, for such Margin Reduction Period shall be the applicable percentage set forth in clause (A), (B), (C) or (D) below based on the satisfaction of the applicable conditions in such clauses below:

          (A) 1/4 of 1% if, but only if, as of the respective Test Date set forth below in this clause (A) for such Start Date the applicable condition set forth below in this clause (A) is met and none of clauses (B), (C) or
     (D) below are applicable for such Test Date:

               (i) the Leverage Ratio for the Test Period ending on April 30, 1996 is less than 4.80:1.00;

              (ii) the Leverage Ratio for the Test Period ending on July 31, 1996 is less than 4.30:1.00;

             (iii) the Leverage Ratio for the Test Period ending on October 31, 1996 is less than 3.85:1.00;

              (iv) the Leverage Ratio for the Test Period ending on January 31, 1997 is less than 3.60:1.00;

               (v) the Leverage Ratio for the Test Period ending on April 30, 1997 is less than 3.00:1.00;

              (vi) the Leverage Ratio for the Test Period ending on July 31, 1997 is less than 2.70:1.00;

             (vii) the Leverage Ratio for the Test Period ending on October 31, 1997 is less than 2.70:1.00; or

            (viii) the Leverage Ratio for the Test Period ending on January 31, 1998 is less than 2.70:1.00;


          (B) 1/2 of 1% if, but only if, as of the respective Test Date set forth below in this clause (B) for such Start Date the applicable condition set forth below in this clause (B) is met and neither clause (C) or (D) below is applicable for such Test Date:

               (i) the Leverage Ratio for the Test Period ending on April 30, 1996 is less than 4.70:1.00;

              (ii) the Leverage Ratio for the Test Period ending on July 31, 1996 is less than 4.15:1.00;

             (iii) the Leverage Ratio for the Test Period ending on October 31, 1996 is less than 3.75:1.00;

              (iv) the Leverage Ratio for the Test Period ending on January 31, 1997 is less than 3.45:1.00;

               (v) the Leverage Ratio for the Test Period ending on April 30, 1997 is less than 2.85:1.00;

              (vi) the Leverage Ratio for the Test Period ending on July 31, 1997 is less than 2.55:1.00;

             (vii) the Leverage Ratio for the Test Period ending on October 31, 1997 is less than 2.55:1.00; or

            (viii) the Leverage Ratio for the Test Period ending on January 31, 1998 is less than 2.55:1.00;


          (C) 3/4 of 1% if, but only if, as of the respective Test Date set forth below in this clause (C) for such Start Date the applicable condition set forth below in this clause (C) is met and clause (D) below is not applicable for such Test Date:

               (i) the Leverage Ratio for the Test Period ending on April 30, 1996 is less than 4.50:1.00;

              (ii) the Leverage Ratio for the Test Period ending on July 31, 1996 is less than 4.00:1.00;

             (iii) the Leverage Ratio for the Test Period ending on October 31, 1996 is less than 3.50:1.00;

              (iv) the Leverage Ratio for the Test Period ending on January 31, 1997 is less than 3.25:1.00;

               (v) the Leverage Ratio for the Test Period ending on April 30, 1997 is less than 2.70:1.00;

              (vi) the Leverage Ratio for the Test Period ending on July 31, 1997 is less than 2.45:1.00;

             (vii) the Leverage Ratio for the Test Period ending on October 31, 1997 is less than 2.45:1.00; or

            (viii) the Leverage Ratio for the Test Period ending on January 31, 1998 is less than 2.45:1.00;

          (D) 1% if, but only if, as of the respective Test Date set forth below in this clause (D) for such Start Date the applicable condition set forth below in this clause (D) is met:

               (i) the Leverage Ratio for the Test Period ending on April 30, 1996 is less than 4.30:1.00;

              (ii) the Leverage Ratio for the Test Period ending on July 31, 1996 is less than 3.70:1.00;

             (iii) the Leverage Ratio for the Test Period ending on October 31, 1996 is less than 3.20:1.00;

              (iv) the Leverage Ratio for the Test Period ending on January 31, 1997 is less than 2.96:1.00;

               (v) the Leverage Ratio for the Test Period ending on April 30, 1997 is less than 2.45:1.00;

              (vi) the Leverage Ratio for the Test Period ending on July 31, 1997 is less than 2.20:1.00;

             (vii) the Leverage Ratio for the Test Period ending on October 31, 1997 is less than 2.20:1.00; or

            (viii) the Leverage Ratio for the Test Period ending on January 31, 1998 is less than 2.20:1.00.

Notwithstanding anything to the contrary above in this definition, (i) except as otherwise provided in succeeding clause (ii), the Interest Reduction Discount will be 3/4 of 1% until the delivery of the financial statements pursuant to
Section 8.01(b) in respect of Holdings' fiscal quarter ending April 30, 1996 and
(ii) the Interest Reduction Discount will be reduced to zero at all times when there shall exist a Default or an Event of Default.

          "Issuing Bank" shall mean BTCo and any Bank which at the request of the Borrower and with the consent of the Agent agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. The sole Issuing Bank on the Restatement Effective Date is BTCo.

          "January 1996 Warrant Agreement" shall have the meaning provided in
Section 5.02(ii).

          "July 1995 Agreement" shall have the meaning provided in Section 3.01(e).

          "L/C Supportable Indebtedness" shall mean (i) obligations of Holdings and its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds, performance bonds and other similar statutory obligations and (ii) such other obligations of Holdings or any of its Subsidiaries as are reasonably acceptable to the Agent and the respective Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

          "Leverage Ratio" shall mean, at any time for the determination thereof, the ratio of Bank Debt at such time to Consolidated EBITDA for the Test Period last ended.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each A Term Loan, each B Term Loan, each Revolving Loan and each Swingline Loan.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c).

          "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 8.01(b) or (c) and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 8.01(b) or (c) and
(ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 8.01(b) or (c).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Maturity Date" shall mean the A Term Loan Maturity Date, the B Term Loan Maturity Date, the Final Maturity Date or the Swingline Expiry Date, as applicable.

          "Maximum Swingline Amount" shall mean $5,000,000.

          "Minimum Borrowing Amount" shall mean (i) in the case of A Term Loans that are maintained as (x) Eurodollar Loans, $1,000,000 and (y) Base Rate Loans, $500,000, (ii) in the case of B Term Loans that are maintained as (x) Eurodollar Loans, $1,000,000 and (y) Base Rate Loans, $500,000, (iii) in the case of Revolving Loans that are maintained as Eurodollar Loans or Base Rate Loans, $1,000,000 and (iv) in the case of Swingline Loans, $500,000.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Mortgage" shall have the meaning provided in Section 8.11(b).

          "Mortgaged Property" shall have the meaning provided in Section
8.11(a).

          "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of reasonable transaction costs and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such asset sale, the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes which will be payable by Holdings' consolidated group with respect to the fiscal year in which the asset sale occurs as a result of such asset sale.

          "Newark" shall mean Newark Holdings, Inc., a Delaware corporation.

          "Non-Autotote Systems Subgroup Tax Liability" for any tax year shall mean an amount equal to the Holdings Group Tax Liability less the Autotote Systems Subgroup Tax Liability for such tax year (as such terms are defined in the Tax Sharing Agreement).

          "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

          "Non-North American Subsidiary" shall mean each Subsidiary of Holdings that is incorporated under the laws of any jurisdiction other than (i) the United States or any State or territory thereof, (ii) Canada or (iii) the United Mexican States or any political subdivision thereof.

          "North American Subsidiary" shall mean (i) each Domestic Subsidiary and (ii) each Subsidiary of Holdings incorporated or organized in Canada or in the United Mexican States or any political subdivision thereof.

          "Note" shall mean each A Term Note, each B Term Note, each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Agent located at 130 Liberty Street, 14th Floor, Commercial Loan Division, New York, New York 10006,
Attention: Kiuli Chan, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Original Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

          "Original Revolving A Loans" shall mean each Revolving A Loan made under, and as defined in, the Original Credit Agreement.

          "Original Revolving B Loans" shall mean each Revolving B Loan made under, and as defined in, the Original Credit Agreement.

          "Other Hedging Agreement" shall mean any foreign exchange contracts and currency swap agreements.

          "Other Indebtedness Change of Control" shall mean any "change of control" or similar event (including, but not limited to, any "risk event") under the Wellington Subordinated Debt.

          "Participant" shall have the meaning provided in Section 2.04(a).

          "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time; provided, that if the Percentage of any Bank is to be
                         --------
determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

          "Permitted CTOTB Debt" shall mean financing to be incurred to either improve the Borrower's facilities known as the New Haven Teletrack and/or Bradley Teletheatre located in New Haven and Windsor Locks, Connecticut, respectively, or refinance any Indebtedness originally incurred in connection with the acquisition or improvement of such facilities, it being understood that such Permitted CTOTB Debt may only be incurred with the prior written consent of the Required Banks.

          "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Agent in its reasonable discretion.

          "Permitted Holders" shall mean Thomas H. Lee Company (or any Person wholly-owned or controlled by Thomas H. Lee Company (a "TH Lee Company") or any fund or trust for which the Thomas H. Lee Company or a TH Lee Company acts as investment advisor or over which Thomas H. Lee Company or a TH Lee Company has voting control), Larry J. Lawrence (or Lawrence, Tyrrell Ortale & Smith, a New York limited partnership of which Larry J. Lawrence is the general partner) and
A. Lorne Weil (or the 1989 Lorne Weil Trust).

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Permitted Preferred Stock" shall mean any preferred stock of Holdings the terms of which (i) do not contain any mandatory put, redemption, sinking fund or other similar provisions; (ii) do not require the payment of cash Dividends; (iii) do not contain any covenants (other than periodic reporting requirements); (iv) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as a merger or liquidation involving Holdings; and (v) are otherwise acceptable to the Required Banks.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), Holdings, the Borrower or any of their respective Subsidiaries or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, the Borrower or any of their respective Subsidiaries or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall mean the Amended and Restated Pledge Agreement, dated as of October 31, 1991, and amended and restated as of April 28, 1994, among the Credit Parties party thereto and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

          "Pledged Securities" shall mean all "Pledged Securities" as defined in the Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Projections" shall have the meaning provided in Section 7.05(d).

          "Quarterly Payment Date" shall mean the last Business Day of each January, April, July and October.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.
                                                          -- ----

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of Holdings or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

          "Register" shall have the meaning provided in Section 13.16.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

          "Required Banks" shall mean (A) except as provided in clause (B) of this definition, (x) at any time when four or more Banks are party to this Agreement, at least three Non-Defaulting Banks and (y) at all other times, one or more Non-Defaulting Banks, in each case the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans of Non-Defaulting Banks and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time) and (B) with respect to (i) any amendment, modification or waiver of this clause (B), (ii) any amendment, modification or waiver of Section 9.09, 9.10, 9.11 or 9.12 or
(iii) any amendment, modification or waiver of the condition precedent to additional Credit Events under Section 6.01(i) relating to any Default or Event of Default under Section 10.03 with respect to Section 9.09, 9.10, 9.11 or 9.12 or under Section 10.01, one or more Non-Defaulting Banks the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 59% of the sum of all outstanding Term Loans of Non-Defaulting Banks and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of

Non-Defaulting Banks and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

          "Restatement Effective Date" shall have the meaning provided in
Section 13.10.

          "Returns" shall have the meaning provided in Section 7.09.

          "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as same may be reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10.

          "Revolving Loans" shall have the meaning provided in Section
1.01(a)(C).

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "S&P" shall mean Standard & Poor's Corporation.

          "Scheduled A Repayment" shall have the meaning provided in Section 4.02(b)(i).

          "Scheduled B Repayment" shall have the meaning provided in Section 4.02(b)(ii).

          "Scheduled Repayment" shall mean any Scheduled A Repayment or any Scheduled B Repayment.

          "SEC" shall have the meaning provided in Section 8.01(h).

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

          "Section 4.02.(f) Equity Proceeds" shall mean any cash proceeds (net of underwriting or placement discounts and commissions and other reasonable costs associated therewith) received on or after the Restatement Effective Date by Holdings or any of its Subsidiaries from any capital contribution or any sale or issuance of its equity, excluding (i) any such proceeds received by any Subsidiary of Holdings to the extent contributed to such Subsidiary by Holdings or by any other Subsidiary of Holdings, (ii) any such proceeds received from the exercise of any warrants issued to any Bank (or any affiliate thereof) pursuant to the January 1996 Warrant Agreement or the September 1995 Warrant Agreement and (iii) up to $100,000 of such proceeds in any fiscal year of Holdings that are received from the exercise of options held by employees or former employees of Holdings or any of its Subsidiaries; provided that the first $5,000,000 of such proceeds (excluding proceeds of the type described in clauses (i), (ii) and (iii) above) shall not constitute Section 4.02(f) Equity Proceeds.

          "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

          "Security Agreement" shall mean the Amended and Restated Security Agreement, dated as of October 31, 1991, and amended and restated as of April 28, 1994, among the Credit Parties party thereto and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Document" shall mean and include the Pledge Agreement, the Security Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

          "September 1995 Warrant Agreement" shall mean the Warrant Agreement, dated as of September 14, 1995, among Holdings and the initial holders party thereto.

          "Signing Bank" shall have the meaning provided in Section 13.18.

          "SJC Video Corporation" shall mean SJC Video Corporation, a Delaware Corporation.

          "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Start Date" shall have the meaning provided in the definition of "Interest Reduction Discount."

          "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met); provided that
                                                                --------
the "Stated Amount" of each Letter of Credit denominated in a currency other than Dollars shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in the respective currency thereunder (determined without regard to whether any conditions to drawing could then be met).

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partner ship, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Subsidiaries Guaranty" shall mean the Amended and Restated Subsidiary and Affiliate Guaranty, dated as of October 31, 1991, and amended and restated as of April 28, 1994, made by the Subsidiary Guarantors and accepted by the Agent, as the same may be amended, modified or supplemented from time to time.

          "Subsidiary Guarantor" shall mean each North American Subsidiary of Holdings (other than the Borrower and SJC Video Corporation (but, in the case of SJC Video Corporation, only so long as such Person is not a Wholly-Owned Subsidiary of Holdings)) and each Foreign Subsidiary of Holdings which is required to execute a guaranty after the Restatement Effective Date pursuant to
Section 8.11.

          "Substitute Bank" shall have the meaning provided in Section 13.04(c).

          "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Final Maturity Date.

          "Swingline Loan" shall have the meaning provided in Section 1.01(b).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Tax Sharing Agreement" shall mean the Tax Sharing Agreement, dated as of April 28, 1994, between Holdings and the Borrower.

          "Term Loan" shall mean and include each A Term Loan and each B Term Loan.

          "Test Date" shall mean, as it relates to any Start Date, the last day of the most recent fiscal quarter of Holdings ended immediately prior to such Start Date.

          "Test Period" shall mean (i) for any determination (other than any determination made pursuant to Sections 9.10 and 9.11) made on and prior to July 31, 1996, the period from November 1, 1995 to the last day of the fiscal quarter of Holdings then last ended (taken as one accounting period), and (ii) for any determination made thereafter (and for any determination made pursuant to Sections 9.10 and 9.11), the four consecutive fiscal quarters of Holdings then last ended (taken as one accounting period).

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

          "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Tranche" shall mean the respective facility and/or commitments utilized in making or maintaining Loans hereunder, with there being four separate Tranches, i.e., A Term Loans, B Term Loans, Revolving Loans and
                   ----
Swingline Loans.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a
                                    ----
Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code, by more than $500,000.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section
2.05(a).

          "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted Percentage of the Letter of Credit Outstandings in respect of Letters of Credit issued under this Agreement.

          "Wellington Subordinated Debt" shall mean the 5-1/2% Convertible Subordinated Debentures of Holdings due 2001.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          "Withdrawal Period" shall have the meaning provided in Section
13.04(d).


          SECTION 12.  The Agent.
                       ---------

          12.01  Appointment.  The Banks hereby designate Bankers Trust Company
                 -----------
as Agent (for purposes of this Section 12, the term "Agent" shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          12.02  Nature of Duties.  The Agent shall not have any duties or
                 ----------------
responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03  Lack of Reliance on the Agent.  Independently and without
                 -----------------------------
reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04  Certain Rights of the Agent.  If the Agent shall request
                 ---------------------------
instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

          12.05  Reliance.  The Agent shall be entitled to rely, and shall be
                 --------
fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent.

          12.06  Indemnification.  To the extent the Agent is not reimbursed and
                 ---------------
indemnified by the Borrower the Banks will reimburse and indemnify the Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of
                       --------
such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

          12.07  The Agent in its Individual Capacity.  With respect to its
                 ------------------------------------
obligation to make Loans and issue Letters of Credit under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          12.08  Holders.  The Agent shall deem and treat the payee of any Note
                 -------
as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09  Resignation by the Agent.  (a)  The Agent may resign from the
                 ------------------------
performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

          (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Agent as provided above.


          SECTION 13.  Miscellaneous.
                       -------------

          13.01  Payment of Expenses, etc.  The Borrower shall:  (i) whether or
                 -------------------------
not the transactions herein contemplated are consummated, pay all out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent in connection with its syndication efforts with respect to this Agreement and of the Agent and, following and during the continuation of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and, following and during the continuation of an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; (iii) indemnify the Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by Holdings or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding; and (iv) pay all fees and expenses (including costs of investigation and reasonable legal fees and expenses) incurred by any Bank in connection with any qualification (or exemption or waiver therefrom) of any Bank under, or compliance with, the gaming regulations of any jurisdiction to the extent that any such event arises in connection with this Agreement (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of Holdings, the Borrower or any Subsidiary Guarantor against and on account of the Obligations and liabilities of Holdings, the Borrower or such Subsidiary Guarantor to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          13.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to Holdings, at Holdings' address specified opposite its signature below; if to the Borrower, at the Borrower's address specified opposite its signature below; if to any Bank, at its address specified opposite its name on Schedule II; and if to the Agent, at its Notice Office; or, as to any Credit Party or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agent and the Borrower shall not be effective until received by the Agent or the Borrower, as the case may be.

          13.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not
                                   --------  -------
assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant
----------------
participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any
                      ----------------
participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date except to the extent provided in
Section 2.01(e)), in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments and outstanding Term Loans hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement; provided, that: (i) at such time Schedule I shall be deemed modified to reflect
--------
the Revolving Loan Commitments and/or outstanding Term Loans, as the case may be, of such new Bank and of the existing Banks; (ii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitment and/or outstanding Term Loans, as the case may be; (iii) the consent of Agent shall be required in connection with any such assignment (which consent shall not be unreasonably withheld); and (iv) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $2,500; and, provided further, that such transfer or assignment will not be effective until
----------------
recorded by the Agent on the Register pursuant to Section 13.16 hereof. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitments and/or outstanding Term Loans, as the case may be. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitment (and related outstanding Obligations) and/or outstanding Term Loans, as the case may be pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) If the Nevada gaming authorities shall determine that any Bank does not meet the "Suitability Standards" under the Nevada gaming regulations or any other gaming authority with jurisdiction over the business of Holdings and its Subsidiaries shall determine that any Bank does not meet its suitability standards (in any such case, a "Former Bank"), the Borrower shall have the right (but not the duty) to designate an Eligible Transferee (in each case, a "Substitute Bank," which may be any Bank or Banks that agree to become a Substitute Bank) acceptable to the Agent and each Issuing Bank that has agreed to assume the rights and obligations of the Former Bank under this Agreement pursuant to an Assignment and Assumption Agreement, which assignment and assumption shall be required to comply with, and shall become effective in accordance with, the provisions of Section 13.04(b), provided that the purchase
                                                     --------
price to be paid by the Substitute Bank to the Administrative Agent for the account of the Former Bank for such assignment and assumption shall equal the sum of (i) the unpaid principal amount of any Notes held by the Former Bank plus accrued interest thereon plus (ii) the Former Bank's pro rata share of the
                                                     --- ----
aggregate amount of Drawings under all Letters of Credit that have not been reimbursed by the Borrower, plus accrued interest thereon, plus (iii) such Former Bank's pro rata share of accrued Fees to the date of the assignment and
              --- ----
assumption, and, provided further, the Borrower shall pay all obligations owing
                 ----------------
to the Former Bank under the Credit Documents (including all obligations, if any, owing pursuant to Section 1.11, but excluding those amounts in respect of which the purchase price is being paid as provided above). Each Bank agrees that if it becomes a Former Bank, upon payment to it by the Borrower of all such amounts, if any, owing to it under the Credit Documents, it will execute and deliver an Assignment and Assumption Agreement, upon payment of such purchase price.

          (d) Notwithstanding the provisions of subsection (c) of this Section 13.04, if any Bank becomes a Former Bank, and if the Borrower fails to find a Substitute Bank pursuant to subsection (c) of this Section 13.04 within any time period specified by the applicable gaming authorities for the withdrawal of a Former Bank (the "Withdrawal Period"), the Borrower shall, immediately (i) prepay in full the outstanding principal amount of each Note held by such Former Bank, together with accrued interest thereon to the earlier of (x) the date of payment or (y) the last day of any Withdrawal Period, and (ii) at the option of the Borrower either (A) place an amount equal to such Former Bank's Adjusted Percentage (I) in each Letter of Credit in a separate cash collateral account with the Agent for each outstanding Letter of Credit which amount will be applied by the Agent to satisfy the Borrower's reimbursement obligations to the respective Issuing Bank in respect of Drawings under the applicable Letter of Credit and (II) of the aggregate amount of all Swingline Loans then outstanding in a separate cash collateral account with the Agent which amount will be applied by the Agent to satisfy such Former Bank's obligations to BTCo in respect of any Mandatory Borrowing made with respect to such outstanding

Swingline Loans or (B) if no Default or Event of Default then exists, terminate the Revolving Loan Commitment of such Former Bank at which time the other Banks' Percentages and Adjusted Percentages will be automatically adjusted as a result thereof, provided that the option specified in this clause (B) may only be exercised if, immediately after giving effect thereto, no Bank's outstanding Revolving Loans, when added to the product of (a) such Bank's Adjusted Percentage and (b) the sum of (I) the aggregate amount of all Letter of Credit Outstandings at such time and (II) the aggregate amount of all Swingline Loans then outstanding, would exceed such Bank's Revolving Loan Commitment at such time.

          (e) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          13.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of the Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          13.06  Payments Pro Rata.  (a)  Except as otherwise provided in this
                 -----------------
Agreement, the Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon
                     --- ----                            --- ----
their respective shares, if any, of the Obligations with respect to which such payment was received. Notwithstanding anything to the contrary contained in this Agreement, if at any time when a payment of principal, interest or Fees is due and owing on any day with respect to more than one Tranche of Loans and the Borrower repays less than the full amount of all such Obligations in respect of all such Tranches of Loans that are due on such day, then the payment or payments received by the Agent in respect of such Obligations shall be allocated proportionately among the respective Tranches of Loans that have payments due on such date based on the relative amount of Obligations of the respective Tranche that are due on such date.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess
                          --------
amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

          13.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable) consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically
                               --------
provided herein, all computations determining compliance with Sections 9.08 through 9.12, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 7.05(a).

          (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

          (c) Except with respect to Letters of Credit denominated in a currency other than Dollars, all determinations of any amount of Indebtedness and/or any other amount denominated in a currency other than Dollars shall be made by converting same into Dollars at (x) if an Other Hedging Agreement has been entered into by Holdings and/or any of its Subsidiaries in connection with such Indebtedness, and is in effect at the time of such determination, the rate provided in such Other Hedging Agreement or (y) if the provision of the preceding clause (x) is not applicable, the "official" exchange rate, if applicable, or the spot exchange rate for the currency in question in effect at the time of such determination.

       13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY
              ----------------------------------------------------------------
TRIAL.  (A)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND
-----
OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH
OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS HOLDINGS, WITH OFFICES ON THE RESTATEMENT EFFECTIVE DATE AT 750 LEXINGTON AVENUE, NEW YORK, NEW YORK 10022, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH OF HOLDINGS AND THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO HOLDINGS OR THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

          (B) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

          13.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Restatement Effective Date") on which (i) each of Holdings, the Borrower, the Agent and the Required Banks (determined immediately prior to the occurrence of the Restatement Effective Date pursuant to the Original Credit Agreement) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at its Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) all conditions contained in Sections 5 and 6 are met to the satisfaction of the Agent and the Required Banks (determined immediately prior to the occurrence of the Restatement Effective Date pursuant to the Original Credit Agreement). Unless the Agent has received actual notice from any Bank that the condition described in clause (ii) of the preceding sentence has not been met to its satisfaction, upon the satisfaction of the conditions described in clause (i) of the immediately preceding sentence, the Restatement Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Borrower from any liability or prevent the existence of an Event of Default based upon failure to satisfy one or more of the applicable conditions contained in Sections 5 and 6). The Agent shall give Holdings, the Borrower and each Bank written notice of the occurrence of the Restatement Effective Date.

          13.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12  Amendment or Waiver; etc.  (a)  Neither this Agreement nor any
                 -------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks; provided, that no such change, waiver, discharge or termination
                --------
shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)): (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date (except to the extent provided in Section 2.01(e)), or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash); (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents; (iii) amend, modify or waive any provision of this Section 13.12; (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Restatement Effective Date); or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or
           ----------------
termination shall (v) increase the Revolving Loan Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Bank, and that an increase in the available portion of any Revolving Loan Commitment of any Bank shall not constitute an increase in the Revolving Loan Commitment of such Bank); (w) without the consent of BTCo, amend, modify or waive any provision of Sections 1.01(b) or 1.01(c) or alter its rights or obligations with respect to Swingline Loans; (x) without the consent of each Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights and obligations with respect to Letters of Credit; (y) without the consent of the Agent, amend, modify or waive any provision of Section 12 as same applies to the Agent or any other provision as same relates to the rights or obligations of the Agent; or (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment in accordance with Section 3.02(b) and 4.01(v), provided, that
                                                                --------
unless the Revolving Loan Commitments that are terminated, and Revolving Loans that are repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause
(B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto; provided further, that in any event the
                                    ----------------
Borrower shall not have the right to replace a Bank, terminate its Revolving
Loan

Commitment or repay its Revolving Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

          13.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

          13.14  Domicile of Loans.  Each Bank may transfer and carry its Loans
                 -----------------
at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15  Confidentiality.  (a)  Subject to the provisions of clause (b)
                 ---------------
of this Section 13.15, each Bank agrees that it will use its best efforts not to disclose without the prior consent of Holdings or the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such
Bank) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by Holdings or the Borrower to the Banks in writing as confidential (it being understood that the Projections are hereby designated by Holdings and the Borrower as being confidential); provided, that
                                                                --------
any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Revolving Loan Commitment or any interest therein by such Bank; provided, that such prospective
                                                 --------
transferee agrees with such Bank to abide by the provisions contained in this
Section 13.15.

          (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank).

          13.16  Register.  The Borrower hereby designates the Agent to serve as
                 --------
the Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Revolving Loan Commitment from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment of such Bank and the rights to the principal of, and interest on, any Loan made by it shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Revolving Loan Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of the Commitments and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 13.16, except to the extent caused by the Agent's gross negligence or willful misconduct.

          13.17  Original Notes.  On the Restatement Effective Date and after
                 --------------
giving effect thereto, all outstanding Notes (as defined in the Original Credit Agreement) issued by the Borrower to the Banks under the Original Credit Agreement shall be deemed cancelled.

          13.18  Agreement Among Signing Banks.  Notwithstanding anything to the
                 -----------------------------
contrary contained in this Agreement, each of the Banks party to the Original Credit Agreement which executes and delivers a counterpart of this Agreement (and the successors and assigns of each such Bank) (each of the foregoing Banks and their successors and assigns are herein called "Signing Banks") hereby agrees with each other, for the benefit of all of the Banks, that (i) in connection with any amendment, modification or waiver of any Scheduled Repayment of any Tranche of Terms Loans, no such amendment, modification or waiver of any Scheduled Repayment of such Tranche of Term Loans shall be effective unless each Bank with outstanding Term Loans under the affected Tranche shall have specifically consented thereto and (ii) this Section
13.18 may only be amended with the written consent of all Banks.

          13.19  Miscellaneous.  (a) Holdings, the Borrower and the Banks hereby
                 -------------
further agree to the following:

            (i) notwithstanding anything to the contrary contained in this Agreement or in the Pledge Agreement, the capital stock of Autotote Lottery Israel, Ltd. shall not be required to be pledged under the Pledge Agreement;

           (ii) notwithstanding anything to the contrary contained in this Agreement, SJC Video Corporation shall not be required to execute a counterpart of the Security Agreement, the Pledge Agreement or the Subsidiaries Guaranty until such time as it becomes a Wholly-Owned Subsidiary of Holdings;

          (iii) notwithstanding anything to the contrary contained in this Agreement, the Security Agreement or the Pledge Agreement, certain filings of UCC-1 Financing Statements and the delivery of certain Pledged Securities that are required to be made or delivered by the Restatement Effective Date pursuant to the terms of the respective Credit Document have not been so made or delivered, and the respective Credit Parties shall have 30 days following the Restatement Effective Date to take all action as may be necessary or, in the opinion of the Collateral Agent desirable, to ensure that all such filings and deliveries have been accomplished in accordance with the terms of the respective Credit Documents and that the failure to take all such action within such 30 day period shall constitute an Event of Default;

           (iv) notwithstanding anything to the contrary contained in Section 5.01(c) of the September 1995 Warrant Agreement, Holdings may pay the fees and expenses of the Holders (as defined in the January 1996 Warrant Agreement) in connection with any demand registration initiated pursuant to the September 1995 Warrant Agreement in which such Holders participate, and the September 1995 Warrant Agreement shall be deemed amended to provide for same;

            (v) notwithstanding anything to the contrary contained in the September 1995 Warrant Agreement or the warrants issued pursuant thereto, no adjustment shall be made to the number of shares of common stock of Holdings issued pursuant to the exercise of such warrants (or to the exercise price thereof) in connection with the issuance of warrants (or shares of common stock of Holdings subject to such warrants) pursuant to the January 1996 Warrant Agreement, and the September 1995 Warrant Agreement shall be deemed amended to provide for same;

           (vi)  notwithstanding anything to the contrary contained in Section
     4.9 of the warrants issued pursuant to the September 1995 Warrant Agreement, the accountant's certificate required to be delivered pursuant thereto shall not be required to be so delivered until 95 days after the end of Holdings' respective fiscal year, at which time such accountant's certificate shall certify as to the correctness of all adjustments and calculations referred to in such Section 4.9 that have been made during such fiscal year, and such warrants shall be deemed amended to provide for same;

          (vii) notwithstanding anything to the contrary contained in Section 4.01(b) of the warrants issued pursuant to the September 1995 Warrant Agreement, no adjustment shall be made to the number of shares of common stock of Holdings issued pursuant to the exercise of such warrants (or to the exercise price thereof) in connection with any shares issued upon conversion, exercise or exchange of "Rights" (as defined in such warrants) issued prior to the date of the September 1995 Warrant Agreement, and such warrants shall be deemed amended to provide for same;

         (viii) notwithstanding anything to the contrary contained in Section 4.1(c) of the warrants issued pursuant to the September 1995 Warrant Agreement, the first twenty words of such Section shall be deemed amended to read as follows:

                 "In the case the Company shall distribute generally to holders of any class of its shares of Common Stock, any"; and

           (ix) the execution and delivery of this Agreement shall cure the Events of Default that were waived pursuant to (and for the specific time periods set forth in) the Waiver, Consent, Agreement and Seventh Amendment, dated as of October 14, 1995, to the Original Credit Agreement.

                 (b) Each of Holdings and the Borrower hereby acknowledges and agrees, and hereby represents and warrants, that it does not have any defense, set-off or counterclaim against the Obligations and neither Holdings nor the Borrower has any claims against the Administrative Agent, the Collateral Agent, any Issuing Bank or any Bank arising out of, related to, or in connection with, this Agreement, the Original Credit Agreement or any of the transactions contemplated hereby or thereby.

          SECTION 14.  Holdings Guaranty.
                       -----------------

          14.01  The Guaranty.  In order to induce the Banks to enter into this
                 ------------
Agreement and to extend (and to continue to extend) credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit and to induce the Banks or any of their respective Affiliates to enter into Interest Rate Protection Agreements or Other Hedging Agreements, Holdings hereby agrees with the Banks as follows: Holdings hereby unconditionally and irrevocably guarantees (and continues to guaranty) as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Secured Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Secured Creditors, on order, or demand, together with any and all reasonable expenses which may be incurred by the Agent or the Secured Creditors in collecting any of the Guaranteed Obligations.

          14.02  Bankruptcy.  Additionally, Holdings unconditionally and
                 ----------
irrevocably guarantees (and continues to guaranty) the payment of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors whether or not then due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 10.05, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Secured Creditors, on order, or demand, in lawful money of the United States.

          14.03  Nature of Liability.  The liability of Holdings hereunder is
                 -------------------
exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Agent or the Secured Creditors on the indebtedness which the Agent or such Secured Creditors repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          14.04  Independent Obligation.  The obligations of Holdings hereunder
                 ----------------------
are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

          14.05  Authorization.  Holdings authorizes the Agent and the other
                 -------------
Secured Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Banks;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liability or liabilities of Holdings or the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Section 14.

          14.06  Reliance.  It is not necessary for the Agent or any of the
                 --------
other Secured Creditors to inquire into the capacity or powers of the Borrower or any other Credit Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07  Subordination.  Any of the indebtedness of the Borrower now or
                 -------------
hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Agent and the other Secured Creditors; and if the Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Secured Creditors and be paid over to the Agent on behalf of the Secured Creditors on account of the Guaranteed Obligations of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Holdings Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          14.08  Waiver.  (a)  Holdings waives any right (except as shall be
                 ------
required by applicable statute and cannot be waived) to require the Agent or the other Secured Creditors to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Agent's or the other Secured Creditors' power whatsoever.
Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Agent and the other Secured Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agent and the other Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Agent and the other Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against any Borrower or any other party or any security.

          (b) Holdings waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Agent and the other Secured Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

          (c) Without limiting the generality of the foregoing, Holdings hereby agrees with the Agent and the other Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) until all of the Guaranteed Obligations of the Borrower to the Agent and the other Secured Creditors have been irrevocably paid in full in cash.

          14.09  Nature of Liability.  (a) It is the desire and intent of
                 -------------------
Holdings and the Secured Creditors that this Holdings Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Holdings Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of Holdings shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

          (b) If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Holdings Guaranty or any other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.


                       *               *               *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------

100 Bellevue Road                       AUTOTOTE CORPORATION
Newark, Delaware  19714-6009
Telephone No.:  (302) 737-4300
Telecopier No.:  (302) 453-8128         By [SIGNATURE NOT LEGIBLE]
                                          ------------------------------
Attention:  Robert Becker                 Title: Vice President

   with a copy to:

Autotote Corporation
750 Lexington Avenue
New York, New York  10022
Telephone No.:  (212) 754-2233
Telecopier No.:  (212) 754-2372
Attention:  General Counsel


100 Bellevue Road                       AUTOTOTE SYSTEMS, INC.
Newark, Delaware  19714-6009
Telephone No.:  (302) 737-4300
Telecopier No.:  (302) 453-8128         By [SIGNATURE NOT LEGIBLE]
                                          -----------------------------
Attention:  Robert Becker                 Title: Vice President

   with a copy to:

c/o Autotote Corporation
750 Lexington Avenue
New York, New York  10022
Telephone No.:  (212) 754-2233
Telecopier No.:  (212) 754-2372
Attention:  General Counsel

                                        BANKERS TRUST COMPANY,
                                          Individually and as Agent


                                        By [SIGNATURE NOT LEGIBLE]
                                          -----------------------------
                                          Title: Vice President

                                        BANK OF IRELAND,
                                         GRAND CAYMAN BRANCH


                                        By [SIGNATURE NOT LEGIBLE]
                                           -----------------------------
                                          Title: [NOT LEGIBLE]


                                        BANK POLSKA KASA OPIEKI, S.A.


                                        By_____________________________
                                          Title:


                                        BHF-BANK AKTIENGESELLSCHAFT


                                        By_____________________________
                                          Title:


                                        By_____________________________
                                          Title:


                                        CREDITANSTALT CORPORATE
                                         FINANCE, INC.


                                        By_____________________________
                                          Title:


                                        By_____________________________
                                          Title:


                                        DELAWARE TRUST COMPANY


                                        By______________________________
                                          Title:

                                        BANK OF IRELAND,
                                         GRAND CAYMAN BRANCH


                                        By_____________________________
                                          Title:


                                        BANK POLSKA KASA OPIEKI, S.A.


                                        By /s/    William A. Shea
                                           ----------------------------
                                           Title: WILLIAM A. SHEA
                                                  Vice President
                                                Senior Lending Officer


                                        BHF-BANK AKTIENGESELLSCHAFT


                                        By_____________________________
                                          Title:


                                        By_____________________________
                                          Title:


                                        CREDITANSTALT CORPORATE
                                         FINANCE, INC.


                                        By_____________________________
                                          Title:


                                        By_____________________________
                                          Title:


                                        DELAWARE TRUST COMPANY


                                        By______________________________
                                          Title:

                                        BANK OF IRELAND,
                                         GRAND CAYMAN BRANCH


                                        By_____________________________
                                          Title:


                                        BANK POLSKA KASA OPIEKI, S.A.


                                        By_____________________________
                                          Title:


                                        BHF-BANK AKTIENGESELLSCHAFT


                                        By [SIGNATURE NOT LEGIBLE]
                                          -----------------------------
                                          Title: Vice President


                                        By [SIGNATURE NOT LEGIBLE]
                                          -----------------------------
                                          Title: Vice President


                                        CREDITANSTALT CORPORATE
                                         FINANCE, INC.


                                        By_____________________________
                                          Title:


                                        By_____________________________
                                          Title:


                                        DELAWARE TRUST COMPANY


                                        By_____________________________
                                          Title:

                                        BANK OF IRELAND,
                                         GRAND CAYMAN BRANCH


                                        By_____________________________
                                          Title:


                                        BANK POLSKA KASA OPIEKI, S.A.


                                        By_____________________________
                                          Title:


                                        BHF-BANK AKTIENGESELLSCHAFT


                                        By_____________________________
                                          Title:


                                        By_____________________________
                                          Title:


                                        CREDITANSTALT CORPORATE
                                         FINANCE, INC.


                                        By [SIGNATURE NOT LEGIBLE]
                                          -----------------------------
                                          Title: Vice President


                                        By [SIGNATURE NOT LEGIBLE]
                                           ----------------------------
                                          Title: Vice President


                                        DELAWARE TRUST COMPANY


                                        By______________________________
                                          Title:

                                        BANK OF IRELAND,
                                         GRAND CAYMAN BRANCH


                                        By_______________________________
                                          Title:


                                        BANK POLSKA KASA OPIEKI, S.A.


                                        By_______________________________
                                          Title:


                                        BHF-BANK AKTIENGESELLSCHAFT


                                        By_______________________________
                                          Title:


                                        By_______________________________
                                          Title:


                                        CREDITANSTALT CORPORATE
                                         FINANCE, INC.


                                        By_______________________________
                                          Title:


                                        By_______________________________
                                          Title:


                                        DELAWARE TRUST COMPANY


                                        By [SIGNATURE NOT LEGIBLE]
                                           ------------------------------
                                          Title: [NOT LEGIBLE]

                                        EUROPEAN AMERICAN BANK


                                        By [SIGNATURE NOT LEGIBLE]
                                          ------------------------------
                                          Title: Vice President


                                        FLEET BANK OF MASSACHUSETTS, N.A.


                                        By_______________________________
                                          Title:


                                        GIROCREDIT BANK AG DER
                                         SPARKASSEN, GRAND CAYMAN
                                         ISLAND BRANCH


                                        By_______________________________
                                          Title:

                                        EUROPEAN AMERICAN BANK


                                        By_______________________________
                                          Title:


                                        FLEET BANK OF MASSACHUSETTS, N.A.


                                        By  [SIGNATURE NOT LEGIBLE]
                                           ------------------------------
                                          Title: Senior Vice President


                                        GIROCREDIT BANK AG DER
                                         SPARKASSEN, GRAND CAYMAN
                                         ISLAND BRANCH


                                        By______________________________
                                          Title

                                        EUROPEAN AMERICAN BANK


                                        By [SIGNATURE NOT LEGIBLE]
                                          ------------------------------
                                          Title: Vice President


                                        FLEET BANK OF MASSACHUSETTS, N.A.


                                        By_______________________________
                                          Title:


                                        GIROCREDIT BANK AG DER
                                         SPARKASSEN, GRAND CAYMAN
                                         ISLAND BRANCH


                                        By /s/ Anca Trifan
                                          ------------------------------
                                          Title: ANCA TRIFAN
                                                 VICE PRESIDENT

                                        By /s/ Sharad Gusta
                                          ------------------------------
                                               SHARAD GUSTA
                                            CHIEF CREDIT OFFICER

                                                                      SCHEDULE I
                                                                      ----------





                                  COMMITMENTS
                                  -----------


                                         A              B          Revolving
                                        Term           Term           Loan
Bank                                    Loans          Loans       Commitment
----                                    -----          -----       ----------
Bankers Trust Company                $21,000,000    $5,000,000    $24,000,000

Bank of Ireland,                      $2,000,000        0          $3,000,000
 Grand Cayman Branch

Bank Polska Kasa Opieki, S.A.         $2,000,000        0          $3,000,000

BHF-Bank Aktiengesellschaft           $4,000,000        0          $6,000,000

Creditanstalt Corporate               $6,000,000        0          $9,000,000
 Finance, Inc.

Delaware Trust Company                $4,000,000        0          $6,000,000

European American Bank                $6,000,000        0          $9,000,000

Fleet Bank of Massachusetts, N.A.     $6,000,000        0          $9,000,000


Girocredit Bank AG Der Sparkassen,    $4,000,000        0          $6,000,000
 Grand Cayman Island Branch


Total:                                -----------   ----------    -----------
                                      $55,000,000   $5,000,000    $75,000,000

                                                                     SCHEDULE II
                                                                     -----------


                                BANK ADDRESSES
                                --------------


Bankers Trust Company               130 Liberty Street
                                    New York, New York  10006
                                    Telephone No.:  (212) 250-7671
                                    Telecopier No.:  (212) 250-7218
                                    Attention:  Christopher Kinslow

Bank of Ireland,                    640 Fifth Avenue
 Grand Cayman Branch                New York, New York  10019
                                    Telephone No.:  (212) 397-1708
                                    Telecopier No.: (212) 586-7752
                                    Attention:  David Aylward

Bank Polska Kasa Opieki, S.A.       470 Park Avenue South
                                    15th Floor
                                    New York, New York  10016
                                    Telephone No.:  (212) 251-1203
                                    Telecopier No.: (212) 213-2971
                                    Attention:  William Shea

BHF-Bank Aktiengesellschaft         590 Madison Avenue
                                    New York, New York  10017
                                    Telephone No.:  (212) 756-5570
                                    Telecopier No.: (212) 756-5911
                                    Attention:  Paul Travers

Creditanstalt Corporate             2 Greenwich Plaza
Finance, Inc.                       Greenwich, Connecticut  06830
                                    Telephone No.:  (203) 861-6591
                                    Telecopier No.: (203) 861-6594
                                    Attention:  Christina Schoen

Delaware Trust Company              1835 Market Street
                                    13th Floor
                                    Philadelphia, PA  19103
                                    Telephone No.:  (215) 854-8332
                                    Telecopier No.: (215) 854-3137
                                    Attention:  David Fraimow

                                                                     SCHEDULE II
                                                                          Page 2


European American Bank              1 EAB Plaza
                                    Uniondale, New York  11555-5729
                                    Telephone No.:  (516) 296-6792
                                    Telecopier No.: (516) 296-5323
                                    Attention:  William Fitzgerald

Fleet Bank of Massachusetts, N.A.   40 Westminster Street
                                    Mail Code: R10PT05A
                                    P.O. Box 366
                                    Providence, Rhode Island 02901-0366
                                    Telephone No.:  (401) 459-4845
                                    Telecopier No.: (401) 459-4964
                                    Attention:  Fred Manning

Girocredit Bank AG Der              65 East 55th Street
 Sparkassen, Grand Cayman           29th Floor
 Island Branch                      New York, New York  10022
                                    Telephone No.:  (212) 909-0635
                                    Telecopier No.: (212) 644-0644
                                    Attention:  Anca Trifan

Schedule III - Existing Letters of Credit
Reference Section 2.01(a)

LC #       Beneficiary                                         Expiration       Currency      Amount
----       -----------                                         ----------       --------      ------
S10169     Reliance Insurance Company                          30-Jun-96   *      USD           500,000
S10189     American Bankers Insurance Company                  13-Oct-96   *      USD           125,000
S10201     International Fidelity Insurance Company            13-Oct-96   *      USD            50,000
S10231     Reliance Insurance Company                          18-Oct-96   *      USD           500,000
S10275     Compagnie Financiere Edmond de Rothschild Banque    18-Oct-95   *       FF         1,800,000
S10276     Compagnie Financiere Edmond de Rothschild Banque    18-Nov-94   *       FF           600,000
S10277     Compagnie Financiere Edmond de Rothschild Banque    20-Apr-95   *       FF           600,000


* Contains automatic extension provision.

Schedule IV - Undisclosed Liabilities
Reference Section 7.05(c)

Company                     Issuer                                    Beneficiary                 Expiration         Amount
-------                     ------                                    -----------                 ----------         ------
BANK GUARANTEES
---------------
Autotote Worldwide Svcs.    Allied Irish Bank                         Customs & Excise Taxation                       $       48,000

SURETY BONDS
------------
Autotote Corporation        Reliance                                  State of Connecticut          30-Jun-95         $    2,000,000
Autotote Lottery            Reliance                                  State of Connecticut           9-May-98         $    2,000,000
Autotote Lottery            American Bankers Insurance Co. of FL      State of Delaware             17-May-94         $      175,000
Autotote Lottery            International Fidelity Insurance Co.      State of Delaware             29-DEC-94         $      125,000

OTHER LIABILITIES
-----------------

Autotote Corporation guarantee of the State of Connecticut Off-Track Betting System Purchase Agreement.

Autotote Corporation guarantee of TeleControl's obligations to IDJ in connection with German lottery contracts.

Autotote Corporation guarantee of FF4,000,000 of SEPMO bank indebtedness.

Autotote Corporation guarantee of $2.1 million CBS mortgage.

Marvin H. Sugarman Productions, Inc. guarantee of SJC Video Corporation equipment four term loans totaling $640,000.

Schedule V - Tax Matters
Reference Section 7.09

     1. Return for year ended 31 October 1995 is on extension until 15 July 1996

     2. Retail sales tax audit in progress by the Ministry of Revenue, Province of Ontario, Canada related to OJC equipment. A tax liability of $100,000 has been recorded and reflected in the 31 October 1995 financial statements.

     3. The following tax audits are in progress or have been scheduled. No material exposure is expected as a result of these audits.

        - Notice received of planned IRS audit of Marvin H. Sugarman Productions, Inc. for the tax years 1992 and 1993.

        - New York State Sales & Use tax audit scheduled to begin in March 1996 for the tax years 1993 through 1996.

        - Delaware State Gross Tax Receipts audit in progress for Autotote Systems, Inc. tax years 1993 and 1994.

        - Florida State Sales & Use tax audit in progress for the tax years 1990 through 1994.

        - Canada General Sales Tax audit in progress for Autotote Systems, Inc. and Autotote Canada, Inc. for the tax years 1991 through 1994.

Schedule VI - Real Property
Reference Section 7.12

  1. Autotote Corporation

          750 Lexington Avenue, 25th Floor
          New York, NY 10022

  2. Autotote Systems, Inc

          100 Bellevue Road                    201 Ocean Avenue                5620 Commerce Park
          Newark, DE 19714-6009                Santa Monica, CA 90402          Tampa, FL 33606

          Suites 101 and 102                   115 Interchange Blvd.
          2744 Summerdale Drive North          Newark, DE 19702
          Clearwater, FL 34621

  3. Autotote Lottery Corporation

          11435 Cronhill Drive                 70 Inwood Road
          Owings Mills, MD 21117               Rocky Hill, CT 06067

          50 Inwood Road                       1300 First State Blvd., Suite H
          Rocky Hill, CT 06067                 Stanton, DE 19804

  4. Autotote Enterprises, Inc

          30 Inwood Road                       16 Barlow Street
          Rocky Hill, CT 06067                 Bristol, CT 06010

          Norwalk Mall                         Pathmark Plaza
          Burnell Blvd.                        655 Main Street
          Norwalk, CT 06800                    East Haven, CT 06512

          855-885 Orange Ave.                * 11 Schoenphester Rd.
          West Haven, CT 06516                 Windsor Locks, CT 06096

          2103 North Broad Street              1700 East Main Street
          Meriden, CT 06450                    Torrington, CT 06790

          Newbrite Plaza                       Colonial Plaza
          East Main Street                     Thomaston Avenue
          New Britton, CT 06000                Waterbury, CT 06710

          555 Russell Road                     179 Boston Avenue
          Newington, CT 06111                  Bridgeport, CT 06610

        * 600 Long Wharf Drive
          New Haven, CT 06511

Reference Section 7.12

   5. Autotote CBS, Inc

        * 675 East Grier Road
          Las Vegas, NV 89119

   6. Autotote Worldwide Services, Ltd.

          Athlone Road, Ballymahon
          County Longford, Ireland

   7. ETAG Electronic Totalisator AG

          Baarerstrasse 10, P.O. Box 439
          CH 6301 Zug
          Switzerland

   8. TEK Turfelektronik GMBH

          Wengestrasse 21
          4300 Essen
          Germany

   9. Datek Toto Dienstleistung GMBH

          Eintrachstrasse 110-118
          50609 Cologne
          Germany

  10. Tele Control

        * Adolfstorgasse 49/1/3-49/2/1         Klitschgasse 2-4
          A-1130 Vienna                        A-1130 Vienna
          Austria                              Austria

  11. Autotote Communication Services, Inc.

          444 Madison Avenue, Suite 3103       24922 Anza Drive          105 Cedar Lane
          New York, NY 10022                   Unit E                    Englewood, NJ 07631
                                               Valencia, CA 91355

  11. SOFINAX

        * Parc de Buzenval                   * 17 Rue Cardinet
          9 Rue de la Melonniere               Paris 17eme
          92563 Rueil-Malmaison Cedex          France
          France

      * Owned property

SCHEDULE VII - CAPITALIZATION
Reference Section 7.13

Common Stock (Class A)                              Authorized                              99,300,000
                                                        Issued                              30,950,183
                                                      Treasury                                   7,888
                                                   Outstanding                              30,942,295

Common Stock (Class B)                              Authorized                                 700,000
                                                        Issued                                       0
                                                   Outstanding                                       0

Preferred Stock                                     Authorized                               2,000,000
                                                        Issued                                       0
                                                   Outstanding                                       0

Warrants to purchase Class A Common Stock
     1991 Warrants                                                                           2,264,493  (1)(2)
     1995 Lender Warrants                                                                      385,716  (1)
     1996 Lender Warrants, issued pursuant to Credit Agreement                                 525,000  (1)

Warrants to purchase Class B Common Stock                                                      146,793  (1)

Management Incentive Compensation Plan (MICP)
     Deferred compensation to purchase Class A Common Stock                                     53,250  (1)

Shares issuable upon conversion of 5.5% Subordinated Convertible Debentures                  2,000,000  (1)

Unexercised stock options granted under the 1984 Stock Option Plan                             416,002  (1)

Other unexercised stock options                                                              1,245,000  (1)

Unexercised stock rights granted under the 1992 Equity Incentive Plan                        1,295,634  (1)
Authorized but ungranted stock rights under the 1992 Equity Incentive Plan                   1,588,667  (1)

Unexercised stock rights granted under the 1995 Equity Incentive Plan                          263,072  (1)
Authorized but ungranted stock rights under the 1995 Equity Incentive Plan                   1,736,928  (1)


Holders of the 5.5% Subordinated Convertible Debentures maturing 2001 will receive unregistered shares in lieu of cash in payment for interest due on 2/15/96.



(1)  Subject to anti-dilution provisions.
(2) Will be increased as a result of the issuance of warrants to the Banks concurrently herewith.

SCHEDULE VIII - SUBSIDIARIES
Reference Section 7.14

Sub Level
---------
1    Autotote Corporation (Delaware)

2         Autotote Management Corporation (Delaware) (100%)

2         Newark Holdings, Inc. (Delaware) (100%)
3              Autotote Systems, Inc. (Delaware) (100%)
4                   Autotote International, Inc. (Delaware) (100%)
4                   Autotote Canada, Inc. (Ontario) (100%)
4                   Autotote Europe, Ltd. (Ireland) (100%)
4                   Autotote Worldwide, Ltd. (Non-Resident Ireland) (99%, 1% NHI)
5                        Autotote Worldwide Services, Ltd. (Ireland) (100%)
5                        Autotote International, Ltd. (Ireland) (100%) (Inactive)

3              Autotote Products, Inc. (Delaware) (100%) (Inactive)
4                   HTP, Inc. (Pennsylvania) (100%) (Inactive)

2         Autotote Enterprises, Inc. (Connecticut) (100%)

2         Autotote Keno Corporation (Nebraska) (100%)

2         Autotote Lottery Corporation (Delaware) (100%)
3              Autotote Lottery Canada, Inc. (Quebec) (100%)
3              Autotote Israel Ltd. (Israel) (80%)

2         Autotote UK Limited (UK) (100%)

2         Autotote CBS, Inc. (Nevada) (100%)
3                   Megasports, Inc. (Nevada) (50%)

2         ETAG Electronic Totalisator AG (Switzerland) (100%)
3              TEK Turfelektronik GMBH (Germany) (100%)
4                   Datek Toto Dienstleistung GMBH (Germany) (50%)

3              ETAG Electronic Totalisator GesMBH (Austria) (100%)

2         Tele Control Kommunikations und Computersysteme GesMBH (Austria) (100%)

2         Autotote Communication Services, Inc., formerly Autotote Simulcast Corporation (Delaware)(100%)

2         Marvin H. Sugarman Productions, Inc. (New York) (100%)
3              SJC Video Corporation (California) (66.67%)

2         Racing Technology, Inc. (New York) (100%)

2         SOFINAX (France)(85%)
3              SEPMO (France)(100%)
4                   REALM (France)(78%)(22% held by SOFINAX directly)

3              SASO (France)(100%)
3              Microdyne Flocam (France)(54%)

2         Autotote Mexico Ltd.(Delaware) (100%)

2         Autotote Manufacturing Corporation (Delaware) (100%)

SCHEDULE IX - EXISTING INDEBTEDNESS
Reference Section 7.21 and 9.05

                                                                                                                         Principal
                                                                                                                           Amount
      BORROWER/LESSEE                LENDER/LESSOR                  GUARANTOR               DESCRIPTION                  (IN $000)
      ---------------                -------------                  ---------               -----------                  ---------
Autotote Worldwide Services      Irish Development Auth.                              Capital Grant Obligation          $       533
Autotote Worldwide Services      AIB Leasing                                          Capital Lease for Equipment       $       256
Autotote Lottery Corporation     U.S. Leasing Int'l                                   Capital Lease for Equipment       $       188
Autotote Lottery Corporation     U.S. Leasing Int'l                                   Capital Lease for Equipment       $       180
Autotote Lottery Corporation     U.S. Leasing Int'l                                   Capital Lease for Equipment       $       380
Autotote Lottery Corporation     Heller Financial                                     Capital Lease for Equipment       $       114
Autotote Lottery Corporation     Heller Financial                                     Capital Lease for Equipment       $       779
Autotote CBS, Inc.               Standard Life & Accident       Autotote Corporation  Mortgage Loan                     $     2,086
SJC Video Corp.                  City National Bank             M.H.S.P., Inc.        Term Loans                        $       640
SJC Video Corp.                  Sony Electronics                                     Term Loan                         $        74
SOFINAX                          CCF Edouard VII                                      Term Loan                         FF      667
SOFINAX                          Banque Hervet                                        Term Loan                         FF    4,933
SOFINAX                          Societe Generale                                     Credit Line                       FF    2,000
SOFINAX                          Banque Nationale De Paris                            Credit Line                       FF    1,600
SEPMO                            Credit Industriel de l'Ouest                         Credit Line                       FF      700
SEPMO                            CEPME                                                Term Loan                         FF      392
SEPMO                            Banque Nationale De Paris      Autotote Corporation  Revolver                          FF    2,000
SEPMO                            Societe Generale               Autotote Corporation  Revolver                          FF    2,000
SEPMO                            Leasing                                              Equipment Lease                   FF      611
ETAG (Zug)                       Swiss Credit Bank                                    Overdraft Facility                SFr     130

Various intercompany notes.

SCHEDULE X - INSURANCE
Reference Section 8.03(a)
-------------------------

     COVERAGE                          INSURANCE COMPANY     POLICY #      AMOUNT
     --------                          -----------------     --------      ------
NORTH AMERICA AND INTERNATIONAL SALES
-------------------------------------
     Errors & Omissions                St. Paul            TE06400263      $11,000,000 Each Error/Aggregate
     Workers' Compensation             St. Paul            WVA6400210      Statutory Benefits
     Executive Risk                    National Union      SRGL6496519     $1,000,000 Limit of Liability
     Fiduciary Liability/Crime         Chubb               81224201C
          Fiduciary                                                        $1,000,000 Each Loss
          Crime                                                            $5,000,000 Employee Theft
     Directors and Officers Liability  Reliance            NDA0126605      $5,000,000 Limit of Liability
                                       American Alliance   TDX9823992      $5,000,000 excess of $5,000,000
                                       Zurich Insurance    DOC8389591      $5,000,000 excess of $10,000,000
     Nonowned Aircraft liability       USAIG               360AC216090     $5,000,000 Combined Single Limit
     Mexico Property                   Chubb Group         IN 232019       $1,083,334 Hippo De Aqua Caliente
                                                                           $1,027,778 Juarez Turf Club
                                                                           $2,000,000 Various Locations
     Panama Property                   Chubb Group         TBD             $1,013,600 Hipodrome President Remon Track
     Workers' Compensation             Continental         28C881712793J   Massachusetts Employees Benefits Statutory
     Exporters Package                 Chubb               35315445        Personal Property - El Muavo Commendante Race Track
                                                                             $1,605,993
     Political Risk                    Chubb               78410005        Mexico-Expropriatory Action
                                                                             $1,570,790 Any One Loss
     Political Risk                    Chubb               78410008        Panama-Expropriatory Action
                                                                             $1,200,000 Any One Loss
     Ocean Cargo                       Commercial Union    CPC400510       $1,000,000 Any One Vessel
                                                                           $1,500,000 Any One Aircraft
     Commercial Package                St. Paul            TE09000503
       Property                                                            Blanket Building, Contents, including Property of
                                                                             Others $44,378,967
                                                                           Computer Equipment $11,063,000, $2,500,000 any one track.
       General Liability                                                   $2,000,000 General Aggregate/$1,000,000 per occurance
       Automobile Liability/Physical Damage                                $1,000,000 Liability/Uninsured Motorist
       Umbrella Liability                                                  $10,000,000
     Excess Umbrella Liability         Chubb               (94)79130930    Limit of Liability $9,000,000 beyond St. Paul's
                                                                             $10,000,000
     License Bond                      American Bankers    9307153
     Comercial Package - Canada        St. Paul            177DP1881
       Property                                                            Per track limits - maximum $2,758,000
       General Liability                                                   General/Personal Injury Aggregate $2,000,000/$1,000,000
                                                                             per occurance
     Business Automobile-Canada        St. Paul            277JG3962       Third Party Liability $1,000,000

Reference Section 8.03(a)
-------------------------

     COVERAGE                   INSURANCE COMPANY     POLICY #     AMOUNT
     --------                   -----------------     --------     ------
ETAG (ZUG)
----------
     Commercial Package         Alpina Insurance   5'422'321       Property Damage - SFr 80,000
                                                                   Business Interruption - SFr 50,000
     Liability                  Alpina Insurance   2'101'187.0     SFr 5,000,000
     Pension Liability          Helvetia-Patria    1301.V.0.36147  Statutory Coverage
     Workers' Compensation      Alpina Insurance   3'007'150       Statutory Coverage

TELECONTROL
-----------
     Commercial Package         Niederosterr.      7.2.11.474/8    AS 24,050,000
                                                                   Third Party Liability $1,000,000
     Transportation             Gerling            64/21028/52     AS 500,000
     Computer Equipment         Niederosterr.      43.874/3        AS 14,000,000
     Property                   Niederosterr.      7.212.142/0     AS 1,200,000
     Business Automobiles       Niederosterr.      Various         AS 12,000,000

AUTOTOTE WORLDWIDE SERVICES LTD.
--------------------------------
     Commercial Package         Chubb              3531 3264       Material damage - $3,700,880 - any one loss
                                                                   Public Liability - $1,600,000 - any one event/unlimited any one period
                                                                   Product Liability - $1,600,000 - any one event/period
     Employers Liability        Irish National     01/5063283/ELP  $16,000,000 per event
                                                   LXE 00051       $8,000,000 excess coverage
     Commercial Vehicles        Irish National     01/5064238/mps  $400,000
     Motor Contingency          Norwich Union      MCL 9335768     (Personal autos on business use.)
     Engineering                Irish National     01/5068325/INP  Inspection Fee
     Marine Cargo               Irish National     01/5065695/ITP  $750,000 exports/$250,000 imports
     Travel                     Lloyds             GCHT 07918      $8,000,000 Medical/$80,000 Accident

ETAG GMBH (VIENNA)
------------------
     Electrical Equipment       Zurich Kosmos      46/0070-0       AS 10,377,060
     Glass Insurance            Zurich Kosmos      86/11939-0      AS    103,985
     Liability - Operations     Zurich Kosmos      77/54674-5      AS  5,000,000
     Liability - Automobiles    Zurich Kosmos      3/14683-2       AS 12,000,000
     Telephone                  Zurich Kosmos      16/1106475      AS     46,000
     Liability - Automobiles    Zurich Kosmos      02249696-4      AS 15,000,000

Reference Section 8.03(a)
-------------------------

SOFINAX GROUP
-------------
        General Liability (Staff)             Abeille Paris           5300242           FF   2,000,000
        After Delivery Damage                                                           FF   5,000,000
        Damages & Indirect Loss                                                         FF   5,000,000
        Damages & Indirect Loss - PMU         UAP Paris               51635629          FF  20,000,000
        All Risk - Equipment (PMU)            UAP Paris               375036751718      FF   9,250,000
        All Risk - Equipment (Other)          AZUR Paris              13739053ZC        FF  26,576,000
                                              AZUR Paris              11062902ZZ        FF   1,963,000
        All Risk - Fiduciary Cash             AZUR Paris              1793533ZY         According to balance
        Property                              AZUR Paris              11987900W         Replacement Value; FF400,000 Deductible
                                                                      13796424ZN        Fixtures FF1,300,000
        Autotmobile Damage                    AZUR Paris              1101370           Various

TEK TURFELEKTRONIC GMBH
-----------------------
        Electronic Equipment                  Agrippina Vers. AG      Various           Replacement Cost
        Electronic Equipment                  Wurttembergische        TV27-626453802    Replacement Cost
        Liability                             Agrippina Vers. AG      810191074027
        D & O                                 Agrippina Vers. AG      400191555714
        Automobile - Liability                Agrippina Vers. AG      Various
        Automobile - Theft                    Agrippina Vers. AG      500190597043
        Baggage                               Agrippina Vers. AG      500190597078





Schedule XI - Existing Liens
Reference Section 9.01(iii)

Lender/Lessor                      Obligation                         Encumbered Asset/Property
Irish Development Authority        Capital Grant                      Capital Equipment                 Autotote Worldwide Services
Allied Irish Bank                  Capital Lease                      Capital Equipment                 Autotote Worldwide Services
U.S. Leasing International         Capital Leases                     Computer Equipment and Software   Autotote Lottery Corporation
Heller Financial                   Capital Leases                     Equipment                         Autotote Lottery Corporation
Standard Life & Accident Ins. Co.  Mortgage                           Las Vegas Office Facility         Autotote CBS
Sony Electronics                   Term Loan                          Video Equipment                   SJC Video Corp.
City National Bank                 Term Loan                          Blanket lien on all assets        SJC Video Corp.
Banque Hervet                      Mortgage                           Parc de Buzenval                  SOFINAX
CIO, BNP and SoGen.                Mortgage                           Rue Cardinet                      SEPMO
Service America Corp.              Purchase Money Security Interest   Food Service Operation Assets     Autotote Enterprises


Liens related to operating leases permitted under the Credit Agreement.

Liens related to performance bonds permitted under the Credit Agreement.

Liens scheduled on Annex A to the Security Agreement.





                                                                       EXHIBIT A
                                                                       ---------



                              NOTICE OF BORROWING
                              -------------------

                                                                          [Date]


Bankers Trust Company, as
 Agent for the Banks party
 to the Credit Agreement
 referred to below
One Bankers Trust Plaza
New York, New York  10006

Attention:  _____________

Gentlemen:

          The undersigned, an Authorized Representative of Autotote Systems, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and amended and restated as of April 28, 1994, and further amended and restated as of January 26, 1996 (as further modified, supplemented and amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, Autotote Corporation, various Banks from time to time party thereto, and you, as Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing of Revolving Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by
Section 1.03 of the Credit Agreement:

          (i)  The Business Day of the Proposed Borrowing is _______, 19__. 1/
                                                                            -

         (ii) The aggregate principal amount of the Proposed Borrowing is $___________.


______________________________

1/  Shall be a Business Day at least one Business Day in the case of Base
-
    Rate Loans and three Business Days in the case of Eurodollar Rate Loans, in each case, after the date hereof.

                                                                       EXHIBIT A
                                                                          Page 2



        (iii) The Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

        [(iv) The initial Interest Period for the Proposed Borrowing is ___ month(s).]2/
                   -

          The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                             Very truly yours,

                                             [AUTOTOTE CORPORATION]
                                             [AUTOTOTE SYSTEMS, INC.]


                                             By____________________________
                                               Name:
                                               Title:




______________________________

2/  To be included for a Proposed Borrowing of Eurodollar Loans.
-

                                                                     EXHIBIT B-1
                                                                     -----------


                                  A TERM NOTE
                                  -----------

 $__________                                                  New York, New York

                                                               ________ __, 1996

          FOR VALUE RECEIVED, AUTOTOTE SYSTEMS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of________________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the A Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of _____________ DOLLARS ($__________) or, if less, the then unpaid principal amount of all A Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is one of the A Term Notes referred to in the Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and amended and restated as of April 28, 1994, and further amended and restated as of January 26, 1996, among the Borrower, Autotote Corporation, the lenders from time to time party thereto (including the Bank) and Bankers Trust Company, as Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the A Term Loan Maturity Date, in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. The Borrower hereby further waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

          This Note evidences certain loans that were initially made by the Bank pursuant to the Original Credit Agreement (as defined in the Agreement) and which remain outstanding on the date hereof under (and as provided in) the Agreement.

                                                                     EXHIBIT B-1
                                                                          Page 2



          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                             AUTOTOTE SYSTEMS, INC.


                                             By____________________________
                                               Title:

                                                                     EXHIBIT B-2
                                                                     -----------


                                  B TERM NOTE

 $__________                                                  New York, New York

                                                               ________ __, 1996

          FOR VALUE RECEIVED, AUTOTOTE SYSTEMS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ___________________________________(the "Bank"), in lawful money of the United
States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the B Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of _____________ DOLLARS ($__________) or, if less, the then unpaid principal amount of all B Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is one of the B Term Notes referred to in the Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and amended and restated as of April 28, 1994, and further amended and restated as of January 26, 1996, among the Borrower, Autotote Corporation, the lenders from time to time party thereto (including the Bank) and Bankers Trust Company, as Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the B Term Loan Maturity Date, in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. The Borrower hereby further waives all right to a trial by jury in any action proceeding or counterclaim arising out of or relating to this Note.

          This Note evidences certain loans that were initially made by the Bank pursuant to the Original Credit Agreement (as defined in the Agreement) and which remain outstanding on the date hereof under (and as provided in) the Agreement.

                                                                     EXHIBIT B-2
                                                                     -----------
                                                                          Page 2



          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                             AUTOTOTE SYSTEMS, INC.


                                             By____________________________
                                               Title:

                                                                     EXHIBIT B-3
                                                                     -----------

                                REVOLVING NOTE
                                --------------


$___________                                                  New York, New York

                                                               ________ __, 1996

          FOR VALUE RECEIVED, AUTOTOTE SYSTEMS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Final Maturity Date (as defined in the Agreement referred to below) the principal sum of _______________ DOLLARS ($______________) or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and amended and restated as of April 28, 1994, and further amended and restated as of January 26, 1996, among the Borrower, Autotote Corporation, the lenders from time to time party thereto (including the Bank) and Bankers Trust Company, as Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. The Borrower hereby further waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

          This Note evidences certain loans that were initially made by the Bank under the Original Credit Agreement (as defined in the Agreement) and which remain outstanding on the date hereof under (and as provided in) the Agreement, as well as all additional Revolving Loans made by the Bank on or after the date hereof pursuant to the Agreement.

                                                                     EXHIBIT B-3
                                                                          Page 2


          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                             AUTOTOTE SYSTEMS, INC.


                                             By_____________________________
                                               Title:

                                                                     EXHIBIT B-4
                                                                     -----------


                                SWINGLINE NOTE
                                --------------


$__________                                                   New York, New York
                                                               ________ __, 1996

          FOR VALUE RECEIVED, AUTOTOTE SYSTEMS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of BANKERS TRUST COMPANY (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of _____________ DOLLARS ($__________) or, if less, the then unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is the Swingline Note referred to in the Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and amended and restated as of April 28, 1994, and further amended and restated as of January 26, 1996, among the Borrower, Autotote Corporation, the lenders from time to time party thereto (including the Bank) and Bankers Trust Company, as Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. The Borrower hereby further waives all rights to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

          This Note evidences certain loans that were initially made by the Bank under the Original Credit Agreement (as defined in the Agreement) and which remain outstanding on the date hereof under (and as provided in) the Agreement, as well as all additional Swingline Loans made by the Bank on or after the date hereof pursuant to the Agreement.

                                                                     EXHIBIT B-4
                                                                          Page 2


          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                             AUTOTOTE SYSTEMS, INC.


                                             By____________________________
                                               Title:

                                                                       EXHIBIT C
                                                                       ---------


                           LETTER OF CREDIT REQUEST
                           ------------------------


No.  /1/      Dated    /2/
    -----           ---------


Bankers Trust Company, as Agent
     under the Credit Agreement, dated as of
     October 31, 1991, and amended and restated
     as of October 30, 1992, and amended and
     restated as of June 4, 1993, and amended and
     restated as of April 28, 1994, and further
     amended and restated as of January 26, 1996
     (as further amended, modified or supplemented
     from time to time, the "Credit Agreement"),
     among Autotote Corporation, Autotote Systems,
     Inc., the lenders from time to time party
     thereto and Bankers Trust Company, as Agent
     One Bankers Trust Plaza
New York, New York  10006

Attention: ______________

[NAME AND ADDRESS
OF ISSUING BANK]
[Attention:______________]


Dear Sirs:

          The undersigned, an Authorized Representative of Autotote Systems, Inc., hereby requests that [Name of Issuing Bank], in its individual capacity, issue a [Standby][Trade] Letter of Credit for the account of Autotote Systems, Inc. on /3/ (the
       ------



____________________________

(1)  Letter of Credit Request Number.

(2)  Date of Letter of Credit Request.

(3) Date of Issuance which shall be at least 5 Business Days from the date hereof (or such shorter period as is acceptable to the respective Issuing
     Bank).

                                                                       EXHIBIT C

"Date of Issuance") in the aggregate Stated Amount of  /4/  . The requested
                                                     --------
Letter of Credit shall be denominated in  /5/  .
                                        --------

          For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

          The beneficiary of the requested Letter of Credit will be   /6/ ,
                                                                    -------
and such Letter of Credit will be in support of  /7/   and will have a stated
                                               ---------
expiration date of  /8/  .
                  ---------

          [The requested Letter of Credit will be subject to the provisions of
Section 2.01(e) of the Credit Agreement, and the undersigned hereby agrees to take any and all actions required to be taken in connection with maintaining such requested Letter of Credit pursuant to the terms and conditions of Section 2.01(e) of the Credit Agreement.]/9/
                                  --


______________________________

(4)   Aggregate initial Stated Amount of Letter of Credit.

(5) Specify U.S. Dollars, Deutsche Marks, French Francs, Canadian Dollars, Dutch Guilders, British Pounds Sterling, Japanese Yen, Korean Won, Hong Kong Dollars, Mexican Pesos or such other currency which is acceptable to the Agent and the Issuing Bank.

(6)   Insert name and address of beneficiary.

(7) Insert description of L/C Supportable Indebtedness and describe obligation to which it relates.

(8) Insert last date upon which drafts may be presented which may not be later than (A) in the case of Standby Letters of Credit, the earliest of (x) the date which occurs 12 months after the Date of Issuance, (y) the Final Maturity Date and (z) in the case of a Standby Letter of Credit subject to
      Section 2.01(e) of the Credit Agreement, the date which occurs 6 months after the Final Maturity Date and (B) in the case of Trade Letters of Credit, the earlier of (x) the date which occurs 180 days after the Date of Issuance and (y) the date which occurs 30 days prior to the Final Maturity Date.

(9) To be inserted for requested Standby Letters of Credit with an expiration date
                                                                  (continued...)

                                                                       EXHIBIT C
                                                                      Page3


          The undersigned hereby certifies that:

          (1) the representations and warranties contained in the Credit Agreement and in the other Credit Documents will be true and correct in all material respects, both before and after giving effect to the issuance of the Letter of Credit requested hereby, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

          (2) no Default or Event of Default has occurred and is continuing or, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

          Copies of all documentation with respect to the supported transaction are attached hereto.

                                             [AUTOTOTE CORPORATION]
                                             [AUTOTOTE SYSTEMS, INC.]



                                             By_____________________________
                                             Name:
                                                Title:








______________________________

/(9)/(...continued)
         occurring after the Final Maturity Date.

                                                                       EXHIBIT D
                                                                       ---------



                        Section 4.04(b)(ii) Certificate
                        -------------------------------


          Reference is hereby made to the Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and further amended and restated as of April 28, 1994, as further modified, supplemented and amended to the date hereof (the "Credit Agreement"), among Autotote Corporation, Autotote Systems, Inc., the lenders from time to time party thereto and Bankers Trust Company, as Agent. Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in
Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                             [NAME OF BANK]


                                             By________________________
                                               Title:

Date:

                                                                       EXHIBIT E
                                                                       ---------



                               WARRANT AGREEMENT


          WARRANT AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of January 26, 1996, among Autotote Corporation, a corporation incorporated under the laws of the State of Delaware (with its successors, the "Company") and the undersigned initial holders of the Warrants referred to below (the "Initial Holders").


                             W I T N E S S E T H :
                             -------------------


          WHEREAS, the Company, Autotote Systems, Inc. (the "Borrower"), certain lenders from time to time party thereto (the "Banks"), and Bankers Trust Company, as agent for such Banks, are parties to a Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and amended and restated as of April 28, 1994, and further amended and restated as of January 26, 1996 (as so amended and restated, and as the same may be further modified, amended or supplemented from time to time, the "Credit Agreement");

          WHEREAS, in order to induce the Banks to enter into the Credit Agreement, the Company had agreed to issue the Warrants to the Initial Holders;

          WHEREAS, the Company has authorized the issuance of the Warrants which are exercisable, pursuant to the terms and conditions thereof, for shares of Class A Common Stock (as hereinafter defined) of the Company; and

          WHEREAS, the Initial Holders now desire to subscribe for, and the Company now desires to issue to the Initial Holders, upon the terms and conditions set forth herein, the Warrants substantially in the form of Exhibit A hereto;


          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                                                       EXHIBIT E
                                                                          Page 2


          Section I.  Definitions.
                      -----------

A.  Definitions.  The following terms, as used herein, shall have the following
    -----------
respective meanings:

          "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person, it being understood that in any event the Borrower and its Affiliates shall be considered Affiliates of the Company. As used in this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, contract or otherwise), provided that, in any event (other than for purposes of
                        --------
Section 4.04 hereof), any Person which owns, directly or indirectly, more than 10% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 10% of the partnership or other ownership interests of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, neither the Initial Holders nor any of their Affiliates shall be deemed to be an Affiliate of the Company.

          "Bank Holder" shall mean the Initial Holders and any other Holder that becomes a Bank under the Credit Agreement or is an Affiliate of a Bank.

          "Banks" shall have the meaning provided in the first recital hereof.

          "Borrower" shall have the meaning provided in the first recital hereof.

          "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks are required by law or authorized to close in New York City.

          "Class A Common Stock" shall mean and include the Company's authorized Class A Common Stock, $.01 par value, as constituted on the date hereof.

          "Commission" shall have the meaning provided in Section 4.06 hereof.

          "Company" shall have the meaning provided in the first paragraph hereof.

                                                                       EXHIBIT E
                                                                          Page 3


          "Credit Agreement" shall have the meaning provided in the first recital hereof.

          "Demand Registration" shall have the meaning provided in Section 5.01(a) hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exercise Period" shall mean the period of time from January 26, 1996 until 5:00 P.M., local time in New York City, on April 30, 1998.

          "Exercise Price" shall have the meaning provided in the Warrants.

          "Existing Rights Holder" shall mean any Person to whom the Company has issued warrants to purchase common stock of the Company prior to the date hereof but only if such warrants contain registration rights provisions requiring the Company not to effect any public sale or distribution of its securities during specified periods prior to and after the registration of such common stock pursuant to the exercise of such registration rights.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

          "Holder" initially shall mean each Initial Holder and each other holder of any Warrant or Warrant Share that is a direct or indirect transferee of one of the Initial Holders or any other Holder unless, with respect to any such Warrant or Warrant Share, such Warrant or Warrant Share is acquired in a public distribution pursuant to a registration statement under the Securities Act or pursuant to a transaction exempt from registration under the Securities Act if securities sold in such transaction may be resold without subsequent registration under the Securities Act.

          "Initial Holders" shall have the meaning provided in the first paragraph hereof.

          "Lehman Demand Rights" shall have the meaning provided in Section 5.03 hereof.

                                                                       EXHIBIT E
                                                                          Page 4


          "Lehman Shares" shall have the meaning provided in Section 5.03 hereof.

          "Lehman Warrants" shall have the meaning provided in Section 5.03 hereof.

          "Person" shall mean an individual, a corporation, a limited liability company, a company, a voluntary association, a general partnership, a limited partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

          "Piggy-Back Registration" shall have the meaning provided in Section
5.02 hereof.

          "Registrable Securities" shall mean any Warrants or Warrant Shares until (i) one or more registration statements covering any such Warrants and Warrant Shares has become effective under the Securities Act and all such Warrants and Warrant Shares have been disposed of pursuant to such effective registration statement, (ii) such Warrants or Warrant Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or under which such Warrants and Warrant Shares may be sold pursuant to Rule 144(k),
(iii) the Company has delivered a new certificate or other evidence of ownership for such Warrants or Warrant Shares not bearing any legend relating to restrictions on transfer and such Warrants or Warrant Shares may be resold without subsequent registration under the Securities Act or (iv) such Warrants and Warrant Shares are no longer outstanding.

          "Registration Expenses" shall have the meaning ascribed to such term in Section 5.05 hereof.

          "Regulation Y" shall mean the Regulation Y promulgated by the Board of Governors of the Federal Reserve System or any successor regulation.

          "Required Holders" shall mean the Holders of more than 50% of all Warrant Shares (assuming the full exercise thereof), provided that the term Required Holders shall mean the Holders of all Warrant Shares in the case of any amendment, modification or waiver to this Agreement or any Warrant which would shorten the Exercise Period, increase the Exercise Price or reduce the number of Warrant Shares issuable upon the exercise of any Warrant.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

                                                                       EXHIBIT E
                                                                          Page 5


          "Suspension Period" shall have the meaning provided in Section 5.01(f) hereof.

          "Warrant" shall mean a Warrant substantially in the form of Exhibit A hereto, and any Warrant or Warrants issued upon transfer thereof or in substitution therefor.

          "Warrantholder" shall mean the holder of any Warrant.

          "Warrant Share" shall mean any share of Class A Common Stock issued or issuable upon exercise of any Warrant. For purposes of this Agreement, a Warrant Share shall be "outstanding" from and after the date hereof until the redemption or cancellation of such Warrant Share (or, if the related Warrant has not been exercised, the expiration, repurchase or cancellation of such Warrant) by the Company.

B.  Accounting Terms and Determinations.  Unless otherwise specified herein,
    -----------------------------------
all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP.

          Section II.  Terms and Conditions of Issuance of Warrants.
                       --------------------------------------------

A.  Issuance of the Warrants.  In consideration of the premises and other good
    ------------------------
and valuable consideration, the Company hereby agrees to issue on the date hereof to each Initial Holder Warrants to purchase that number of shares of Class A Common Stock (as such number may be adjusted as provided in the Warrants) as is set forth on Schedule A hereto for each such Initial Holder.

          Section III.  Representations and Warranties of the Company. The
                        ---------------------------------------------
Company represents and warrants to each Holder as follows:

A.  Authorization.  The Company has all necessary power and authority to
    -------------
execute, deliver and perform its obligations under this Agreement and the Warrants and to issue and deliver the Warrants and Warrant Shares; the execution, delivery and performance by the Company of this Agreement and the Warrants have been duly authorized by all necessary action; each of this Agreement and each of the Warrants has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the

                                                                       EXHIBIT E
                                                                          Page 6


Company enforceable in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to creditors' rights generally and to general equitable principles.

B.  Valid Issuances.  The Warrants, when issued and delivered pursuant hereto,
    ---------------
and the Warrant Shares when issued and delivered pursuant to the Warrants, will be validly issued, fully paid and non-assessable, with no liability on the part of the Holders thereof, and are not subject to any preemptive rights, rights of first refusal or rights of first offer. Except as set forth on Schedule B hereto and except for the registration rights as set forth in this Agreement, the Company is not under any obligation to cause the registration under the Securities Act of any of its presently outstanding securities or any of its securities which hereafter may be issued.

C.  No Breach.  Except for the filing of a listing application with the NASDAQ
    ---------
National Market System in respect of the Warrant Shares issuable upon exercise of the Warrants (which filing will be made within 15 days after the date hereof), none of the execution and delivery of this Agreement and the Warrants, the consummation of the transactions herein or therein contemplated, including the issuance and delivery of the Warrants and, upon the exercise of the Warrants, the Warrant Shares, nor compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent under, the Certificate of Incorporation or By-Laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, or constitute a default under any such agreement or instrument or result in the creation or imposition of any lien upon any of the revenues or assets of the Company pursuant to the terms of any such agreement or instrument.

D.  Approvals.  Except for the filing of a listing application with the NASDAQ
    ---------
National Market System in respect of the Warrant Shares issuable upon exercise of the Warrants (which filing will be made within 15 days after the date hereof), no authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, which have not already been made or obtained, are necessary to be obtained by the Company for the execution, delivery or performance by the Company of this Agreement and the Warrants, the consummation by the Company of the transactions contemplated herein and therein or the validity or enforceability hereof or thereof.

                                                                       EXHIBIT E
                                                                          Page 7


E.  Capitalization.  The authorized capital stock of the Company on the date
    --------------
hereof consists of (99,300,000 shares of Class A Common Stock, of which 30,942,295 shares are issued and outstanding and 68,357,705 shares are held in the treasury of the Company, (ii) 700,000 shares of Class B Nonvoting Common Stock, $.01 par value, of which no shares are issued and outstanding, and (i 2,000,000 shares of Preferred Stock, $1.00 par value, of which no shares are issued and outstanding, all as more fully set forth on Schedule C hereto. There are no other outstanding shares of capital stock of the Company and, except for the Warrants and as set forth on Schedule C hereto, no outstanding options or warrants to acquire any shares of capital stock of the Company and there will be no securities convertible into or exchangeable for, or options or other rights to acquire from the Company or other obligations of the Company to issue, directly or indirectly, any shares of capital stock of the Company.

F.  Offer of Warrants.  Neither the Company nor any Person acting on its
    -----------------
behalf has directly or indirectly offered the Warrants or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than a Holder. Neither the Company nor any Person acting on its behalf has taken or will take any action which would subject the issuance and sale of the Warrants to the provisions of Section 5 of the Securities Act, or to the provisions of any state securities law requiring registration of securities, notification of the issuance or sale thereof or confirmation of the availability of any exemption from such registration except pursuant to this Agreement.

          Section IV.  Covenants.
                       ---------

A.  Maintenance of Existence; Conduct of Business.  The Company will preserve
    ---------------------------------------------
and maintain its corporate existence as a corporation under the Delaware General Corporation Law and all of its rights, privileges and franchises necessary in the ordinary course of its business, and will conduct its business in a regular manner.

B.  Inspection.  The Company covenants and agrees that it will permit each
    ----------
Holder and its representatives to inspect the properties of the Company, to examine and make extracts and copies from the books and records of the Company during normal business hours and to discuss with management the business and affairs of the Company, in each case on the same basis as a shareholder of the Company may exercise such rights or to the extent reasonably necessary to protect such Holder's rights under this Agreement or to ensure such Holder's compliance with applicable law.

                                                                       EXHIBIT E
                                                                          Page 8


C.  Information.  The Company covenants and agrees that it will deliver to
    -----------
each Holder such financial statements and other information regarding the Company or any of its subsidiaries that the Company is obligated to prepare and deliver to any shareholder of the Company, in each case at the same time such financial statements and other information are delivered to any such shareholder. The Company hereby acknowledges and agrees that each Holder may share with any of its Affiliates any information related to the Company and any of its subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Company and its subsidiaries), subject to appropriate confidentiality arrangements.

D.  Repurchase of Common Stock.  The Company covenants and agrees that it will
    --------------------------
not, without the prior written consent of each affected Bank Holder, to the extent that such Bank Holder is subject to the provisions of the Bank Holding Company Act of 1956, as amended (including Regulation Y promulgated thereunder), directly or indirectly, purchase, redeem, retire or otherwise acquire any shares of capital stock of the Company if, as a result of such purchase, redemption, retirement or other acquisition, any Bank Holder, together with its Affiliates, will own, or be deemed to own, Warrant Shares or other shares of capital stock of the Company representing capital equal to 5% or more of the aggregate shares of capital stock of the Company then outstanding (assuming the full exercise of all Warrants then held by such Bank Holder and its Affiliates).

E.  Regulatory Matters.  The Company agrees to cooperate in good faith with
    ------------------
and assist any Bank Holder or any of the Bank Holder's Affiliates as such Bank Holder may reasonably request in connection with any United States regulatory issues that may arise from time to time with respect to the Company. Anything herein or in the Warrants to the contrary notwithstanding, in the event that any Bank Holder or any of such Bank Holder's Affiliates shall determine that it is illegal or unduly burden some, by reason of regulatory restriction, for such Bank Holder or such Affiliate to continue to hold some or all of the Warrants or its Warrant Shares or any other securities of the Company held by it, such Bank Holder or such Affiliate, as the case may be, may sell or otherwise dispose of that portion of its Warrants or Warrant Shares, as the case may be, that such Bank Holder or such Affiliate determines to be appropriate in light of such regulatory restrictions in as prompt and orderly a manner as is reasonably necessary. The Company shall cooperate with and assist such Bank Holder or such Affiliate, as the case may be, in disposing of such Warrants or Warrant Shares, and (without limiting the foregoing) at the request of such Bank Holder or such Affiliate, as the case may be, the Company shall provide (and authorize such Bank Holder or such Affiliate, as the case may be, to provide) financial and other information concerning the Company to any prospective purchaser of

                                                                       EXHIBIT E
                                                                          Page 9


the Warrants or Warrant Shares owned by such Bank Holder or such Affiliate, as the case may be, subject to appropriate confidentiality arrangements. The provisions of this Section 4.05 shall inure solely to the benefit of such Bank Holders and their Affiliates which are subject to the provisions of the Bank Holding Company Act of 1956, as amended (including Regulation Y promulgated thereunder).

F.  Rules 144 and 144A.  The Company covenants that it will file any reports
    ------------------
required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Required Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rules or regulations or regulations hereafter adopted by the Securities and Exchange Commission (the "Commission"). Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          Section V.  Registration Rights.
                      -------------------

          A.  Demand Registration Rights.    Demand Registrations.  At any time
              --------------------------     --------------------
after September 14, 1996 and prior to the expiration of the Exercise Period, the Required Holders may make a written request to the Company for registration of Registrable Securities under the Securities Act with the Commission (or any successor entity) for a public offering of Registrable Securities (a "Demand Registration"). The Holders shall have the right, in the aggregate, to one (1) Demand Registration of all or any part of their Registrable Securities (which Demand Registration may be on Form S-2 or S-3 or other short-forms if the
Company then qualifies for such short   form registration), provided, however,
                                                            --------  -------
that the Company shall not be required to effect a registration pursuant to this
Section 5.01 with respect to any Registrable Securities unless the request for registration covers Registrable Securities representing at least 50% of all Registrable Securities then outstanding and held by the Holders. Whenever the Company shall receive a request for a Demand Registration, the Company will promptly give written notice of such registration to all Holders and shall as expeditiously as is reasonable, use its best efforts to effect the registration under the Securities Act of the Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 Business Days after such notice is given. All requests made pursuant to this Section 5.01(a) will specify the number of shares of Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

                                                                       EXHIBIT E
                                                                         Page 10


1.  Effective Registration.  A registration initiated as a Demand Registration
    ----------------------
shall not be deemed a Demand Registration (i) until a registration statement with respect thereto has become effective and has remained effective for the period of time in which the Company is required to keep such registration statement effective under this Agreement (without giving effect to any Suspension Period), provided, however, that a registration that does not become
                    --------  -------
effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Holders shall be deemed to have been effected by the Company, unless the Holders shall have elected (without any obligation) to pay, and in fact pay (within 30 days after the Company receives notice of such refusal to proceed of the Holders), all Registration Expenses in connection with such registration, (ii) if after such registration statement has become effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and, as a result thereof, the offering of Registrable Securities is terminated prior to the sale thereof, unless after giving effect to any termination the Holders had a period of 120 consecutive days during which they were permitted to sell their Registrable Securities pursuant to such registration statement, (iii) if after such registration statement has become effective, the Company exercises any of its rights under Section 5.01(f) hereof, unless after giving effect to any termination of a Suspension Period the Holders had a period of 120 consecutive days during which they were permitted to sell their Registrable Securities pursuant to such registration statement or (iv) if conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived, other than solely by reason of some act or omission of the Holders.

2.  No Right of Company or Other Person to Piggyback on Demand Registrations.
    ------------------------------------------------------------------------
Neither the Company nor any Person owning any of its securities (other than the Holders) shall have the right to include any of the Company's securities in a registration statement initiated as a Demand Registration under this Section 5.01, unless (i) such securities are of the same class and type as the Registrable Securities being registered and (ii) if such Demand Registration is an underwritten offering, the Company or such Person, as applicable, agree in writing to sell their securities on the same terms and conditions as apply to the Registrable Securities being sold. Subject to the registration rights granted by the Company prior to the date hereof, if any Person owning any securities of the Company (other than any Holder) registers securities of the Company in a Demand Registration (in accordance with the provisions of this
Section 5.01(c)), such Person shall pay the fees and expenses of counsel to such Person and its pro rata share of the Registration Expenses if the Registration
               --- ----
Expenses for such registration are not paid by the Company for any reason. The Company covenants that it shall not grant any registration rights to any

                                                                       EXHIBIT E
                                                                         Page 11


Person which rights would conflict or be inconsistent with the provisions of this Section 5.01(c) or which would otherwise adversely affect the rights of any Holder under this Agreement, and in the event of such a conflict or inconsistency, the terms of this Section 5.01(c) shall prevail.

3.  Selection of Underwriters and Counsel, Etc.  If the Required Holders so
    -------------------------------------------
elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. If a Demand Registration involves an underwritten offering, (i) the Company shall have the right to select the investment banker or bankers and manager or managers to administer the offering (provided that such investment bankers and managers must be reasonably satisfactory to the Required Holders) and (ii) the Required Holders shall have the right to select the counsel to represent the Holders.

4. The Company may delay the filing of a registration statement for up to 60 days (120 days in the case of clauses (iv) and (v) of this Section 5.01(e)) if at the time of a request for registration under Section 5.01(a) above, (i) the Company is a party to a transaction involving the purchase, sale, conversion or issuance of securities of the Company (other than a transaction which is specifically not prohibited in Rule 10b-6 promulgated by the Commission under the Exchange Act), (ii) there is material undisclosed information concerning the Company or any subsidiary of the Company which cannot be disclosed for bona fide and significant business reasons, (iii) financial statements required to be included or incorporated in the registration statement have not been prepared or are otherwise not available, (iv) the Company is about to commence an offering of securities of the Company and the investment banker for the Company shall advise the Company in writing (with a copy to the Holders) that, in its opinion, the offering contemplated by the Company would be materially and adversely affected by the sale of Registrable Securities by the Holders or (v) the Company estimates in good faith that it will file within 30 days after such request a registration statement pursuant to a demand made by an Existing Rights Holder or pursuant to which an Existing Rights Holder will include shares of common stock of the Company held by it. The Company shall promptly notify the Holders of any delay in such filing, the reasons for such delay and proposed length of such delay.

5. The Company may suspend the effectiveness of any registration statement or, without suspending such effectiveness, instruct the Holders that no sales of Registrable Securities included in such registration statement may be made (and the Holders shall forthwith discontinue disposition of any such Registrable Securities) if, in the Company's reasonable good faith judgment, the Company would be required to disclose any actions taken or

                                                                       EXHIBIT E
                                                                         Page 12



proposed to be taken by the Company, which disclosure would have a material adverse effect on the Company or on such actions (a "Suspension Period") by providing the Holders with written notice of such Suspension Period and the reasons therefor. The Company shall use its best efforts to provide such notice a reasonable number of days prior to the commencement of a Suspension Period, provided that in any event the Company shall provide such notice no later than the commencement of such Suspension Period. The Suspension Period shall not exceed 90 days in any consecutive 365 day period during the Exercise Period, provided that no more than one Suspension Period may be commenced in any such 365 day period. The Company shall give prompt written notice to the Holders of the termination of any Suspension Period.

B.  Piggy-Back Registration.  If, at any time or from time to time while any
    -----------------------
Registrable Securities are outstanding, the Company proposes to register any of its securities (whether for its own or others' account) to be offered for cash or cash equivalents in a public offering under the Securities Act (other than by a registration statement on Form S-8 or other form that does not include substantially the same information as would be required in a form for the general registration of securities or that would not be available for registration of Registrable Securities), the Company shall, as expeditiously as is reasonably possible (but in no event later than 45 days prior to any such registration), give written notice to the Holders of the Company's intention to effect such registration. If, within 30 days after receipt of such notice, any Holder submits a written request to the Company specifying the Registrable Securities such Holder proposes to sell or otherwise dispose of (a "Piggy-Back Registration"), the Company shall include the number of shares of Registrable Securities specified in such Holder's request in such registration statement and the Company shall use its best efforts to keep each such registration statement in effect and to maintain compliance with each Federal and state law and regulation for the period necessary for such Holder to effect the proposed sale or other disposition, provided, however, that if, at any time after giving
                      --------  -------
written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine not to register or to delay registration of such securities, the Company shall give written notice of such determination to the Holders and, thereupon, (i) in the case of a determination not to register any securities, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering any securities, the Company shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities; and, provided, further, that if, after any such registration
                       --------  -------
statement has been declared

                                                                       EXHIBIT E
                                                                         Page 13


effective, the Company reasonably determines that it would be required to disclose any actions taken or proposed to be taken by the Company, which disclosure would have a material adverse effect on the Company or on such actions, the Company shall, subject to discontinuance of sales of all other securities covered by the registration statement, be entitled to suspend the effectiveness of such registration statement, or without suspending such effectiveness, to request that each Holder forthwith discontinue the disposition of such Registrable Securities and each such Holder agrees that it will discontinue the disposition of such Registrable Securities pursuant to such registration statement (so long as the disposition of all other such securities is also discontinued) and thereupon the Company shall be relieved of its obligation under this Section 5.02 with respect to such registration (but not from its obligation to pay the Registration Expenses in connection therewith to the extent provided in Section 5.05). Any Holder participating in an underwritten offering pursuant to this Section 5.02 shall, if required by the managing underwriter or underwriters of such offering, enter into an underwriting agreement in a form customary for underwritten offerings of the same general type as such offering.

C.  Reduction of Offering.  Notwithstanding anything contained herein, if the
    ---------------------
managing underwriter or underwriters of an offering described in Section 5.01 or
5.02 hereof delivers a written opinion to the Holders that the size of the offering that the Holders, the Company or any other Person intends to make or the kind or combination of securities that the Holders, the Company and any other Persons intend to include in such offering are such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then:

      (x) in the case of a Demand Registration, the amount of any securities proposed to be offered shall be reduced or excluded from the offering as follows:

               if shares of common stock of the Company issued or issuable pursuant to the warrants heretofore issued to Lehman Brothers Finances S.A. and Pilgrim Prime Rate Trust (such warrants, the "Lehman Warrants", and such shares, the "Lehman Shares") are proposed to be included in the underwriting as a result of the exercise of incidental registration rights previously granted under the Lehman Warrants, then the number of shares that shall be included in the underwriting shall be allocated as follows:
               (a) one Lehman Share shall be included for each share held by the Holders and all other holders of common stock of the Company possessing registration rights whose shares are to be included in the under writing and any shares to be sold for the account of the Company (collectively, the "Non-Lehman

                                                                       EXHIBIT E
                                                                         Page 14


               Shares") until either the limit is reached or all the Lehman Shares are included in the underwriting and (b) any excess shares up to such limitation shall be Non-Lehman Shares. In allocating Non-Lehman Shares under clauses (a) and (b) of the immediately preceding sentence, or in the event that no Lehman Shares are proposed to be included in the underwriting, the amount allocated shall be such that each holder of Non-Lehman Shares may include in the underwriting that portion of the amount to be allocated which the number of shares proposed to be included by such holder bears to the aggregate number of shares proposed to be included by holders of all Non-Lehman Shares, provided that, notwithstanding the foregoing provisions of this sentence, all of the Non-Lehman Shares held by the Holders shall be included in any such Demand Registration before any Non-Lehman Shares held by the Company or the holders of any Non-Lehman Shares that have been granted piggy-back registration rights after the date hereof are included in such Demand Registration; provided, further, that
                                                         --------  -------
               if any Non-Lehman Shares held by the holders thereof under the September 1995 Warrant Agreement (as defined in the Credit Agreement) are proposed to be included in the underwriting then all such Non-Lehman Shares shall be included (together with any other Non-Lehman Shares entitled to be included with the Non-Lehman Shares held by such holders) before any Non-Lehman Shares held by the Holders are included; and

      (y) in the case of a Piggy-Back Registration, the amount of any securities proposed to be offered shall be reduced or excluded from the offering as follows:

               (i) if the registration is initiated as a result of the exercise by a holder of Lehman Shares of demand registration rights ("Lehman Demand Rights"), then the number of shares to be included in the underwriting shall be allocated as follows: (a) all Lehman Shares to be sold shall be included and (b) any additional shares to be included shall be allocated pursuant to the last sentence of 5.03(x) above and (ii) if the registration is not initiated as a result of the exercise of Lehman Demand Rights, then the number of shares of Non-Lehman holders not initiating the registration which may be included therein shall be allocated as set forth in the last sentence of 5.03(x) above, subject to Section 5.03(x)(a) above if Lehman Shares are included as a result of the exercise of incidental registration rights relating thereto; provided, that, in each case, if any Non-Lehman Shares held by the holders thereof under the September 1995 Warrant Agreement are proposed to be

                                                                       EXHIBIT E
                                                                         Page 15


               included in the underwriting then all such Non-Lehman Shares shall be included (together with any other Non-Lehman Shares entitled to be included with the Non-Lehman Shares held by such holders) before any Non-Lehman Shares held by the Holders are included.

               D.  Registration Procedures.  Whenever the Required Holders
                   -----------------------
request that any Registrable Securities be registered pursuant to this Section 5, the Company will, subject to the limitations otherwise provided in this Agreement, use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as is reasonably practicable, and in connection with any such request:

1. The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 120 days or until all of such Registrable Securities have been disposed of (if earlier).

2. The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the Holders requesting registration of Registrable Securities and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter furnish to the Holders requesting registration of Registrable Securities and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Holders requesting registration of Registrable Securities or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

3. After the filing of the registration statement, the Company will promptly notify the Holders of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

4. The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United

                                                                       EXHIBIT E
                                                                         PAGE 16

States as the Holders requesting registration of Registrable Securities reasonably (in light of such Holders' intended plan of distribution) request and
(ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Registrable Securities owned by the Holders; provided that the Company will not be required to (A) qualify generally to do
--------
business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

5. The Company will immediately notify the Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Holders any such supplement or amendment.

6. The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

7. The Company will make available for inspection by the Holders requesting registration of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by such Holders or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and

                                                                       EXHIBIT E
                                                                         Page 17


shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public.

8. The Company will furnish to the Holders requesting registration of Registrable Securities and to each underwriter, if any, a signed counterpart, addressed to such Holders or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be.

9. The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

10. The Company will (at its own expense) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed if the listing of such Registrable Securities is then permitted by the rules of such exchange.

          The Company may require the Holders requesting registration of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

          The Holders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.04(c) or (e) hereof, the Holders will forthwith discontinue disposition of any Registrable Securities registered pursuant to this Section 5 pursuant to the registration statement covering such Registrable Securities until any such stop order (if entered) has been removed or the Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.04(e) hereof, and, if so directed by the Company, the Holders will deliver to the Company all copies, other than permanent file copies then in such Holders' possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period

                                                                       EXHIBIT E
                                                                         Page 18


referred to in Section 5.04(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.04(c) or (e) hereof, as the case may be, to the date when the Company shall have removed any stop order that has been entered or the date that the Company shall make available to the Holder a prospectus supplemented or amended to conform with the requirements of Section 5.04(e) hereof, as the case may be.

E.  Registration Expenses.  In connection with any registration statement
    ---------------------
required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (in including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5.04(h) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) the reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for the Holders. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of Holders (other than as provided in clause (viii) above) selling Registrable Securities under this Section 5 (or any of the agents who manage any Holder's account).

F.  Indemnification and Contribution.  In connection with each registration
    --------------------------------
statement relating to the disposition of Registrable Securities, the Company shall indemnify and hold harmless each of the Holders, each underwriter of Registrable Securities, each partner, officer, director or employee of each of the Holders or any such underwriter and each Person, if any, who controls (within the meaning of either the Securities Act or the Exchange Act) any of the Holders or any such underwriter against all losses, claims, damages or liabilities, joint or several, to which any of the Holders, such under writer or any such Person may be subject arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or the prospectus included therein (or any supplement or amendment thereto) or a preliminary

                                                                       EXHIBIT E
                                                                         Page 19


prospectus, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the state statements therein not misleading, and the Company shall reimburse each of the Holders and each of such other Persons for any reasonable legal or other expenses incurred in connection with the investigation or defense thereof (any such reimbursement to be made as such expenses are incurred); provided, however, that the Company
                                           --------  -------
shall not be liable in any such instance to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in any such registration statement, preliminary prospectus, or prospectus (or amendment or supplement) in reliance upon and in con conformity with information relating to any Person referred to above who would be indemnified by the Company pursuant to this Section 5.06(a) to the extent that any such information is furnished in writing to the Company by such Person expressly for use therein.

1. In connection with each registration relating to the disposition of Registrable Securities, each Holder shall severally indemnify the Company, each director of the Company, each officer of the Company who signs the registration statement and any Person who controls the Company (within the meaning of either the Securities Act or the Exchange Act) to the same extent as the indemnity from the Company provided in Section 5.06(a) hereof, but only with respect to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any such registration statement, preliminary prospectus or prospectus (or amendment or supplement). The maximum liability of any Holder under this Section 5.06(b) shall be limited to the aggregate amount of all sales proceeds actually received by such Holder upon the sale of such Holder's Registrable Securities in connection with such registration.

2. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to subsections (a) or (b) of this Section 5.06, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party, and shall assume the payment of all fees and disbursements related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (x) the indemnifying party and indemnified party shall have mutually agreed to the retention of such counsel or (y) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and

                                                                       EXHIBIT E
                                                                         Page 20


representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) at any time for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the indemnified parties, such firm shall be designated in writing by the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed) but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

3. If the indemnification provided for in this Section 5.06 is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and the respective Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and such Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the respective Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 5.06(d) were determined by pro rata allocation or by any other method of allocation which does not take
--- ----
account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities

                                                                       EXHIBIT E
                                                                         Page 21


referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5.06(d), no Holder shall be required to contribute any amount in excess of the amount of all sales proceeds actually received by such Holder upon the sale of such Holder's Registrable Securities in connection with such registration. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

G.  Participation in Underwritten Registrations.  Subject to the registration
    -------------------------------------------
rights granted by the Company prior to the date hereof, no Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Company and the Required Holders and
(b) completes and executes all question questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

H.  Holdback Agreement.  (a) The Company and its Affiliates agree not to
    ------------------
effect any public sale or distribution of any Registrable Securities or any securities similar to the Registrable Securities, or any securities convertible into or exchangeable or exercisable for Registrable Securities or any securities similar to the Registrable Securities, during the 14 days prior to, and during the 90-day period beginning on, the later of the effective date of any registration statement filed pursuant to Section 5.01 or 5.02 of this Agreement (except as part of such registration statement where the Required Holders consent) or the commencement of a public distribution of Registrable Securities; provided, however, that the provisions of this paragraph shall not prevent the
--------  -------
(x) conversion or exchange of any securities pursuant to their terms into or for other securities (it being understood that the foregoing includes the exercise of warrants or options) or (y) issuance of securities pursuant to the Company's employee benefit plans.

          (b) To the extent not inconsistent with applicable law, each Holder agrees not to effect any public sale or distribution of the issue being registered or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to and during the 90-day period beginning on the effective date of such registration statement (except in any case as part of such registration), if and to the extent requested by the Company in the case of a non-

                                                                       EXHIBIT E
                                                                         Page 22


underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

I.  Specific Enforcement.  The Company and each of the Holders acknowledge
    --------------------
that remedies at law for the enforcement of this Section 5 may be inadequate and intend that this Section 5 shall be specifically enforceable in accordance with
Section 7.04 hereof.

          Section VI.  Compliance with the Securities Act.
                       ----------------------------------

A.  Representations and Warranties.  Each Holder by its acceptance of the
    ------------------------------
Warrants represents and warrants as follows:

1. Such Holder is acquiring the Warrants and the related Warrant Shares for its own account and not as nominee or agent for any other Person and not for offer or sale in any manner that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Warrants or Warrant Shares under a registration under the Securities Act or any applicable state securities laws or under an exemption from such registration available under such Act or any applicable state securities laws.

2. Such Holder is an "accredited" investor within the meaning of Regulation D promulgated under the Securities Act.

B.  Transfer Restriction; Legend.  No Holder will sell, transfer or otherwise
    ----------------------------
dispose of any Warrant or Warrant Share other than to an Affiliate of such Holder or in a transaction that complies with the registration requirements of
Section 5 of the Securities Act or pursuant to an exemption (including, without limitation, sales under Rules 144 and 144A promulgated under the Securities Act) therefrom. Each Warrant or certificate or instrument (if any) representing the Warrant Shares issued upon exercise of the Warrants (and each Warrant or certificate or instrument (if any) representing the Warrant Shares issued to transferees of such Warrant or certificate or instrument (if any)), unless at such time as the same is no longer required under the applicable requirements of the Securities Act, shall bear the following legends:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR

                                                                       EXHIBIT E
                                                                         Page 23


     TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

          Section VII.  Miscellaneous.
                        -------------

A.  Expenses.  The Company agrees to pay all fees and disbursements of the
    --------
Holders (including the reasonable fees and expenses of their counsel) in connection with the purchase and sale of the Warrants as contemplated by this Agreement or any amendments hereto and the fees and disbursements of the Holders (including the reasonable fees and expenses of their counsel) in connection with the negotiation, execution, delivery and enforcement of this Agreement and the Warrants or any waiver or consent hereunder or thereunder or any amendment hereof or thereof. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any Warrants or the issuance or transfer of the Warrants.

B.  Notices.  All notices and other communications provided for herein
    -------
(including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, telecopy, cable or other writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the Company given in accordance with this Section 7.02. All such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

C.  Exclusion.  This Agreement and the Warrants shall be binding upon, and
    ---------
inure solely to the benefit of the Company and the Holders, and no other Person shall acquire or have any right under or by virtue of this Agreement or the Warrants (other than any such Person to whom such Holders have transferred an interest in the Warrants pursuant to the terms thereof and hereof).

D.  Specific Performance.  The Company and each Holder acknowledge and agree
    --------------------
that in the event of any breach of this Agreement or the Warrants by the Company or such Holder, the non-defaulting party would be irreparably harmed and could not be made whole by monetary damages. The Company and each Holder accordingly agree (i) to waive the defense in any action for specific performance that a remedy at law would be

                                                                       EXHIBIT E
                                                                         Page 24


adequate, and (ii) that the Company and each Holder, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement or the Warrants in any action instituted in the United States District Court for the Southern District of New York, or, in the event such Court would not have jurisdiction for such action, in any court of the United States or any state thereof having subject matter jurisdiction for such action.

E.  Warrantholder Not a Stockholder.  Prior to the exercise of any of its
    -------------------------------
Warrants, no Warrantholder shall, except as specifically provided herein, be entitled to any of the rights of, or be deemed to be, a stockholder in the Company.

F.  No Waivers.  No failure or delay by any party in exercising any rights,
    ----------
power or privilege hereunder or under the Warrants shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

G.  Amendments and Waivers.  Any provision of this Agreement or the Warrants
    ----------------------
may be amended or waived if, but only if, such amendment or waiver is in writing and signed by the Company and the Required Holders.

H.  Governing Law.  This Agreement and the Warrants shall be governed by and
    -------------
construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

I.  Counterparts.  This Agreement may be signed in two or more counterparts,
    ------------
each of which shall be an original, with the same effect as if the signatories thereto and hereto were upon the same instrument.



                                   *   *   *

                                                                       EXHIBIT E
                                                                         Page 25


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        AUTOTOTE CORPORATION



                                        By____________________________
                                          Title:

                                        Address for Notices:
                                        100 Bellevue Road
                                        Newark, Delaware  19714-6009
                                        Telephone No. : (302) 737-4300
                                        Telecopier No.: (302) 453-8128
                                        Attention:  Robert Becker

                                        with a copy to:
                                        Autotote Corporation
                                        750 Lexington Avenue
                                        New York, New York  10022
                                        Telephone No. :  (212) 754-2233
                                        Telecopier No.:  (212) 754-2372
                                        Attention:  General Counsel


                                        BANKERS TRUST COMPANY


                                        By__________________________
                                          Title:

                                                                       EXHIBIT E
                                                                         Page 26


                                        Address for Notices:

                                        130 Liberty Street
                                        New York, New York  10006
                                        Telephone No  : (212) 250-7671
                                        Telecopier No.: (212) 250-7218
                                        Attention: Christopher Kinslow


                                        BANK OF IRELAND, GRAND CAYMAN BRANCH


                                        By__________________________
                                          Title:


                                        Address for Notices:
                                        640 Fifth Avenue
                                        New York, New York 10019
                                        Telephone No.  : (212) 397-1708
                                        Telecopier No. : (212) 586-7752
                                        Attention:  David Aylward


                                        BANK POLSKA KASA OPIEKI, S.A.


                                        By__________________________
                                          Title:

                                        Address for Notices:
                                        470 Park Avenue
                                        15th Floor
                                        New York, New York 10016
                                        Telephone No.  : (212) 251-1203
                                        Telecopier No. : (212) 213-2971
                                        Attention:  William Shea

                                                                       EXHIBIT E
                                                                         Page 27


                                        BHF-BANK AKTIENGESELLSCHAFT


                                        By__________________________
                                          Title:


                                        By__________________________
                                          Title:

                                        Address for Notices:
                                        590 Madison Avenue
                                        New York, New York 10017
                                        Telephone No.  : (212) 756-5570
                                        Telecopier No. : (212) 756-5911
                                        Attention:  Paul Travers



                                        CREDITANSTALT CORPORATE FINANCE, INC.



                                        By__________________________
                                          Title:


                                        By__________________________
                                          Title:

                                        Address for Notices:
                                        245 Park Avenue
                                        New York, New York 10167
                                        Telephone No.  : (212) 856-1293
                                        Telecopier No. : (212) 856-1234
                                        Attention:  A.W. Seidel

                                                                       EXHIBIT E
                                                                         Page 28


                                        DELAWARE TRUST COMPANY


                                        By__________________________
                                          Title:

                                        Address for Notices:
                                        c/o Meridian Bank
                                        13th Floor
                                        1835 Market Street
                                        Wilmington, Delaware 19103
                                        Telephone No.  : (215) 854-3148
                                        Telecopier No. : (215) 854-3137
                                        Attention:  David Fraimow


                                        EUROPEAN AMERICAN BANK


                                        By__________________________
                                          Title:


                                        Address for Notices:
                                        1 EAB Place
                                        Uniondale, New York 11555-5729
                                        Telephone No.  : (516) 296-6792
                                        Telecopier No. : (516) 296-5323
                                        Attention:  William Fitzgerald


                                        FLEET BANK OF MASSACHUSETTS, N.A.


                                        By__________________________
                                          Title:

                                        Address for Notices:

                                                                       EXHIBIT E
                                                                         Page 29


                                        mail code:  R10PT05A
                                        P.O. Box 366
                                        40 Westminster Street
                                        Providence, Rhode Island  02901-0366
                                        Telephone No.  : (401) 459-4845
                                        Telecopier No. : (401) 459-4963
                                        Attention:  Fred Manning



                                        GIROCREDIT BANK AG DER SPARKASSEN,
                                        GRAND CAYMAN ISLAND BRANCH



                                        By__________________________
                                          Title:


                                        Address for Notices:
                                        65 East 55th Street
                                        29th Floor
                                        New York, New York 10022
                                        Telephone No.  : (212) 909-0635
                                        Telecopier No. : (212) 644-0644
                                        Attention:  Anca Trifan

                                                                      SCHEDULE A
                                                                      ----------



                          NUMBER OF SHARES OF CLASS A
                       COMMON STOCK ISSUABLE TO INITIAL
                       HOLDERS PURSUANT TO THE WARRANTS
                       --------------------------------

Bank                                              Number of Shares
----                                              ----------------

Bankers Trust Company                                 194,444

Bank of Ireland, Grand Cayman Branch                   19,445

Bank Polska Kasa Opieki, S.A.                          19,445

BHF-Bank Aktiengesellschaft                            38,889

Creditanstalt Corporate Finance, Inc.                  58,333

Delaware Trust Company                                 38,889

European American Bank                                 58,333

Fleet Bank of Massachusetts, N.A.                      58,333

Girocredit Bank AG Der Sparkassen,                     38,889
Grand Cayman Island Branch

                                                      ======
Total:                                                525,000
-----

                                                                       EXHIBIT A
                                                                       ---------


--------------------------------------------------------------------------------

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

--------------------------------------------------------------------------------



                             AUTOTOTE CORPORATION


                     Class A Common Stock Purchase Warrant

          Representing Right To Purchase ___________ shares of Class A Common Stock of Autotote Corporation.

No. ___


          FOR VALUE RECEIVED, AUTOTOTE CORPORATION, a Delaware corporation (the "Company"), hereby certifies that _______________________, or its registered assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined), up to a total of ________ shares (as such number of shares may be adjusted pursuant to Section 2 and/or 4 below, the "Warrant Shares") of Class A Common Stock (as hereinafter defined), at a price per share equal to the Exercise Price (as hereinafter defined). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") and entitles the Holder to purchase the Warrant Shares (as hereinafter defined).

          Section 1.  Definitions.  Terms defined in the Warrant Agreement (as
                      -----------
hereinafter defined) and not otherwise defined herein have, as used herein, the respective

                                                                       EXHIBIT A
                                                                          Page 2


meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

          "Class A Common Stock" shall mean and include the Company's authorized Class A Common Stock, $.01 par value per share, as constituted on the date hereof.

          "Date of Issuance" shall have the meaning ascribed to such term in
Section 8 hereof.

          "Distributions" shall have the meaning ascribed to such term in
Section 4.1(c) hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exercise Period" shall mean the period of time from January 26, 1996 until 5:00 P.M., local time in New York City, on April 30, 1998.

          "Exercise Price" shall be $1.25, as adjusted pursuant to Sections 4.1(d) and 4.3 hereof.

          "Fair Market Value" shall mean, as of any date of determination thereof, with respect to any class of equity security of the Company (including any equity security issuable upon exercise of any warrant (including the Warrants) or option to acquire such equity security, (x) if there is a Qualified Public Market for such class of equity security the value determined pursuant to clause (i) or (ii) below of this definition or (y) if there is no such Qualified Public Market, the value determined pursuant to clause (iii) below of this definition:

          (i) if such equity security is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the average last reported sale price of a share of such equity security over a 21-day period prior to the date of determination or if no such sale is made on any such day, the mean of the closing bid and asked prices for such day on such exchange; or

          (ii) if such equity security is not so listed or admitted to unlisted trading privileges, the average mean of the last bid and asked prices reported for

                                                                       EXHIBIT A
                                                                          Page 3


     a share of such equity security over a 21-day period prior to the date of determination (A) by the National Association of Securities Dealers Automatic Quotation System or (B) if reports are unavailable under clause
     (A) above by the National Quotation Bureau Incorporated; or

          (iii) if such equity security is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value for a share of such equity security shall be the Fair Market Value as determined by an Independent Financial Expert selected by the Required Holders from a group consisting of three Independent Financial Experts chosen by the Company, it being understood and agreed that in determining such Fair Market Value, the Independent Financial Expert shall calculate such Fair Market Value as if all outstanding shares of capital stock of the Company (assuming the exercise of all warrants and options to acquire such shares of capital stock of the Company) were sold in their entirety on such date of determination to an unaffiliated third party with neither the buyer nor seller under any compulsion to act, based on financial information of the Company, as of the date of determination, but taking into account all relevant factors of the capital stock and without giving effect to any discount for the lack of liquidity of such or to the fact that the Company may have no equity securities registered under the Exchange Act or that the holder has a minority interest in the Company. The costs and expenses of any such Independent Financial Expert making such valuation shall be paid by the Company.

          "Independent Financial Expert" shall mean a nationally recognized appraiser or investment banking firm that does not (and whose Affiliates do not) have a direct or indirect financial interest in the Company or any of the Holders (other than in its trading accounts or as a participating underwriter in an offering of securities), that has not been, and at the time it is called upon to determine Fair Market Value, is not (and none of whose Affiliates is) a promoter, director or officer of the Company or any of its Affiliates or any of the Holders or an underwriter with respect to any of the securities of the Company, and that has not provided any advice or opinions to the Company during the two years prior to the date it is called upon to serve as Independent Financial Expert except as an Independent Financial Expert pursuant hereto; provided, that if any Holder is a commercial bank, an institutional
--------
investor or an Affiliate thereof, the conduct by such investment banking firm of investment banking transactions in the ordinary course of its business (including, without limitation, underwritings of securities, private placements, broker-dealer transactions and mergers and acquisitions) in which such

                                                                       EXHIBIT A
                                                                          Page 4


Holder is a participant shall not by itself result in the disqualification of such firm from being an Independent Financial Expert pursuant hereto.

          "Offering Price" shall have the meaning ascribed to such term in
Section 4.1(b) hereof.

          "Qualified Public Market" shall mean with respect to Class A Common Stock or other equity securities in the Company, an active trading market on a national securities exchange or over-the-counter market which consists of such publicly held Class A Common Stock or other equity securities in the Company, with a minimum market value of $10,000,000 for such Class A Common Stock or other equity securities. A "Qualified Public Market" shall be deemed to exist if the financial parameters set forth in the immediately preceding sentence have been met for the Class A Common Stock or such other equity securities for a period of 21 consecutive days.

          "Warrant Agreement" shall mean the Warrant Agreement, dated as of January 26, 1996, among the Company and the Initial Holders, as such agreement shall be modified, amended and supplemented and in effect from time to time.

          "Wellington Subordinated Debt" shall mean the 5.11% Convertible Subordinated Debentures of the Company due 2001.

          Section 2.  Exercise of Warrant; Cancellations of Warrant.  This
                      ------------------------------------- -------
Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth on the signature page hereof (or at such other address as the Company may after the date hereof notify the Holder in writing), or at the office of its transfer agent or warrant agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by either (at the option of the Holder) proper payment in cash or certified or official bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised; provided, however, that the Holder shall not be
                                 --------  -------
entitled to exercise this Warrant to the extent that, as a result of such exercise, the Holder and its Affiliates, directly or indirectly, would, in the Holder's sole judgment, own, control or have power to vote a greater quantity of securities of any kind issued by the Company than the Holder and its Affiliates shall be permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any government authority at the time applicable to the Holder and its Affiliates (including, without limitation, any applicable provision of Regulation Y). Notwithstanding the

                                                                       EXHIBIT A
                                                                          Page 5


foregoing, if less than all of this Warrant is to be exercised, the Holder may, at its option, in lieu of delivery of the check or cash described in the immediately preceding sentence, elect to exercise this Warrant and to pay the Exercise Price by delivering to the Company a duly completed and executed Purchase Form providing for the payment of the Exercise Price by cancellation of a number of Warrant Shares having a Fair Market Value equal to the Exercise Price of the Warrant Shares issuable upon such exercise.

          Upon receipt by the Company of this Warrant and such Purchase Form, together with the Exercise Price for the Warrant Shares for which this Warrant is being exercised, the Holder shall be deemed to be the holder of record of the number of Warrant Shares specified in such Purchase Form, notwithstanding that the transfer books of the Company shall then be closed or that certificates (if any) representing the Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

          Section 3.  Exchange, Transfer, Assignment or Loss of Warrant.  This
                      -------------------------------------------------
Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and related rights and obligations under) this Warrant in whole or in part to any Person or Persons, subject to the provisions of Section 6 of the Warrant Agreement. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably

                                                                       EXHIBIT A
                                                                          Page 6


satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

          Section 4.1.  Adjustment of Number of Warrant Shares.  The number of
                        --------------------------------------
Warrant Shares purchasable pursuant hereto shall be subject to adjustment from time to time on and after the Date of Issuance as hereinafter provided in this
Section 4.1.

          (a)  In case the Company shall at any time after the Date of Issuance
(i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of Common Stock or other assets in a reclassification or reorganization of such shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event. If, as a result of an adjustment made pursuant to this Section 4.1(a), the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of securities of the Company, the Board of Directors of the Company (with the consent of the Required Holders) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of securities.

          (b) In case the Company shall issue shares of Common Stock or issue rights, options or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock (any such rights, options, warrants or other securities being herein called "Rights") (excluding
(i) shares issued in a transaction covered by Section 4.1(a) hereof, (ii) shares issued upon conversion, exercise, or exchange of Rights issued after the date hereof (provided that appropriate adjustments were made hereunder upon the issuance of such Rights), (iii) the Warrants and any Warrant Shares issued on exercise thereof, (iv) shares issued upon conversion, exercise or exchange of Rights issued prior to the date hereof, (v) shares issued to the holders of

                                                                       EXHIBIT A
                                                                          Page 7


the Wellington Subordinated Debt in respect of the interest payment that is due on February 15, 1996 for such Debt and (vi) shares issued pursuant to an employee benefit plan of the Company that has been approved by the Board of Directors of the Company) at an issuance, subscription, offering, exercise or conversion price (the "Offering Price") per share which is lower than the Fair Market Value on the date such shares of Common Stock or Rights, as the case may be, are issued, whether or not such Rights are immediately exercisable or convertible, the number of Warrant Shares shall be adjusted and shall be determined by multiplying the number of Warrant Shares immediately prior to any adjustment in connection with such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to the date of issuance of such shares of Common Stock or Rights (assuming that all shares of Common Stock into which all outstanding rights, options, warrants and convertible securities excluding the Rights are exercisable or convertible are outstanding) plus the number of additional shares of Common Stock issued and the number of shares of Common Stock that would be issued upon exercise of the Rights, and the denominator of which shall be the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to the date of issuance of such Common Stock or Rights (assuming that all shares of Common Stock into which all outstanding rights, options, warrants and convertible securities excluding the Rights are exercisable or convertible is outstanding) plus the number of shares which the aggregate Offering Price of the total number of shares of Common Stock so offered would purchase at the Fair Market Value on the date of such issuance; provided that to the extent any such Rights so issued expire or are cancelled or
--------
redeemed without having been exercised or converted, the number of Warrant Shares issuable hereunder shall again be adjusted to reflect such expiration, cancellation or redemption of such Rights. Such adjustment shall be made whenever such shares of Common Stock or Rights are issued. For purposes of this paragraph (b), the "Offering Price" per share of Common Stock shall in the case of Rights be determined by dividing (x) the total amount received or receivable by the Company in consideration of the issuance of such Rights plus the total consideration payable to the Company upon exercise thereof by (y) the total number of shares of Common Stock covered by such Rights.

          (c) In case the Company shall distribute generally to holders of any class of its shares of Common Stock, any rights, options, warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock, evidences of its indebtedness or assets (including securities and cash dividends), but excluding dividends or distributions referred to in paragraph (a) above or rights, options, warrants or other securities referred to in paragraph (b) above (collectively,

                                                                       EXHIBIT A
                                                                          Page 8


"Distributions"), then the number of Warrant Shares issuable hereunder after any such Distribution shall be adjusted and shall be determined by multiplying the number of Warrant Shares by a fraction, the numerator of which shall be the Fair Market Value on the record date for such Distribution, and the denominator of which shall be such Fair Market Value, less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock. Such adjustments shall be made successively whenever any such Distribution is made and shall become effective on the date of Distribution retroactive to the record date for the determination of stockholders entitled to receive such Distribution. In the event that the Required Holders disagree with the Company's determination of the fair market value of any assets or evidences of indebtedness pursuant to this subsection 4.1(c), then such fair market value shall be determined by an Independent Financial Expert selected by the Required Holders and the Company in accordance with the procedure set forth in the first sentence of clause (iii) of the definition of "Fair Market Value". The Company shall bear the costs of the Independent Financial Expert.

          (d) Whenever the number of Warrant Shares are adjusted as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares immediately thereafter.

          (e) No adjustment in the number of Warrant Shares shall be required hereunder unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Exercise Price; provided, however, that any
                                              --------  -------
adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a cent or to the nearest one-thousandth of a share, as the case may be.

          (f) For the purpose of this subsection 4.1 and subsection 4.2 hereof, the term "shares of Common Stock" shall mean (i) the classes of stock designated as the Class A Common Stock or Class B Nonvoting Common Stock of the Company as of the date hereof, (ii) any other class of stock of the Company resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value, or (iii) any other

                                                                       EXHIBIT A
                                                                          Page 9


capital stock of the Company which is not by its terms restricted in amount or timing to the entitlement to dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. In the event that at any time, as a result of an adjustment made pursuant to this subsection 4.1, the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

          Section 4.2.  Reorganization, Merger, etc.  If any capital
                        ----------------------------
reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as specified in Section 4.1(a) hereof), any consolidation, merger or business combination of the Company with another corporation, or the sale or conveyance of all or any substantial part of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or convey conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

                                                                       EXHIBIT A
                                                                         Page 10


          4.3. Voluntary Adjustment by the Company.  The Company may at its
               -----------------------------------
option, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company, including such reductions in the Exercise Price as the Company considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients; provided, however, that no such adjustment in
                              --------  -------
Exercise Price shall affect the number of Warrant Shares.

          4.4. Other Events.  If any event occurs as to which the foregoing
               ------------
provisions of Section 4.1 or 4.2 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such provisions, then such Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to protect such purchase rights as aforesaid.

          4.5. Statement on Warrant Certificates.  Irrespective of any
               ---------------------------------
adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.

          4.6. Exceptions to Adjustment.  Anything herein to the contrary
               ------------------------
notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder in the case of the issuance of the Warrants or the issuance of shares of the Class A Common Stock upon exercise of the Warrants.

          4.7. Treasury Shares.  The number of shares of the Class A Common
               ---------------
Stock or any other class of capital stock of the Company outstanding at any time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of the Class A Common Stock or such other class of capital stock for the purposes of this Section 4.

          4.8. Company to Prevent Dilution.  In case at any time or from time
               ---------------------------
to time conditions arise by reason of action taken by the Company or any of its subsidiaries which are not adequately covered by the provisions of this Section 4, or which might

                                                                       EXHIBIT A
                                                                         Page 11


adversely affect the exercise rights of the registered Warrantholders in any material respect, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized national standing, which may be the firm regularly retained by the Company, which shall give their opinion upon the adjustment, if any, necessary with respect to the number of Warrant Shares into which this Warrant is exercisable, on a basis consistent with the standards established in the other provisions of this Section 4, so as to preserve, without dilution, the exercise rights of the registered Warrantholders. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.

          4.9. Adjustment Notices to Holder.  Upon any increase or decrease in
               ----------------------------
the number of Warrant Shares purchasable upon the exercise of this Warrant the Company shall, within 15 days thereafter, deliver written notice thereof to the Holder, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the changed Exercise Price, if any, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based. In addition, within 95 days after the end of each fiscal year of the Company, the Company shall deliver to the Holders a certificate of the Company's independent public accountants as to the correctness of any such adjustments and calculations that have been made during such fiscal year and to the effect that such adjustments and calculations have been made in accordance with the terms hereof. If the Company shall fail to so timely deliver any notice required pursuant to this Section 4.9, the Exercise Period shall be extended until the Holder shall have received the proper notification under this Section 4.9.

          5.1. Special Covenants of the Company.  The Company covenants and
               --------------------------------
agrees that until all Warrants have been exercised in full:

          (a) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, directly or indirectly avoid or seek to avoid the observance or performance of any of the terms of this Warrant or the Warrant Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable upon the exercise of the Warrants above the Exercise Price

                                                                       EXHIBIT A
                                                                         Page 12


     payable therefor upon such exercise, and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding (including as a result of a reduction in the purchase price pursuant to the terms hereof).

          (b) If any Warrant Shares required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Securities
     Act) or under any state law before such Warrant Shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible use its best efforts to cause such Warrant Shares to be duly registered or approved, as the case may be.

          (c) At any time the Class A Common Stock is listed on any national securities exchange (as defined in the Exchange Act), the Company will, at its expense, obtain and maintain the approval for listing on each such exchange upon official notice of issuance of all Warrant Shares receivable upon the exercise of the Warrants at the time outstanding and maintain the listing of such Warrant Shares after their issuance; and the Company will so list on such national securities exchange, will register under the Exchange Act (and any similar state statute then in effect), and will maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

          (d) The Company will give notice to the Holder within five days after the Company shall have filed with the Commission or with any national securities exchange an application to register any securities of the Company pursuant to the Exchange Act.

          (e) The Company covenants and agrees to give the Holder prior written notice of the expiration of the Exercise Period of the Warrants. Such notice shall be delivered not less than thirty (30) days but not more than sixty (60) days prior to such expiration; provided, that if the Company
                                               --------
     fails to give such notice, the expiration of such Exercise Period shall not occur, until thirty (30) days after such notice is delivered.

                                                                       EXHIBIT A
                                                                         Page 13


          5.2.  Pro Rata Purchase.  If at any time the Company or any of its
                -----------------
Affiliates shall offer to purchase any shares of Class A Common Stock, the Company shall make each offer pro rata to all holders of outstanding Warrant
                              --- ----
Shares and Warrants, and any purchase shall be allocated pro rata among the
                                                         --- ----
holders of Warrant Shares and Warrants accepting the offer to purchase.

          Section 6.  Notification by the Company.  In case at any time:
                      ---------------------------

          (i) the Company shall declare any dividend or make any distribution upon its Class A Common Stock or any other class of its capital stock; or

          (ii)  the Company shall offer for subscription pro rata to the holders
                                                         --- ----
     of its Class A Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

          (iii) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or

          (iv) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally and reasonably practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (B) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by stockholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Class A Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in

                                                                       EXHIBIT A
                                                                         Page 14


question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of stockholders, the notice required by this Section 6 shall so state.

          Section 7.  No Voting Rights; Limitations of Liability.  Prior to
                      ------------------------------------------
exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase Class A Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of the Holder for the purchase price of Class A Common Stock acquirable by exercise hereof or as a stockholder of the Company.

          Section 8.  Date of Issuance.  The date the Company initially issues
                      ----------------
this Warrant will be deemed to be the "Date of Issuance" hereof and of each new Warrant issued in exchange, transfer or replacement hereof, regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

          Section 9.  Amendment and Waiver.  (a)  No failure or delay of the
                      --------------------
Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.

          (b) Any such amendment, modification or waiver effected pursuant to this Section 9 shall be binding upon the Holder and the holders of all others Warrants and Warrant Shares, upon each future holder thereof, upon the Company and its stockholders. In the event of any such amendment, modification or waiver, the Company shall give prompt written notice thereof to all Warrantholders and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

          (c) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                                                                       EXHIBIT A
                                                                         Page 15


          Section 10.  No Fractional Warrant Shares.  The Company shall not be
                       ----------------------------
required to issue stock certificates representing fractions of Warrant Shares, but may at its option in respect of any final fraction of a Warrant Share make a payment in cash based on the then current market price of the Class A Common Stock (as determined in accordance with Section 4.1(c) hereof) after giving effect to the full exercise or conversion of the Warrants.

          Section 11.  Reservation of Warrant Shares.  The Company will
                       -----------------------------
authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant and any other outstanding Warrants.

          Section 12.  Notices.  All notices, requests, consents and other
                       -------
communications hereunder shall be in writing (including, telegraphic, telex, facsimile or cable communication) and delivered, mailed, telegraphed, telexed, telecopied or cabled:

          (i) if to the Holder, to its address as set forth in records of the Company or the warrant agent for the Warrants, if a warrant agent is appointed; and

          (ii) if to the Company, to Autotote Corporation, at 100 Bellevue Road, Newark, Delaware 19714-6009, Telecopier No.: 302-453-8128, Attention:
     Robert Becker, with a copy to Autotote Corporation, at 750 Lexington Avenue, New York, New York 10022, Telecopier No.: 212-754-2372, Attention:
     General Counsel or at such other addresses as may have been furnished to the Holder in writing by the Company.

          All such notices and communications shall, when mailed, telegraphed, telexed, facsimiled, or cabled or sent by overnight courier, be effective 3 Business Days after deposited in the mails, certified, return receipt requested, when delivered to the telegraph company or cable company or one day following delivery to an overnight courier, as the case may be, or sent by telex or facsimile device.

          Section 13.  Headings.  The headings of the Sections and
                       --------
subsections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

                                                                       EXHIBIT A
                                                                         Page 16


          Section 14.  Governing Law; Consent to Jurisdiction.  THIS WARRANT
                       --------------------------------------
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. If any action or proceeding shall be brought by the Holder or the Company in order to enforce any right or obligation in respect of this Warrant, the Company and the Holder hereby consent and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Warrant, and agree that venue will be proper in any such court.

          Section 15.  Binding Effect.  The terms and provisions of this Warrant
                       --------------
shall inure to the benefit of the original Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

          Section 16.  Registration Rights.  Each Warrantholder shall be
                       -------------------
entitled to the benefits of registration rights pursuant to the Warrant Agreement subject to the restrictions on sale or transfer of this Warrant or the Warrant Shares subject hereto, as the case may be, pursuant to the Warrant Agreement.

                                                                       EXHIBIT A
                                                                         Page 17


          IN WITNESS WHEREOF, the signature of a duly authorized officer of the Company has been affixed hereto as of January 26, 1996.


                                        AUTOTOTE CORPORATION



                                        By_____________________________
                                          Title:



Attest: _________________

                                 PURCHASE FORM
                                 -------------


                                                          Dated ________________


          The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ___ shares of the Class A Common Stock issuable hereunder and hereby makes payment [of $________ in payment of the exercise price thereof] [by cancellation of a number of Warrant Shares subject to the Warrant having a Fair Market Value equal to the Exercise Price for the Warrant Shares being purchased pursuant to this Purchase Form].

                               _________________


                       INSTRUCTIONS FOR REGISTRATION OF
                                 COMMON STOCK
                       --------------------------------


Name ________________________________________________________
             (please typewrite or print in block letters)

Address ____________________________________________________

     Signature _____________________________________________

                                ASSIGNMENT FORM
                                ---------------


          FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto

Name ________________________________________________________
             (please typewrite or print in block letters)

Address _____________________________________________________

its right to purchase ___ shares of the Class A Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint ______ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Date: ________________________


                              Signature ________________________

                                                                     EXHIBIT F-1
                                                                     -----------



               [OPINION OF KRONISH, LIEB, WIENER & HELLMAN LLP]



                                                    [Restatement Effective Date]


To the Agent
and each of the Banks party to the
Credit Agreement referred to below

Ladies and Gentlemen:

          We have acted as special counsel to Autotote Corporation, a Delaware corporation ("Holdings"), Autotote Systems, Inc., a Delaware corporation (the "Borrower") and each other Subsidiary of Holdings party to any Credit Document (collectively, the "Subsidiary Guarantors," and together with Holdings and the Borrower, the "Credit Parties," and each a "Credit Party"), in connection with
(i) the execution and delivery of the Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and amended and restated as of April 28, 1994, and further amended and restated as of January __, 1996 (the "Credit Agreement"), among Holdings, the Borrower, the lenders from time to time party thereto (the "Banks"), and Bankers Trust Company, as Agent (the "Agent"), and the transactions contemplated thereby and (ii) the execution and delivery of the Warrant Agreement, dated as of January __, 1996 (the "Warrant Agreement"), among Holdings and the Banks and the transactions contemplated thereby, including the issuance by Holdings of Warrants (the "Warrants", and together with the Warrant Agreement, the "Warrant Documents") to purchase up to ____ shares of Class A Common Stock, par value $.01 per share, of Holdings. Unless otherwise indicated herein, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the following (collectively, the "Documents"): (a) the Credit Documents executed on or before the date hereof,
(b) the Warrant Documents and (c) such other public and corporate documents and records as we deem necessary or appropriate in connection with this opinion.

          In our examination, we have assumed the genuineness of all signatures (other than as to any Credit Party), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic

                                                                     EXHIBIT F-1
                                                                          Page 2


copies and the authenticity of the originals of such copies. As to questions of fact not independently verified by us we have relied, to the extent we deemed appropriate, upon certificates of officers of each Credit Party, public officials and other appropriate persons.

          Based upon the foregoing, we are of the opinion that:

          1. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is a party, and each of such Documents con constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          2. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the Security Documents), nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), (ii) will conflict with or result in any breach of, any of the terms, coven ants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of the Wellington Subordinated Debt or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of such Credit Party or any of its Subsidiaries.

          3. After giving effect to the delivery to, or the continued possession by, the Collateral Agent of the Pledged Stock and Pledged Notes (as such terms are defined in the Pledge Agreement) and assuming the continued possession by the Collateral Agent of such Pledged Stock and Pledged Notes under the Pledge Agreement, all actions will have been taken to create and perfect a valid and enforceable first security interest in such Pledged Securities in favor of the Collateral Agent for the benefit of the Secured Creditors under the Pledge Agreement. No filings or recordings are required in order to perfect (or maintain the perfection and priority of) the security interest created in the Pledged Securities under the Pledge Agreement.

                                                                     EXHIBIT F-1
                                                                          Page 3


          4. The Liens created by the Security Agreement prior to the Restatement Effective Date with respect to the Security Agreement Collateral covered thereby continue in effect to secure the Obligations secured by the Security Agreement, and no amendments to the UCC-1 financing statements filed in connection with the Original Credit Agreement are required to continue the perfection and priority of the Liens created under the Security Agreement to the extent that such Security Agreement Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the UCC of the relevant jurisdictions.

          5. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Restatement Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

          6. No Credit Party nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7. No Credit Party nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8. The Loans and other Obligations under the Credit Agreement and the other Credit Documents are within the definition of "Senior Indebtedness" included in the Wellington Subordinated Debt.

          We are members of the Bar of the State of New York and, except as described in the following sentence, we do not hold ourselves out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of the United States of America, the State of New York and the general corporate law of the State of Delaware. Our opinion set forth in paragraph 4 above (to the extent governed by the law other than that of the United States of America and the State of New York) is based upon a review of the generally available compilations of the law relating to such matters.

                                                                     EXHIBIT F-1
                                                                          Page 4


          This opinion is being furnished only to the addresses and is solely for their benefit and the benefit of their participants and assigns in connection with the above transaction. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                        Very truly yours,

                                                                     EXHIBIT F-2
                                                                     -----------



                     [OPINION OF MARTIN E. SCHLOSS, ESQ.]



                                                    [Restatement Effective Date]


To the Agent
and each of the Banks party to the
Credit Agreement referred to below

Ladies and Gentlemen:

          I am the Vice President and General Counsel of Autotote Corporation, a Delaware corporation ("Holdings"), and in such capacity, I have acted as counsel to Holdings, Autotote Systems, Inc., a Delaware corporation (the "Borrower") and each other Subsidiary of Holdings party to any Credit Document (collectively, the "Subsidiary Guarantors," and together with Holdings and the Borrower, the "Credit Parties," and each a "Credit Party"), in connection with (i) the execution and delivery of the Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of April 28, 1994, and further amended and restated as of January __, 1996 (the "Credit Agreement"), among Holdings, the Borrower, the lenders from time to time party thereto (the "Banks"), and Bankers Trust Company, as Agent (the "Agent"), and the transactions contemplated thereby and (ii) the execution and delivery of the Warrant Agreement, dated as of January __, 1996 (the "Warrant Agreement"), among Holdings and the Banks and the transactions contemplated thereby, including the issuance by Holdings of Warrants (the "Warrants," and together with the Warrant Agreement, the "Warrant Documents") to purchase up to ____ shares of Class A Common Stock, par value $.01 per share, of Holdings (the "Common Stock"). Unless otherwise indicated herein, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

          In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the following (collectively, the "Documents"): (a) the Credit Documents executed on or before the date hereof,
(b) the Warrant Documents and (c) such other public and corporate documents and records as I have deemed necessary or appropriate in connection with this opinion.

                                                                     EXHIBIT F-2
                                                                          Page 2

          In my examination, I have assumed the genuineness of all signatures (other than as to any Credit Party), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact not independently verified by me, I have relied, to the extent I deemed appropriate, upon certificates of officers of each Credit Party, public officials and other appropriate persons.

          Based upon the foregoing, I am of the opinion that:

          1. Each Credit Party and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage in and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of Holdings and its Subsidiaries taken as a whole.

          2. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the Security Documents), nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party, or (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject.

          3. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened (i) with respect to any Document, (ii) with respect to any material Indebtedness of any Credit Party or any of its Subsidiaries or
(iii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of holdings and its Subsidiaries taken as a whole.

                                                                     EXHIBIT F-2
                                                                          Page 3

          4. The corporations listed on Schedule VIII of the Credit Agreement are the only Subsidiaries of Holdings. Schedule VIII of the Credit Agreement correctly sets forth the percentage ownership (direct and indirect) of Holdings in each class of capital stock of each of its Subsidiaries and also identifies the direct owners thereof. All such capital stock of such Subsidiaries have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. All of the shares of Common Stock issuable upon the exercise of the Warrants (i) have been duly authorized and duly reserved for issuance upon such exercise and (ii) when issued and delivered upon the exercise of the Warrants in accordance with their terms, will be validly issued and outstanding, will be fully paid and non-assessable, and the holders thereof will have no personal liability as such under the General Corporation Law of the State of Delaware. Except as set forth on Schedule VII to the Credit Agreement, as of the Restatement Effective Date, Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any call, commitment or claims of any character relating to, its capital stock.

          5. Each Credit Party is the record owner of all of the Pledged Stock and Pledged Notes (as each such term is defined in the Pledge Agreement) listed on Annex B and Annex C, respectively, to the Pledge Agreement.

          I am a member of the Bar of the State of New York and I do not hold myself out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of the United States of America and the State of New York and the general corporate law of the State of Delaware.

          This opinion is being furnished only to the addresses and is solely for their benefit and the benefit of their participants and assigns in connection with the above transaction. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without my prior written consent.

                               Very truly yours,

                                                                       EXHIBIT G
                                                                       ---------


                         FORM OF OFFICER'S CERTIFICATE
                         -----------------------------


          I, the undersigned, [Chairman of the Board/President/Vice President/Treasurer] of [Name of Credit Party], a corporation organized and existing under the laws of the State of ___________ (the "Company"), do hereby certify that:

          This Certificate is furnished pursuant to Section 5 of the Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and amended and restated as of April 28, 1994, and further amended and restated as of January 26, 1996, among Autotote Corporation, Autotote Systems, Inc., the lenders from time to time party thereto and Bankers Trust Company, as Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless other wise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his name and has held such office since __________, 19__./1/ The signature written opposite the
                                     -
name and title of each such officer is his correct signature.


               Name/2//             Office            Signature

           _______________     _______________     _______________

           _______________     _______________     _______________

           _______________     _______________     _______________

           _______________     _______________     _______________

          Attached hereto as Exhibit A is a certified copy of the Certificate of Incorporation of the Company as filed in the Office of the Secretary of State of the


_____________________________

/1/   Insert a date prior to the time of any corporate action relating to the
 -
      Credit Agreement or any other Credit Document.

/2/   Include name, office and signature of each officer who will sign any
 -
      Credit Document, including the officer who will sign the certification at the end of this Certificate.

                                                                       EXHIBIT G
                                                                          Page 2

of ________ on ___________, 19__, together with all amendments thereto adopted through the date hereof.

          Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _____________, 19__.

          Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, 19__ [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Credit Documents to which the Company is party.

          Attached hereto as Exhibit D is a true and correct copy of the Tax Sharing Agreement.

          On the date hereof, all of the conditions in Sections 5.09, 5.10 and
6.01 of the Credit Agreement have been satisfied.]/3//

          [6.] On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects, both before and after giving effect to each Credit Event to occur on the date hereof and the application of the proceeds thereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          [7.] On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Credit Events to occur on the date hereof or from the application of the proceeds thereof.



___________________________

/3/  Insert items 6 and 7 only in the certificate delivered by Holdings.

          [8.] There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of __________, 1994.


                                    ______________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT G
                                                                          Page 4

I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify that:

          l. [Name of Person making above certifications] is the duly elected and qualified [Chairman of the Board/President/Vice President/Treasurer] of the Company and the signature above is his genuine signature.

          2. The certifications made by [name of Person making above certifications] in Items 2, 3, 4, 5 and [8][10] above are true and correct.


          IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _________, 1994.


                                    ____________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT H
                                                                       ---------



                        FIRST AMENDMENT TO THE AMENDED
                            AND RESTATED SUBSIDIARY
                            AND AFFILIATE GUARANTY
                    ---------------------------------------


          FIRST AMENDMENT TO THE AMENDED AND RESTATED SUBSIDIARY AND AFFILIATE GUARANTY (this "Amendment"), dated as of January 26, 1996, among each of the undersigned guarantors (each a "Guarantor" and, collectively, the "Guarantors") and Bankers Trust Company, as Agent (the "Agent"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as hereinafter defined) shall be used herein as so defined.


                             W I T N E S S E T H :
                             -------------------


          WHEREAS, Autotote Corporation ("Holdings"), Autotote Systems, Inc. (the "Borrower"), the lenders (the "Banks") from time to time party thereto, and the Agent, have entered into a Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and further amended and restated as of April 28, 1994 (as the same has been amended, modified or supplemented to, but not including, the date hereof, the "Original Credit Agreement");

          WHEREAS, Holdings, the Borrower, the Banks and the Agent have further amended and restated the Original Credit Agreement as of January 26, 1996 (as so amended and restated and as further amended, modified or supplemented from time to time, the "Credit Agreement");

          WHEREAS, in connection with the execution of the Original Credit Agreement, the Guarantors entered into an Amended and Restated Subsidiary and Affiliate Guaranty, dated as of October 31, 1991, and amended and restated as of April 28, 1994 (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty");

          WHEREAS, the Credit Agreement constitutes the "Credit Agreement" for all purposes of, and as defined in, the Subsidiaries Guaranty;

          WHEREAS, each Guarantor has obtained, and will continue to obtain, benefits as a result of the extensions of credit to the Borrower under the Credit Agreement;

          WHEREAS, it is a condition precedent to the conversion and/or making of Loans and the issuance of Letters of Credit to the Borrower pursuant to the Credit

Agreement that the Guarantors shall have executed and delivered to the Agent this Amendment to the Subsidiaries Guaranty; and

          WHEREAS, each Guarantor desires to execute this Amendment to satisfy the conditions described in the preceding paragraph and to further amend the Subsidiaries Guaranty as provided herein;

          NOW, THEREFORE, IT IS AGREED:

1. The Credit Agreement constitutes the "Credit Agreement" for all purposes of, and as defined in, the Subsidiaries Guaranty.

2. Clauses (a) and (b) of Section 12 of the Subsidiaries Guaranty are hereby amended by deleting the information set forth therein in its entirety and inserting the following information in lieu thereof:

          "(a)  if to any Guarantor, to such Guarantor at:

                   c/o Autotote Corporation
                   100 Bellevue Road
                   Newark, Delaware  19714-6009
                   Attention:  Robert Becker

                   with a copy to:

                   Autotote Corporation
                   750 Lexington Avenue
                   New York, New York  10022
                   Attention:  General Counsel

                                                                       EXHIBIT H
                                                                          Page 3

           (b)   if to the Agent at:

                   Bankers Trust Company
                   130 Liberty Street
                   New York, New York  10006
                   Attention:  Christopher Kinslow".

3. Section 20 of the Subsidiaries Guaranty is hereby amended by deleting the words "Section 8.11, 9.15(c) or 9.16" appearing therein and inserting the words "Section 8.11, 9.16(c) or 9.17" in lieu thereof.

4. Each Guarantor hereby acknowledges and agrees that the Subsidiaries Guaranty remains in full force and effect, and each Guarantor hereby affirms, ratifies and reaffirms its respective obligations under the Subsidiaries Guaranty.

5. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Subsidiaries Guaranty.

6. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed or delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with each Guarantor and the Agent.

7. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8. This Amendment shall become effective as of the date first written above on the date (the "Amendment Effective Date") when (i) each of the Guarantors shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office and (ii) the Restatement Effective Date shall have occurred under, and as defined in, the Credit Agreement.

9. From and after the Amendment Effective Date all references in the Subsidiaries Guaranty and the other Credit Documents to the Subsidiaries Guaranty shall be deemed to be references to the Subsidiaries Guaranty as amended hereby.

          IN WITNESS WHEREOF, each of the parties hereby has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                      GUARANTORS
                                      ----------

                                      AUTOTOTE  LOTTERY CORPORATION


                                      By___________________________
                                        Title:


                                      AUTOTOTE ENTERPRISES, INC.


                                      By___________________________
                                        Title:


                                      AUTOTOTE KENO CORPORATION


                                      By___________________________
                                        Title:


                                      AUTOTOTE CBS, INC.


                                      By___________________________
                                        Title:


                                      NEWARK HOLDINGS, INC.


                                      By___________________________
                                        Title:

                                      AUTOTOTE LOTTERY CANADA, INC.


                                      By___________________________
                                        Title:


                                      AUTOTOTE PRODUCTS, INC.


                                      By___________________________
                                        Title:


                                      AUTOTOTE CANADA, INC.


                                      By___________________________
                                        Title:


                                      AUTOTOTE INTERNATIONAL, INC.


                                      By___________________________
                                        Title:


                                      AUTOTOTE MANAGEMENT
                                        CORPORATION


                                      By___________________________
                                        Title:


                                      AUTOTOTE MEXICO, LTD.


                                      By____________________________
                                        Title:

                                      AUTOTOTE MANUFACTURING
                                       CORPORATION


                                      By_____________________________
                                        Title:


                                      HTP, INC.


                                      By_____________________________
                                        Title:


                                      AUTOTOTE COMMUNICATION SERVICES, INC


                                      By_____________________________
                                        Title:


                                      RACING TECHNOLOGY, INC.


                                      By_____________________________
                                        Title:


                                      MARVIN H. SUGARMAN PRODUCTIONS, INC.


                                      By______________________________
                                        Title:



Accepted and Agreed to:

BANKERS TRUST COMPANY,
 As Agent for the Banks


By________________________
  Title:

                                                                       EXHIBIT I
                                                                       ---------



                        FIRST AMENDMENT TO THE AMENDED
                         AND RESTATED PLEDGE AGREEMENT
                         -----------------------------


          FIRST AMENDMENT TO THE AMENDED AND RESTATED PLEDGE AGREEMENT (this "Amendment"), dated as of January 26, 1996, among each of the undersigned pledgors (each a "Pledgor" and, collectively, the "Pledgors") and Bankers Trust Company, as Collateral Agent (the "Pledgee") under the Pledge Agreement referred to below. Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as hereinafter defined) shall be used herein as so defined.


                             W I T N E S S E T H :
                             -------------------


          WHEREAS, Autotote Corporation ("Holdings"), Autotote Systems, Inc. (the "Borrower"), the lenders (the "Banks") from time to time party thereto, and Bankers Trust Company, as Agent (the "Agent"), have entered into a Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and further amended and restated as of April 28, 1994 (as the same has been amended, modified or supplemented to, but not including, the date hereof, the "Original Credit Agreement");

          WHEREAS, Holdings, the Borrower, the Banks and the Agent have further amended and restated the Original Credit Agreement as of January 26, 1996 (as so amended and restated and as further amended, modified or supplemented from time to time, the "Credit Agreement");

          WHEREAS, in connection with the execution of the Original Credit Agreement, the Pledgors and the Pledgee entered into an Amended and Restated Pledge Agreement, dated as of October 31, 1991, and amended and restated as of April 28, 1994 (as amended, modified or supplemented from time to time, the "Pledge Agreement");

          WHEREAS, the Credit Agreement constitutes the "Credit Agreement" for all purposes of, and as defined in, the Pledge Agreement;

          WHEREAS, it is a condition precedent to the conversion and/or making of Loans and the issuance of Letters of Credit to the Borrower pursuant to the Credit Agreement that the Pledgors shall have executed and delivered to the Collateral Agent this Amendment to the Pledge Agreement; and

                                                                       EXHIBIT I
                                                                          Page 2


          WHEREAS, each of the Pledgors desires to execute this Amendment to satisfy the conditions described in the preceding paragraph and to further amend the Pledge Agreement as provided herein;

          NOW, THEREFORE, IT IS AGREED:

1. The Credit Agreement constitutes the "Credit Agreement" for all purposes of, and as defined in, the Pledge Agreement.

2. Clauses (a) and (b) of Section 19 of the Pledge Agreement is hereby amended by deleting the information set forth therein in its entirety and inserting the following information in lieu thereof:

          "(a)  if to any Pledgor, to such Pledgor at:

                   c/o Autotote Corporation
                   100 Bellevue Road
                   Newark, Delaware  19714-6009
                   Attention:  Robert Becker

                   with a copy to:

                   Autotote Corporation
                   750 Lexington Avenue
                   New York, New York  10022
                   Attention:  General Counsel

          (b)   if to the Agent at:

                   Bankers Trust Company
                   130 Liberty Street
                   New York, New York  10006
                   Attention:  Christopher Kinslow".

3. Section 23 of the Pledge Agreement is hereby amended by (i) deleting the words "Section 8.11, 9.15(c) or 9.16" appearing therein and inserting the words "Section 8.11, 9.16(c) or 9.17" in lieu thereof and (ii) deleting the word "Pledge" appearing therein and substituting the word "Pledgee" therefor..

                                                                   EXHIBIT I
                                                                      Page 3


4. Annexes A, B and C to the Pledge Agreement are hereby amended by deleting the information contained in such Annexes A, B and C and replacing such information with the information contained in Annexes A, B and C attached hereto. Each Pledgor represents and warrants, as to the stock of corporations and promissory notes owned by such Pledgor, that on the Amendment Effective Date (as hereinafter defined), (a) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed on Annex A hereto; (b) the Stock (as defined in the Pledge Agreement) owned by such Pledgor consists of the number and type of shares of the stock of the corporations as described on Annex B hereto; (c) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth on Annex B hereto; (d) the Notes (as defined in the Pledge Agreement) held by such Pledgor consist of the promissory notes as described on Annex C hereto; (e) such Pledgor is the holder of record and sole beneficial owner of the Stock and Notes and there exist no options or preemptive rights in respect of any of the Stock; and (f) all of the representations and warranties contained in the Pledge Agreement are true and correct in all material respects.

5. Each Pledgor hereby acknowledges and agrees that the Pledge Agreement remains in full force and effect, and each Pledgor hereby ratifies, affirms and reaffirms its respective obligations under the Pledge Agreement.

6. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Pledge Agreement.

7. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed or delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with each Pledgor and the Pledgee.

8. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

9. This Amendment shall become effective as of the date first written above on the date (the "Amendment Effective Date") when (i) each Pledgor and the Pledgee shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Collateral Agent at its Notice Office and (ii) the Restatement Effective Date shall have occurred under, and as defined in, the Credit Agreement.

10. From and after the Amendment Effective Date all references in the Pledge Agreement and the other Credit Documents to the Pledge Agreement shall be deemed to be references to the Pledge Agreement as amended hereby.

                                                                       EXHIBIT I
                                                                          Page 4



          IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.


                                      PLEDGORS
                                      --------

                                      AUTOTOTE CORPORATION,
                                        as a Pledgor


                                      By__________________________
                                        Title:


                                      AUTOTOTE SYSTEMS, INC.,
                                        as a Pledgor


                                      By__________________________
                                        Title:


                                      AUTOTOTE LOTTERY CORPORATION,
                                        as a Pledgor


                                      By__________________________
                                        Title:


                                      AUTOTOTE ENTERPRISES, INC.,
                                        as a Pledgor


                                      By__________________________
                                        Title:

                                                                   EXHIBIT I
                                                                      Page 5



                                      AUTOTOTE KENO CORPORATION,
                                        as a Pledgor


                                      By__________________________
                                        Title:


                                      AUTOTOTE CBS, INC.,
                                        as a Pledgor


                                      By__________________________
                                        Title:


                                      NEWARK HOLDINGS, INC.,
                                        as a Pledgor


                                      By__________________________
                                        Title:


                                      AUTOTOTE LOTTERY CANADA, INC.
                                        as a Pledgor


                                      By__________________________
                                        Title:


                                      AUTOTOTE PRODUCTS, INC.,
                                       as a Pledgor


                                      By__________________________
                                        Title:

                                                                       EXHIBIT I
                                                                          Page 6

                                      AUTOTOTE CANADA, INC.,
                                        as a Pledgor


                                      By__________________________
                                        Title:


                                      AUTOTOTE INTERNATIONAL, INC.,
                                        as a Pledgor


                                      By__________________________
                                        Title:


                                      AUTOTOTE MANAGEMENT CORPORATION,
                                        as a Pledgor


                                      By__________________________
                                        Title:


                                      AUTOTOTE MEXICO, LTD.,
                                        as a Pledgor


                                      By__________________________
                                        Title:

                                                                       EXHIBIT I
                                                                          Page 7




                                      AUTOTOTE MANUFACTURING CORPORATION,
                                        as a Pledgor


                                      By__________________________
                                        Title:


                                      HTP, INC.,
                                        as a Pledgor


                                      By__________________________
                                        Title:


                                      AUTOTOTE COMMUNICATIONS SERVICES, INC.,
                                        as a Pledgor


                                      By__________________________
                                          Title:


                                      RACING TECHNOLOGY, INC.,
                                        as a Pledgor


                                      By__________________________
                                          Title:


                                      MARVIN H. SUGARMAN PRODUCTIONS, INC.,
                                        as a Pledgor


                                      By__________________________
                                          Title:

                                                                   EXHIBIT I
                                                                      Page 8


                                      PLEDGEE
                                      -------

                                      BANKERS TRUST COMPANY,
                                        as Collateral Agent,
                                        as Pledgee

                                      By_______________________
                                        Title:

                                                                       EXHIBIT J
                                                                       ---------


                            FIRST AMENDMENT TO THE
                             AMENDED AND RESTATED
                              SECURITY AGREEMENT
                           ------------------------


          FIRST AMENDMENT TO THE AMENDED AND RESTATED SECURITY AGREEMENT (this "Amendment"), dated as of January 26, 1996, among each of the undersigned assignors (each an "Assignor" and, collectively, the "Assignors") and Bankers Trust Company, as Collateral Agent (the "Collateral Agent") under the Security Agreement referred to below. Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as hereinafter defined) shall be used herein as so defined.

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, Autotote Corporation ("Holdings"), Autotote Systems, Inc. (the "Borrower"), the lenders (the "Banks") from time to time party thereto and Bankers Trust Company, as Agent (the "Agent"), have entered into a Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, amended and restated as of June 4, 1993, and further amended and restated as of April 28, 1994 (as the same has been amended, modified or supplemented to, but not including, the date hereof, the "Original Credit Agreement");

          WHEREAS, Holdings, the Borrower, the Banks and the Agent have further amended and restated the Original Credit Agreement as of January 26, 1996 (as so amended and restated and as further amended, modified or supplemented from time to time, the "Credit Agreement");

          WHEREAS, in connection with the execution of the Original Credit Agreement, the Assignors and the Collateral Agent entered into an Amended and Restated Security Agreement, dated as of October 31, 1991, and amended and restated as of April 28, 1994 (as amended, modified or supplemented from time to time, the "Security Agreement");

          WHEREAS, the Credit Agreement constitutes the "Credit Agreement" for all purposes of, and as defined in, the Security Agreement;

          WHEREAS, it is a condition precedent to the conversion and/or making of Loans and the issuance of Letters of Credit to the Borrower pursuant to the Credit Agreement that each Assignor shall have executed and delivered to the Collateral Agent this Amendment; and

                                                                       EXHIBIT J
                                                                          Page 2

          WHEREAS, each Assignor desires to execute and deliver this Amendment to the Collateral Agent in order to satisfy the conditions described in the preceding paragraph and to further amend the Security Agreement;

          NOW, THEREFORE, IT IS AGREED:

1. The Credit Agreement constitutes the "Credit Agreement" for all purposes of, and as defined in, the Security Agreement.

2. Clauses (a) and (b) of Section 11.1 of the Security Agreement is hereby amended by deleting the information set forth therein in its entirety and inserting the following information in lieu thereof:

          "(a)  if to any Assignor, to such Assignor at:

                c/o Autotote Corporation
                100 Bellevue Road
                Newark, Delaware  19714-6009
                Attention:  Robert Becker

                with a copy to:

                Autotote Corporation
                750 Lexington Avenue
                New York, New York  10022
                Attention:  General Counsel

          (b)   if to the Collateral Agent at:

                Bankers Trust Company
                130 Liberty Street
                New York, New York  10006
                Attention:  Christopher Kinslow".

3. Section 11.9 of the Security Agreement is hereby amended by deleting the last sentence appearing in clause (a) thereof and inserting the following new sentence in lieu thereof:

          "As used in this Agreement, "Termination Date" shall mean the date upon which the Total Revolving Loan Commitment and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters

                                                                       EXHIBIT J
                                                                          Page 3

     of Credit have been terminated and all Obligations then owing have been paid in full."

4. Section 11.11 of the Security Agreement is hereby amended by deleting the words "Section 8.11, 9.15(c) or 9.16" appearing therein and inserting the words "Section 8.11, 9.16(c) or 9.17" in lieu thereof.

5. Annexes B, C, D, E, F, G and H to the Security Agreement are hereby amended by deleting the information contained in such Annexes B, C, D, E, F, G and H and replacing such information with the information contained in Annexes B, C, D, E, F, G and H attached hereto. Each Assignor (i) represents and warrants that on the Amendment Effective Date (as hereinafter defined) all the information set forth on Annexes B, C, D, E, F, G and H hereto is of the type required to be delivered by such Assignor pursuant to the Security Agreement and that all such information is true and correct with respect to such Assignor on and as of the Amendment Effective Date and (ii) makes each of the representations and warranties contained in the Security Agreement with respect to itself and hereby represents and warrants that same are true and correct in all material respects on and as of the Amendment Effective Date.

6. Each Assignor acknowledges and agrees that the Security Agreement remains in full force and effect, and each Assignor hereby ratifies, affirms and reaffirms all of its obligations under the Security Agreement.

7. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Security Agreement.

8. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed or delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Assignors and the Collateral Agent.

9. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

10. This Amendment shall become effective as of the date first written above on the date (the "Amendment Effective Date") when (i) each Assignor and the Collateral Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Collateral Agent at its Notice Office and (ii) the Restatement Effective Date shall have occurred under, and as defined in, in the Credit Agreement.

11. From and after the Amendment Effective Date all references in the Security Agreement and the other Credit Documents to the Security Agreement shall be deemed to be references to the Security Agreement as amended hereby.

          IN WITNESS WHEREOF, each of the parties hereby has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                      ASSIGNORS
                                      ---------

                                      AUTOTOTE CORPORATION,
                                         as an Assignor


                                      By___________________________
                                        Title:


                                      AUTOTOTE SYSTEMS, INC.,
                                         as an Assignor


                                      By___________________________
                                        Title:


                                      AUTOTOTE LOTTERY CORPORATION,
                                         as an Assignor


                                      By___________________________
                                        Title:


                                      AUTOTOTE ENTERPRISES, INC.,
                                         as an Assignor


                                      By___________________________
                                        Title:

                                      AUTOTOTE KENO CORPORATION,
                                         as an Assignor


                                      By___________________________
                                        Title:


                                      AUTOTOTE CBS, INC.,
                                         as an Assignor


                                      By___________________________
                                        Title:


                                      NEWARK HOLDINGS, INC.,
                                         as an Assignor


                                      By___________________________
                                        Title:


                                      AUTOTOTE LOTTERY CANADA, INC.,
                                         as an Assignor


                                      By___________________________
                                        Title:


                                      AUTOTOTE PRODUCTS, INC.,
                                         as an Assignor


                                      By___________________________
                                        Title:

                                      AUTOTOTE CANADA, INC.,
                                         as an Assignor


                                      By___________________________
                                        Title:


                                      AUTOTOTE INTERNATIONAL, INC.,
                                         as an Assignor


                                      By___________________________
                                        Title:


                                      AUTOTOTE MANAGEMENT
                                         CORPORATION,
                                         as an Assignor


                                      By_____________________________
                                        Title:


                                      AUTOTOTE MEXICO, LTD.,
                                         as an Assignor


                                      By______________________________
                                        Title:


                                      AUTOTOTE MANUFACTURING
                                         CORPORATION,
                                         as an Assignor


                                      By______________________________
                                        Title:

                                      HTP, INC.,
                                          as an Assignor


                                      By______________________________
                                        Title:


                                      AUTOTOTE COMMUNICATION SERVICES, INC.,
                                         as an Assignor


                                      By______________________________
                                        Title:


                                      RACING TECHNOLOGY, INC.,
                                         as an Assignor


                                      By______________________________
                                        Title:


                                      MARVIN H. SUGARMAN PRODUCTIONS, INC.,
                                         as an Assignor


                                      By______________________________
                                        Title:

                                      COLLATERAL AGENT
                                      ----------------

                                      BANKERS TRUST COMPANY,
                                         as Collateral Agent


                                      By_______________________________
                                        Title:

                                                                       EXHIBIT K
                                                                       ---------


                 [LETTERHEAD OF AGENT FOR SERVICE OF PROCESS]


                                                                          [Date]


To the Agent and the
Banks party to the
Credit Agreement referred
to below:

Ladies and Gentlemen:

          Reference is made to (i) the Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and amended and restated as of April 28, 1994, and further amended and restated as of January 26, 1996, among Autotote Corporation ("Holdings"), Autotote Systems, Inc. (the "Borrower"), the lenders from time to time party thereto (the "Banks") and Bankers Trust Company, as Agent (the "Agent") (as such Credit Agreement may be further modified, supplemented or amended from time to time, the "Credit Agreement") and (ii) the Amended and Restated Subsidiary and Affiliate Guaranty, dated as of October 31, 1991, and amended and restated as of April 28, 1994, and further amended and restated as of January 26, 1996, made by certain Subsidiaries of Holdings (each a "Subsidiary Guarantor") (as such Amended and Restated Subsidiary and Affiliate Guaranty may be modified, supplemented or amended from time to time, the "Subsidiaries Guaranty").

          Each of Holdings and the Borrower, pursuant to Section 13.08 of the Credit Agreement, and each Subsidiary Guarantor, pursuant to Section 14 of the Subsidiaries Guaranty, have irrevocably designated, appointed and empowered the undersigned, __ ___________________, with offices currently located at _____________, New York, New York _____, as their authorized designee, appointee and agent to receive, accept and acknowledge for and on their behalf, and in respect of their property, service of any and all legal process, summons, notices and documents which may be served in any such legal action or proceeding with respect to the Credit Agreement, the Subsidiaries Guaranty or any other Credit Document (as defined in the Credit Agreement) in the courts of the State of New York or of the United States of America for the Southern District of New York.

                                                                       EXHIBIT K
                                                                          Page 2

          The undersigned hereby informs you that it irrevocably accepts such appointment as agent as set forth in Section 13.08 of the Credit Agreement and
Section 14 of the Subsidiaries Guaranty and agrees with you that the undersigned
(i) shall inform the Agent promptly in writing of any change of its address in New York City, (ii) shall notify the Agent of any termination of any of the agency relationships created by Section 13.08 of the Credit Agreement and
Section 14 of the Subsidiaries Guaranty, (iii) shall perform its obligations as such process agent in accordance with the provisions of Section 13.08 of the Credit Agreement and Section 14 of the Subsidiaries Guaranty and (iv) shall forward promptly to Holdings, the Borrower and each Subsidiary Guarantor any legal process received by the undersigned in its capacity as process agent.

          As process agent, the undersigned, and its successor or successors, agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations under Section 13.08 of the Credit Agreement and
Section 14 of the Subsidiaries Guaranty.

                                        Very truly yours,

                                        _____________________


                                        By____________________________
                                          Title:

                                                                       EXHIBIT L
                                                                       ---------



                               INTERCOMPANY NOTE
                               -----------------


                                                              New York, New York
                                                              _________ __, 199_


          FOR VALUE RECEIVED, [Name of North American Subsidiary] (the "Payor"), hereby promises to pay on demand to the order of [Autotote Corporation] [Name of Wholly-Owned North American Subsidiary] or its assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor.

          The Payor promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payor and Payee.

          Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the unpaid principal amount hereof shall become immediately due the payable without presentment, demand, protest or notice of any kind in connection with this Note.

          This Note evidences certain permitted intercompany indebtedness referred to in the Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and amended and restated as of April 28, 1994, and further amended and restated as of January 26, 1996 (as further modified, supplemented or amended from time to time, the "Credit Agreement"), among the lenders from time to time party thereto and Bankers Trust Company, as Agent, and is subject to the terms thereof, and shall be pledged by the Payee pursuant to the Pledge Agreement (as defined in the Credit Agreement). The Payor hereby acknowledges and agrees that the Collateral Agent pursuant to and as defined in the Pledge Agreement, as in effect from time to time, may exercise all rights provided therein with respect to this Note.

          The Payee is hereby authorized to record all loans and advances made by it to the Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

          All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

                                                                       EXHIBIT L
                                                                          Page 2

          The Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                        [NAME OF PAYOR]


                                        By___________________________
                                          Title:


Pay to the order of



________________________________
Date: ____________________


[NAME OF PAYEE]



By_______________________________
  Title:

                                                                       EXHIBIT M
                                                                       ---------


                           SUBORDINATION PROVISIONS
                           ------------------------



          Each promissory note evidencing Indebtedness (as defined in the Credit Agreement to which this Exhibit M is attached) incurred by Holdings or a North American Subsidiary (the "Payor"), owing to any Non-North American Subsidiary shall have the following subordination provisions attached as Annex A thereto, and shall include in the text of such promissory note the language: "THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN ANNEX A HERETO) TO THE EXTENT PROVIDED IN ANNEX A."


                                                                         ANNEX A
                                                              TO PROMISSORY NOTE
                                                              ------------------


          Section 1.01.  Subordination of Liabilities.  [AUTOTOTE CORPORATION]
                         ----------------------------
[NAME OF NORTH AMERICAN SUBSIDIARY] ("Payor"), for itself, its successors and assigns, covenants and agrees and each holder of the promissory note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees that the payment of the principal of, and interest on, and all other amounts owing in respect of, the Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section
1.07 hereof). The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

          Section 1.02.  Payor Not to Make Payments with Respect to Notes in
                         ---------------------------------------------------
Certain Circumstances.  (a)  Upon the maturity of any Senior Indebtedness
---------------------
(including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all principal thereof and premium, if any, and interest thereon (including, without limitation, any interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) or fees or any other amounts owing in respect thereof, shall first be paid in full in cash

                                                                       EXHIBIT M
                                                                          Page 2

before any payment of any kind of character (whether in cash, property of securities) is made on account of the principal of (including installments thereof), or interest on, or any amount otherwise owing in respect of, the Note. Each holder of the Note hereby agrees that, so long as an Event of Default (as defined below), or event which with notice or lapse of time or both would constitute an Event of Default, in respect of any Senior Indebtedness exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Note. As used herein, the term "Event of Default" shall mean any Event of Default, under and as defined in, the relevant documentation governing any Senior Indebtedness.

          (b) In the event that notwithstanding the provisions of the preceding sub section (a) of this Section 1.02, the Payor shall make any payment on account of the principal of, or interest on, or amounts otherwise owing in respect of, the Note, at a time when payment is not permitted by said subsection
(a), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, the Payor shall give the holder of the Note prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied.

          Section  1.03.  Note Subordinated to Prior Payment of all Senior
                          ------------------------------------------------
Indebtedness on Dissolution, Liquidation or Reorganization of Payor.  Upon any
-------------------------------------------------------------------
distribution of assets of the Payor upon any dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of such of the principal of, premium, if any, and interest (including, without limitation, any interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) and all other amounts due on such Senior Indebtedness before the holder of the Note is entitled to receive any payment of any kind or character (whether in

                                                                       EXHIBIT M
                                                                          Page 3

     cash, property or securities) on account of the principal of or interest on or any other amount owing in respect of the Note;

          (b) any payment or distributions of assets of the Payor of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of principal of, or interest or other amounts due on, the Note before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, the Payor shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

          Section 1.04.  Subrogation.  Subject to the prior payment in full of
                         -----------
all Senior Indebtedness in cash, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions

                                                                       EXHIBIT M
                                                                          Page 4

to the holders of the Senior Indebtedness by or on behalf of the Payor or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note, shall be deemed to be payment by the Payor to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          Section 1.05.  Obligation of the Payor Unconditional. Nothing
                         --------------------------------------
contained in this Annex A or in the Note is intended to or shall impair, as between the Payor and the holder of the Note, the obligation of the Payor, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Payor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Payor received upon the exercise of any such remedy and subject to the limitation on the exercise of such rights as set forth in this Annex A. Upon any distribution of assets of the Payor referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

          Section 1.06.  Subordination Rights not Impaired by Acts or Omissions
                         ------------------------------------------------------
of Payor or Holders of Senior Indebtedness. No right of any present or future
------------------------------------------
holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by an act or failure to act on the part of the Payor or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Payor with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of,

                                                                       EXHIBIT M
                                                                          Page 5

change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of a default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

          Section 1.07.  Senior Indebtedness.  (a)  The term "Senior
                         -------------------
Indebtedness" shall mean all Obligations (as defined below) (i) of the Payor and/or its Subsidiaries (as defined below) under the Credit Agreement (as defined below) and any other Credit Document (as defined in the Credit Agreement) and any renewal, extension, restatement or refunding thereof and (ii) of the Payor and/or its Subsidiaries in respect of all Interest Rate Protection Agreements (as defined below) and all Other Hedging Agreements (as defined below) with Other Creditors (as defined below).

          (b) As used in this Agreement, the terms set forth below shall have the respective meanings provided below:

          "Credit Agreement" shall mean the Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and amended and restated as of April 28, 1994, and further amended and restated as of January 26, 1996, among Autotote Corporation, Autotote Systems, Inc., the lenders from time to time party thereto (the "Banks") and Bankers Trust Company, as Agent; as the same may be further amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement ex tending the maturity of, refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or of any successor agreements.

          "Interest Rate Protection Agreements" shall have the meaning provided in the Credit Agreement.

                                                                       EXHIBIT M
                                                                          Page 6

          "Obligations" shall mean any principal, interest, premium, penalties, fees, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including, without limitation, all interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided in the governing documentation, whether or not such interest is an allowed claim under applicable law).

          "Other Creditors" shall mean any Bank or any affiliate thereof which enters into, or which participates in, the extension of Interest Rate Protection Agreements or Other Hedging Agreements on or after the Restatement Effective Date (even if any such Bank ceases to be a Bank under the Credit Agreement for any reason) and their subsequent assigns, if any, in all such cases in their capacity as creditors with respect to Interest Rate Protection Agreements or Other Hedging Agreements.

          "Other Hedging Agreements" shall have the meaning provided in the Credit Agreement.

          "Restatement Effective Date" shall have the meaning provided in the Credit Agreement.

          "Subsidiary" shall have the meaning provided in the Credit Agreement.

                                                                       EXHIBIT N
                                                                       ---------


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------

                                                           Date __________, 19__


          Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined. ___________ (the "Assignor") and __________ (the "Assignee") hereby agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the Tranches of Loans listed in Item 4 of Annex I hereto, including, without limitation, (i) in the case of any assignment of all or any portion of the Assignor's outstanding A Term Loans, all rights and obligations with respect to the Assigned Share of such outstanding A Term Loans, (ii) in the case of any assignment of all or any portion of the Assignor's outstanding B Term Loans, all rights and obligations with respect to the Assigned Share of such outstanding B Term Loans, and (iii) in the case of any assignment of all or any portion of the Assignor's Revolving Loan Commitment, all rights and obligations with respect to the Assigned Share of the Total Revolving Loan Commitment and of any outstanding Revolving Loans, Swingline Loans and Letters of Credit.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforce ability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Holdings or any of its Subsidiaries or the performance or observance by Holdings or any of its Subsidiaries of any of their obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate

                                                                       EXHIBIT N
                                                                          Page 2


to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Transferee under Section 13.04(b) of the Credit Agreement; (iv) appoints and authorizes the Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (vi) to the extent legally entitled to do so, attaches the forms described in Section 13.04(b) of the Credit Agreement]/1/.
                                                                          -
          4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee and the receipt of the consent of the Agent and/or the Borrower to the extent required by the Credit Agreement and receipt by the Agent of the administrative fee referred to in Section 13.04(b) of the Credit Agreement, unless otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").

          5. Upon the delivery of a fully executed original hereof to the Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

          6. It is agreed that the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I hereto; (y) all Commitment Fees (if applicable) on the Assigned Share of the Revolving Loan Commitment at the rate specified in Item 7 of Annex I hereto; and (z) all Letter of Credit Fees on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Fees and Letter of Credit Fees, to be paid by the Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid

_________________

/1/  Include if the Assignee is organized under the laws of a jurisdiction
 -
outside of the United States.

                                                                       EXHIBIT N
                                                                          Page 3

directly by the Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

          7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                *      *      *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

Accepted this _____ day               [NAME OF ASSIGNOR],
of _______, 19__                        as Assignor


                                      By_____________________________
                                        Title:

                                      [NAME OF ASSIGNEE],
                                        as Assignee


                                      By_____________________________
                                        Title:


Acknowledged and Agreed:

BANKERS TRUST COMPANY,
  as Agent


By________________________
  Title:


[AUTOTOTE SYSTEMS, INC.


By_______________________
  Title:          ]/5/
                    -


____________________

/5/  To the extent required by the definition of Eligible-Transferee
 -
contained in the Credit Agreement.

                 ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    ANNEX I


1.   Borrower:  Autotote Systems, Inc.


2.   Name and Date of Credit Agreement:

          Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and amended and restated as of April 28, 1994, and further amended and restated as of January 26, 1996, among Autotote Corporation, Autotote Systems, Inc., the lenders from time to time party thereto and Bankers Trust Company, as Agent, as amended to the date hereof.


3.   Date of Assignment Agreement:


4.   Amounts (as of date of item #3 above):

                                                       Revolving Loan
                        A Term Loans   B Term Loans    Commitment
                        -------------  -------------   --------------
a.   Aggregate Amount
     for all Banks       $_________     $__________     $_________


b.   Assigned Share      _________%     ___________%     _________%

c.   Amount of Assigned
     Share               $_________     $__________     $_________

5.   Settlement Date:

6.   Rate of Interest                   As set forth in Section 1.08 of the
     to the Assignee:                   Credit Agreement (unless otherwise
                                        agreed to by the Assignor and the
                                        Assignee)/6/
                                                  -
7.   Commitment Commission:             As set forth in Sections 3.01(a) of the
                                        Credit Agreement (unless otherwise
                                        agreed to by the Assignor and the
                                        Assignee)/7/
                                                  -

8.   Letter of Credit                   As set forth in Section 3.01(b) of the
     Fees to the Assignee:              Credit Agreement (unless otherwise
                                        agreed to by the Assignor and the
                                        Assignee)/8/
                                                  -
_________________

/6/  Autotote Systems, Inc. and the Agent shall direct the entire amount of the
 -
     interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

/7/  Autotote Systems, Inc. and the Agent shall direct the entire amount of the
 -
     Commitment Commission to the Assignee at the rate set forth in Sections 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Commitment Commission through payment by the Assignee to the Assignor.

/8/  Autotote Systems, Inc. and the Agent shall direct the entire amount of the
 -
     Letter of Credit Fees to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Letter of Credit Fees through payment by the Assignee to the Assignor.

                                                                         ANNEX I
                                                                          Page 3

9.     Notice:

         ASSIGNOR:

           _____________________
           _____________________
           _____________________
           _____________________
           Attention:
           Telephone:
           Telecopier:
           Reference:

         ASSIGNEE:

           _____________________
           _____________________
           _____________________
           _____________________
           Attention:
           Telephone:
           Telecopier:
           Reference:

       Payment Instructions:

         ASSIGNOR:

           _____________________
           _____________________
           _____________________
           _____________________
           Attention:
           Reference:

                                                                         ANNEX I
                                                                          Page 4

         ASSIGNEE:

           _____________________
           _____________________
           _____________________
           _____________________
           Attention:
           Reference:


Accepted and Agreed:

[NAME OF ASSIGNEE]                      [NAME OF ASSIGNOR]


By_______________________               By______________________
  _______________________
                                          ______________________
  (Print Name and Title)                  (Print Name and Title)

                                                                       EXHIBIT O
                                                                       ---------



                        OFFICER'S SOLVENCY CERTIFICATE
                        ------------------------------



          I, the undersigned, the Chief Financial Officer of AUTOTOTE CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("Holdings"), do hereby certify on behalf of Holdings that:

          1. This Certificate is furnished pursuant to Section 5.13 of the Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and amended and restated as of April 28, 1994, and further amended and restated as of January 26, 1996 (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"), among Holdings, Autotote Systems, Inc. (the "Borrower"), the lenders from time to time party thereto (the "Banks") and Bankers Trust Company, as Agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. For purposes of this Certificate, the terms below shall have the following definitions:

     (a)  "Fair Value"

          The amount at which the assets, in their entirety, of each of Holdings and the Borrower on a stand-alone basis and of Holdings and its Subsidiaries taken as a whole, would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

     (b)  "Present Fair Salable Value"

          The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of Holdings and the Borrower on a stand-alone basis and of Holdings and its Subsidiaries taken as a whole, are sold with reasonable promptness in an arm's-length transaction under normal selling conditions for the sale of comparable business enterprises.

     (c)  "New Financing"

                                                                       EXHIBIT O
                                                                          Page 2

          The Indebtedness incurred or to be incurred by Holdings, the Borrower and their respective Subsidiaries under the Credit Documents (assuming the full utilization by the Borrower of the Total Revolving Loan Commitment under the Credit Agreement) and all other financing contemplated by the Credit Documents, in each case after giving effect to the transactions occurring on the Restatement Effective Date.

     (d)  "Stated Liabilities"

          The recorded liabilities (including Contingent Liabilities that would be recorded in accordance with generally accepted accounting principles consistently applied) of each of Holdings and the Borrower on a stand-alone basis and of Holdings and its Subsidiaries taken as a whole, as of January 26, 1996 after giving effect to the consummation of the transactions occurring on the Restatement Effective Date, determined in accordance with generally accepted accounting principles consistently applied, together with the amount of all Obligations.

     (e)  "Contingent Liabilities"

          The maximum estimated amount of liability reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of each of Holdings and the Borrower on a stand-alone basis and of Holdings and its Subsidiaries taken as a whole (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities) as identified and explained in terms of their nature and estimated magnitude by responsible officers of Holdings, the Borrower or their respective Subsidiaries.

     (f) "Will be able to pay its Stated Liabilities, including Contingent Liabilities, as they mature."

          For the period from the date hereof through the Final Maturity Date, each of Holdings and the Borrower on a stand-alone basis and Holdings and its Subsidiaries taken as a whole, will have sufficient assets and cash flow to pay its Stated Liabilities and Contingent Liabilities as those liabilities mature or otherwise become due and payable.

     (g)  "Does not have Unreasonably Small Capital"

                                                                       EXHIBIT O
                                                                          Page 3

          For the period from the date hereof through the Final Maturity Date, each of Holdings and the Borrower on a stand-alone basis and Holdings and its Subsidiaries taken as a whole, after consummation of the transactions occurring on the Restatement Effective Date and all Indebtedness (including the Loans) incurred or being incurred or assumed and Liens created by Holdings, the Borrower and their respective Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

          3. For purposes of this Certificate, I, or officers of Holdings or the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

     (a)  I have reviewed the financial statements of Holdings referred to in
          Section 7.05(a) of the Credit Agreement.

     (b) I have made inquiries of certain officials of each of Holdings, the Borrower and their respective Subsidiaries who have responsibility for financial and accounting matters regarding the existence and amount of Contingent Liabilities associated with the business of Holdings and its Subsidiaries.

     (c) I have reviewed to my satisfaction the Credit Documents, and the respective Schedules and Exhibits thereto.

     (d)  With respect to Contingent Liabilities, I:

          1. inquired of certain officials of each of Holdings, the Borrower and their respective Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all Contingent Liabilities known to them;

          2. confirmed with senior officers of each of Holdings, the Borrower and their respective Subsidiaries that, to the best of such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or Contingent Liabilities made known to me in the course of my inquiry and that (ii) the amounts relating thereto were the maximum estimated amount of liability reasonably likely to result therefrom as of the date hereof;

                                                                       EXHIBIT O
                                                                          Page 4

          3. I hereby certify that, to the best of my knowledge, all material Contingent Liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks and other Contingent Liabilities of each of Holdings, the Borrower and their respective Subsidiaries (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities) have been considered in making the certification set forth in paragraph 4 below, and with respect to each such Contingent Liability the estimable maximum estimated amount of liability with respect thereto was used in making such certification.

     (e) I have had the Projections, which have been previously delivered to the Banks, prepared under my direction and have re-examined the Projections on the date hereof and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that in my opinion the Projections are reasonable and attainable. Furthermore, the Projections support the conclusions contained in the last paragraph of this Certificate.

     (f) I have made inquiries of certain officers of Holdings, the Borrower and their respective Subsidiaries which have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause any of Holdings or the Borrower on a stand-alone basis or Holdings and its Subsidiaries taken as a whole, after giving effect to the consummation of the transactions occurring on the Restatement Effective Date and the related financing transactions (including the conversion and/or making of Loans under the Credit Agreement), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Contingent Liabilities;
          (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Contingent Liabilities as they mature or otherwise become due.

          4. Based on and subject to the foregoing, I hereby certify on behalf of Holdings that, after giving effect to the consummation of the transactions occurring on the Restatement Effective Date and the related financing transactions (including the conversion and/or making of Loans under the Credit Agreement), it is my informed opinion that (i) the Fair Value and Present Fair Salable Value of the assets of each of Holdings and the Borrower on a stand-alone basis and of Holdings and its Subsidiaries taken as a whole,

                                                                       EXHIBIT 0
                                                                          Page 5

exceed its Stated Liabilities and Contingent Liabilities; (ii) each of Holdings and the Borrower on a stand-alone basis and of Holdings and its Subsidiaries taken as a whole, will not have Unreasonably Small Capital; and (iii) each of Holdings and the Borrower on a stand-alone basis and of Holdings and its Subsidiaries taken as a whole, will be able to pay its Stated Liabilities and Contingent Liabilities as they mature or otherwise become due.

       IN WITNESS WHEREOF, Holdings has caused its duly authorized chief financial officer to execute and deliver this Certificate this 26th day of January, 1996.


                                      AUTOTOTE CORPORATION



                                      By______________________________
                                        Name:
                                        Title: Chief Financial Officer